UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Bread Financial Holdings, Inc.
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Dear Fellow Bread Financial Stockholders

I thank you for your continued support of Bread Financial and our mission to challenge the status quo through simple, smart financial solutions created for all. On behalf of the Board of Directors, I am pleased to report that 2022 marked another successful year for Bread Financial.

The Company, led by President and CEO Ralph Andretta and our strong, experienced executive leadership team, confidently executed our transformational plans, as we continued to adapt, evolve and compete in a dynamic macroeconomic environment. We made significant progress in 2022 on our long-term strategic initiatives to support sustainable, profitable growth, improve capital positioning and reduce corporate debt.

At this juncture in our transformation, we are confident in our ability to further strengthen our competitive positioning as a top provider of payment, lending and saving solutions. As I look back on 2022, I would like to highlight several of the ways the Board and leadership team have been working on your behalf this past year.

Independent Oversight and Integrated Corporate Governance

As Chairman of the Board, I have worked alongside my fellow directors to help guide the Company and provide the sound corporate governance expected of us, all while ensuring that we are mindful of the diverse priorities and interests of our key stakeholders. Together, we ensure the Board fulfills its obligations to oversee the Company’s operations, including sustainable, stakeholder-centric practices and risk-mitigation efforts that drive our long-term performance and profitable growth. The Board remains focused on maintaining a balance of diverse perspectives, strategic skill sets and professional experience relevant to its oversight of Bread Financial’s strategic objectives.

Financial Resilience and Strategic Initiatives

The challenges of the past few years continue to strengthen the focus of the Board and leadership team on generating long-term value for our stockholders, and meeting the needs of our partners, customers, associates and community. These efforts are paying off, as evident in our year-end results. Fiscal 2022 was another strong year for the Company, delivering positive operating leverage and double-digit year-over-year increases in revenue, average loans and PPNR.

In addition, we’ve strengthened our position as a more focused, tech-forward financial services company with increased flexibility and growth potential supporting our long-term business strategy. Bread Financial entered 2022 with positive momentum, positioning the Company to further strengthen our balance sheet, drive stronger profit margins and improve our risk profile — all of which provided more layers and confidence in our financial resilience. With our rebrand during the year reflecting our tech modernization efforts, we invested more than $125 million in incremental marketing, technology, digital and product innovation, and completed the transition of our core processing services to Fiserv.

Sustainable Business

Investing in core capabilities and technology and expanding our digital product offerings provided the important foundation for the Company’s competitive positioning and strategic differentiation. As such, maintaining a modernized tech stack and prudently investing in data and analytics, product innovation and technology advancements remains central to Bread Financial’ s long-term growth and future success. Ensuring strong oversight of the Company’s enterprise risk management program and disciplined capital allocation will continue to be areas of focus for the Board’s attention in 2023. Further, as the macroeconomic landscape evolves, we continue to work with management on proactively executing our recession readiness playbook, which seeks to ensure that returns meet our profitability and risk tolerance thresholds.

ESG

We are committed to responsible business practices that drive long-term success by creating shared value for all our stakeholders. The full Board oversees the management and execution of our ESG strategy. The Nominating and Corporate Governance Committee of our Board of Directors provides oversight on our ESG and sustainability strategies. Our sustainability strategies and goals center on five key areas:

Managing Our Business Responsibly
Empowering Customers
Engaging Our Associates
Protecting Our Planet
Creating Possibilities for Our Communities

Our upcoming 2022 ESG Report will detail our progress against these five tenets, and how we are addressing the business risks and opportunities that drive long-term, sustainable performance. Our ESG Report also identifies ongoing practices and recent accomplishments in the areas of environmental risk and impact management, social responsibility, and diversity, equity and inclusion (DE&I). Additionally, this proxy statement contains more information about our ESG practices and the Board’s oversight of such practices. As the longest-serving Board member, I have never been more optimistic about the Company’s direction, its leadership team and our associates who are empowered, engaged and committed to deliver on our promises to all those we serve. As a valued stockholder, thank you for your confidence in Bread Financial and our future, which you will help shape through your voting decisions.

Sincerely,

Roger H. Ballou

Chairman of the Board of Directors

Bread Financial | 2023 Proxy Statement

Notice of Annual Meeting of Stockholders

Date & Time:	Place:	Record Date:
Tuesday, May 16, 2023 9:00 a.m., Central Time	Via Webcast @ www. proxydocs.com/BFH	March 23, 2023

How to Vote:

You are cordially invited to attend the virtual meeting, but whether or not you expect to attend, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote electronically if you attend the virtual meeting, even if you have given your proxy (other than for those shares you hold in the Bread Financial 401(k) and Retirement Savings Plan), subject to the requirement to provide a proof of legal proxy for the stockholders whose shares are held by brokers or other nominees.

Items of Business

01 | TO ELECT SEVEN DIRECTORS

02 | TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

03 | TO HOLD AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

04 | TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2023

05 | TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

Admission

Important Notice Regarding Admission to the 2023 Virtual Annual Meeting of Stockholders:

The meeting will be held on Tuesday, May 16, 2023 at 9:00 a.m. Central Time. Stockholders or their legal proxy holders who wish to attend the Annual Meeting of Stockholders may register in advance at www.proxydocs.com/BFH and enter the control number on their proxy card, Notice of Internet Availability of Proxy Materials or instructions accompanying their proxy materials previously received. See additional instructions for admission and attendance under the heading “Attending the Virtual Annual Meeting” below in this proxy statement. This year’s meeting will be held exclusively online; we are not holding an in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and during a portion of, the meeting) virtually.

The Notice of Internet Availability of Proxy Materials or, if requested, a printed copy of the Proxy Materials, was first mailed on or about April 5, 2023 to all stockholders of record as of March 23, 2023.

By order of the Board of Directors,

Joseph L. Motes III	April 5, 2023
Corporate Secretary	7500 Dallas Parkway, Suite 700 Plano, Texas 75024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 16, 2023: This proxy statement and annual report on Form 10-K for the year ended December 31, 2022 are available at www.proxydocs.com/BFH or on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov.

Bread Financial | 2023 Proxy Statement

Table of

Proxy

Summary

This summary highlights certain information about Bread Financial, including our core practices, business highlights, corporate governance, ESG strategy and compensation program. Stockholders are encouraged to read our entire Proxy Statement and 2022 Annual Report carefully before voting.

Bread Financial | 2023 Proxy Statement	i

Items of Business

01 | ELECTION OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

02 | ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement.

03 | ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors recommends that stockholders vote to hold future advisory votes to approve executive compensation every ONE YEAR.

04 | RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2023.

Bread Financial

Despite the headwinds of a volatile macroeconomic environment, 2022 was another successful transformational year for the Company. We achieved our 2022 financial targets, and we executed on our strategic objectives, including expanding our product offerings with the launch of the Bread Cashback™ American Express® credit card, securing new, diverse program agreements and long-term renewals with iconic brands, and advancing our technology modernization through major enhancements to our core platform and digital assets.

Core Practices that Drive our Success

ii	Bread Financial | 2023 Proxy Statement

2022 Business Highlights & Awards

NET INCOME $223M	REVENUE $3.8B

WOMEN SENIOR LEADERS* 44%	COMMUNITY INVESTMENTS $9.0M

Newsweek’s Most Responsible Companies

Bloomberg Gender Equality Index	Recognized as a Top 3 Contact Center in North America by Benchmark Portal

FinTech Breakthrough Awards – Best Consumer Payments Platform	American Banker’s Most Influential Women in Payments – Val Greer, EVP and Chief Commercial Officer

*	Senior leadership team includes associates at a director level and above.

Bread Financial | 2023 Proxy Statement	iii

2023 Director Nominees

					Committee Memberships

Directors	Occupation	Age	Director Since	Independent	Audit	Compensation & HC	N&CG	Risk

Ralph J. Andretta	President and CEO, Bread Financial Holdings, Inc.	62	2020

Roger H. Ballou	Former CEO and Director of CDI Corporation	72	2001	●	●	●

John C. Gerspach, Jr.	Former CFO of Citigroup, Inc.	69	2020	●	µ			●

Rajesh Natarajan	Chief Product and Strategy Officer of Globalization Partners	53	2020	●			●		●

Timothy J. Theriault	Former EVP, Global CIO and Advisor to CEO of Walgreens Boots Alliance, Inc.	62	2016	●	●				µ

Laurie A. Tucker	Founder and Chief Strategy Officer of Calade Partners LLC	66	2015	●		●	µ

Sharen J. Turney	Former CEO of Victoria’s Secret	66	2019	●		µ	●

µ  Chair    ●  Member

As previously disclosed, Karin J. Kimbrough, a director since 2021, has decided not to stand for re-election and therefore her term as a director and as a member of the Compensation & Human Capital Committee and Risk Committee will expire at the 2023 annual meeting.

iv	Bread Financial | 2023 Proxy Statement

Director Nominees Snapshot

INDEPENDENCE		DIRECTOR TENURE		AGE DISTRIBUTION		DIVERSITY
Independent	6	0-4 years	4	<50 years	0	Female	28.5%

Not-Independent	1	5-9 years	2	50-60 years	1	National Diversity	14%

		10-14 years	0	61-75 years	6	Ethnic Diversity	14%

		15+ years*	1	Average Age: 64		Director Self-Identification of Race/Ethnicity:
						1 Asian 0 Black 0 Hispanic or Latinx 6 White
		Average Director Tenure: 7 years

EXPERIENCE/QUALIFICATIONS/SKILLS/ATTRIBUTES

Accounting / Auditing / Risk Management		Corporate Finance / Capital Management
	7/7		3/7
Business Operations		Financial Expertise / Literacy
	7/7		7/7
CEO / Executive Leadership		Human Capital / Compensation
	7/7		6/7
Corporate Governance / Ethics		Independence
	4/7		6/7
IT / Cybersecurity / Privacy		Mergers & Acquisitions
	6/7		3/7
International Operations		Other Public Company Board Experience
	7/7		5/7

Relevant Industry Experience
7/7

Bread Financial | 2023 Proxy Statement	v

BOARD INDEPENDENCE		BOARD AND COMMITTEE MEETINGS IN FISCAL 2022		DIRECTOR ELECTIONS
Independent Board Committees: All
		6	Full Board Meetings	ANNUAL Frequency of Board Elections

Independent Director Nominees		16	Audit Committee	MAJORITY Voting Standard for Uncontested Elections
6/7		7	Compensation and Human Capital

75	Mandatory Retirement Age	4	Nominating and Corporate Governance

		4	Risk Committee

vi	Bread Financial | 2023 Proxy Statement

Corporate Governance Highlights

Corporate governance at Bread Financial is designed to promote the diverse priorities and interests of all of our stakeholders, strengthen Board and management accountability and foster responsible decision-making. A few of our corporate governance highlights are set forth in the table below, and more detail can be found in the “Corporate Governance” section of this proxy statement.

BOARD DIVERSITY AND INDEPENDENCE

• 6 of 7 director nominees are independent

• 5 new directors in the last 5 years

• Independent Chair of the Board of Directors

• Diverse and highly-skilled board, with two female directors and one director from a diverse ethnic group

• Two female directors serve as Board committee chairs

• Committed to seeking women and underrepresented minority candidates to include in every pool from which Board nominees are chosen

BOARD PRACTICES

• Majority voting for uncontested director elections

• Annual election of directors

• Annual Board and committee self-assessments

• Demonstrated commitment to Board refreshment

• Significant stock ownership requirements for directors and executive officers

• Directors attended at least 75% of Board and committee meetings

• Strong commitment to ESG Governance matters and DE&I

• Risk oversight by full Board and committees

• Responsive to feedback from stakeholder engagement

• Limits on other public company board and audit committee service

Bread Financial | 2023 Proxy Statement	vii

ESG Highlights

Our Board of Directors is committed to integrating Environmental, Social and Governance (ESG) principles throughout our business in ways that optimize opportunities to make positive impacts while advancing long-term financial and reputational goals. Our Board-approved strategy is intended to drive additional progress on initiatives that promote sustainability, diversity, equity & inclusion (DE&I), and increased transparency in our disclosures.

Information regarding our Commitment to Sustainability begins on page 21, and a few highlights of our 2022 accomplishments as they align with the tenets of our ESG framework are set forth below.

Managing our Business Responsibly

•	Significant investments in enhanced technology and training

•	Integration of ESG risks into enterprise risk management program
•	Increased Board education on ESG trends and expectations

•	Enhanced Supplier Diversity Program

Empowering Our Customers

•	Enhanced customer self-service options

•	Invested $125+ million in incremental marketing, technology and digital product innovation
•	Certified as a Center of Excellence by BenchmarkPortal for the 17th year

•	Renewed focus on improving consumer financial wellness

Engaging Our Associates

•	Relaunched our Business Resource Groups (BRGs) to deepen our inclusive culture

•	Introduced new wellbeing programs for mental health and disease prevention

•	Continued to promote flexibility, offering associates more choice in where they work (at home, in office or hybrid)
•	Enhanced our compensation and benefits to include a higher starting wage for U.S. hourly associates, additional paid sick leave, flexible time off and more backup family care, among other new offerings

viii	Bread Financial | 2023 Proxy Statement

Protecting Our Planet

•	Completed comprehensive energy audit of our facilities

•	Performed climate risk assessment and scenario analysis
•	Enhanced our paperless adoption program

•	Introduced biodegradable, renewable plastic material for our proprietary card, Bread CashbackTM

Creating Possibilities for Our Communities

•	$9 million in total community investment

•	3,771 volunteer hours

•	Redefined our community investment strategy to align with our ESG priorities
•	Adopted new policy offering our non-exempt workforce up to 8 hours of PTO per year that can be used for volunteering

Bread Financial | 2023 Proxy Statement	ix

Stakeholder Engagement & Transparency

During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

80% We contacted stockholders representing approximately 80% of our shares	57% Holders of approximately 57% of our shares responded and engaged

Stockholder Engagement

Management and, where appropriate, directors engage with stockholders through various means, including investor meetings, conferences and video/phone calls. We use the information and viewpoints gathered in our discussions with stockholders to help inform our priorities and strategies. Below are certain key topics frequently discussed with our stockholders.

Sustainability & ESG Engagement

We welcome the views of a broad range of stakeholders, including those below, in advancing our sustainability objectives, including further integrating ESG into our business strategy. We regularly engage with these stakeholders to better understand their views and sustainability concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.

Commitment to Transparency

We are committed to visibility and transparency into our business and to sharing our perspectives on matters of interest to our stakeholders, including our commitment to social responsibility. Below are certain examples of our commitment to transparency.

• Business strategy and outlook

• Risk management

• ESG

• Corporate governance

• Data privacy and security

• Executive Compensation

For more detail, see “Corporate Governance – Stockholder Engagement” beginning on page 17 of this proxy statement.

• Associates, including our DE&I council and our associate-led BRGs (Business Resource Groups)

• Brand partners

• Customers

• Stockholders

• Regulators and government officials

• Community and non-governmental organizations

For more detail, see “Commitment to Sustainability” beginning on page 21 of this proxy statement.

• Financial reporting presentation now aligns more closely to bank holding company peers, allowing for greater comparability for investors

• Enhanced compensation disclosures

• Annual Sustainability Report

• Other disclosures addressing matters critical to stakeholders can be found on our website, including:

• Human Rights Statement

• Environmental Policy Statement

• Codes of Ethics

• Supplier Code of Conduct

• Political Contributions and Activity Policy

x	Bread Financial | 2023 Proxy Statement

Compensation Program Goals & Responsiveness

Our executive compensation program supports our business strategy by properly incentivizing and rewarding our executives for performance, aligning our executives’ interests with the long-term interests of our stockholders, and allowing us to attract, retain and motivate the highest level of executive talent to guide our business and successfully execute our strategy. We seek to achieve these goals by linking individual pay with the Company’s performance on a diverse set of measures as well as financial and strategic goals.

The total direct compensation of our named executive officers (NEOs) is heavily weighted towards variable, at-risk compensation that is tied to performance, with 85% of our CEO’s total pay at risk and 77% of our other NEOs’ average total pay at risk. The 2022 performance-based component of our CEO’s and our other NEOs’ compensation comprised 61% and 60%, respectively, of such executive officers’ total direct compensation.

2022 CEO PAY MIX(1)	2022 AVERAGE NAMED EXECUTIVE PAY MIX(1)

(1)	These pay mix charts exclude amounts listed in the column titled “All Other Compensation” in the Summary Compensation Table included in this proxy statement.

At our 2022 annual meeting of stockholders, we received approximately 83% approval for the “say-on-pay” advisory vote on the compensation of our NEOs. We value the input of our stockholders and their advisors and, in recent years, in response to that feedback, the Compensation & Human Capital Committee has made significant improvements to our executive compensation program, practices and disclosures. The changes aim to enhance the performance-driven compensation structure, further align our executive compensation practices with best practices and principles and enhance the transparency of our disclosures, which changes include the following:

•

Enhanced Disclosure of Our AIC Balanced Scorecard. We have provided an enhanced disclosure regarding our AIC awards, including additional detail regarding our 2022 AIC balanced scorecard, our performance against the metrics and targets approved in advance by the Compensation & Human Capital Committee for the scorecard and the rationale for choosing the specified metrics included in the scorecard.

•

Enhanced Disclosure of PBRSU Performance Goals and Targets. We have included an enhanced disclosure regarding the goals and targets set by the Compensation & Human Capital Committee with respect to PBRSUs granted to our CEO and other NEOs in 2022 for the 2022-2024 performance period.

Bread Financial | 2023 Proxy Statement	xi

•

Enhanced Disclosure of Compensation Committee Decision Processes. We have enhanced the description of the committee processes for considering our performance throughout the year and determining the level and pay mix associated with the year-end incentive and equity awards granted to our CEO and other NEOs.

•

Updated Our Peer Group. In September 2022, the Compensation & Human Capital Committee made changes to our peer group used to determine the level and components of our NEO compensation in consideration of our current size and focus on financial services sector following the transformative events of recent years.

The Compensation & Human Capital Committee will continue to consider the long-term interests of the Company and our stockholders when making decisions regarding our compensation program.

Our executive compensation program is discussed in detail under the “Compensation Discussion and Analysis” section of this proxy statement below.

xii	Bread Financial | 2023 Proxy Statement

Agenda

& Voting

Recommendations

Proposal 01		Proposal 02
ELECTION OF DIRECTORS The Board of Directors recommends that stockholders vote FOR the election of each of the following seven director nominees:		ADVISORY VOTE ON EXECUTIVE COMPENSATION The Board of Directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement.
• Ralph J. Andretta • Roger H. Ballou (Chair) • John C. Gerspach, Jr.	• Rajesh Natarajan • Timothy J. Theriault • Laurie A. Tucker • Sharen J. Turney
Proposal 03		Proposal 04

ADVISORY VOTE ON FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors recommends that stockholders vote to hold future advisory votes to approve executive compensation every ONE YEAR.

RATIFICATION OF THE SELECTION OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2023.

Bread Financial | 2023 Proxy Statement	1

Corporate

Governance

Overview

Corporate governance at Bread Financial is designed to promote the diverse priorities and interests of our stakeholders, strengthen Board and management accountability and foster responsible decision-making. Just as we are committed to delivering sustainable financial performance, we remain considerate of the material risks and opportunities involved in delivering value to our stockholders, brand partners, customers, vendors, associates and communities. Following a long tradition of sound governance, our Board of Directors continues to develop, support and oversee the implementation of sustainable, stakeholder-centric practices consistent with the evolving governance environment, our stakeholders’ expectations, and the commitments we have made to them.

2	Bread Financial | 2023 Proxy Statement

Corporate Governance Highlights

• Focus on global growth and long-term success through integrity, ethical decision-making and transparency

• Emphasis on the secure and responsible use of data, responsible lending practices and an unwavering commitment to service

• Promote financial wellness of our customers, brand partners, associates and communities

• Firm commitment to DE&I

• Responsive, active and ongoing stockholder engagement

• Investment in the long-term vitality of our communities through programs and initiatives that make a measurable impact

• Respect for the environment through sustainable operations and investments in global conservation efforts

• Continue with a flexible workplace model by providing associates with in-person, hybrid and remote work options based on organization and associate needs

• Proxy access • Majority voting for uncontested director elections • Declassified Board of Directors	• Annual election of directors • Stockholder right to call a special meeting

• Independent Chair of the Board of Directors

• Annual Board and committee self-assessments

• All independent director nominees, except CEO

• Independent directors frequently meet in executive session

• Diverse and highly-skilled Board

• Demonstrated commitment to Board refreshment and Board diversity

• Committed to seeking women and underrepresented minority candidates to include in every pool from which Board nominees are chosen

• Skills matrix-driven nominee selection and Board composition

• Two female directors serve as Board committee chairs

• Directors attended at least 75% of 2022 Board and committee meetings

• All financially literate Audit Committee members and two Audit Committee Financial Experts

• Strong commitment to ESG matters and sustainability

• Mandatory retirement age of 75 years for directors

• Comprehensive director onboarding program

• Prohibition on hedging, pledging, puts, calls, other derivative securities and short sales

• Significant stock ownership requirements for directors and executive officers

• Active Board and committee oversight of the Company’s business plan, corporate strategy and risk management

• Monitors the “tone at the top” and our workplace culture and values

• Active Board engagement in managing talent and long-term succession planning for executives

• Periodic reports and presentations to Board and Audit and Risk committees focusing on cybersecurity

• Annual dedicated Board meeting focused on corporate strategy

• Separate Risk Committee of the Board to assist with risk oversight responsibilities

• Nominating & Corporate Governance Committee oversight of ESG matters

• Compensation & Human Capital Committee oversight of human capital management strategies and DE&I initiatives

Bread Financial | 2023 Proxy Statement	3

Board Leadership

Our Board of Directors oversees and interacts with management to serve the long-term interests of the Company and our stockholders. In assessing these interests, the Board considers, as appropriate, the day-to-day needs of other stakeholders, including our associates and surrounding communities. Focus areas such as Company strategy, risk assessment and mitigation, compliance, leadership development and succession, human capital management, operational performance, corporate governance, community investment and sustainability comprise the Board’s typical span of oversight.

Our bylaws require the Board of Directors to select a Board chair from among the directors and a chair for each Board committee, while our Corporate Governance Guidelines allow the Board to decide, in its business judgment, the appropriate leadership structure for our Company. The Board periodically reviews the Company’s leadership structure to determine what best serves the Company and our stockholders. The Board currently believes having a non-executive chair is best practice, and, since December 2009, a non-executive director has occupied the role of Board chair. This structure enables our Chief Executive Officer to focus on the day-to-day operation of our business.

The Board chair, among other duties, presides over Board meetings and executive sessions, promotes the effective flow of constructive feedback between Board members and management, advises and counsels the CEO, assists in setting meeting agendas and facilitates Board communication with our stockholders. Assuming the stockholders elect our director nominees, Mr. Ballou will continue his term as our non-executive Board chair.

Board of Directors and Committees

We are managed under the direction of our Board of Directors. Under our bylaws, the size of our Board may be between six and twelve directors. We currently have eight directors, including seven non-employee directors. All directors are elected annually and serve a one-year term. Karin J. Kimbrough, a director since 2021 and member of the Compensation & Human Capital Committee and Risk Committee, has decided not to stand for re-election and therefore her term as a director and committee member will expire at the 2023 annual meeting. Accordingly, assuming all director nominees are elected, seven directors will be elected at the annual meeting, and the size of the Board will be reduced to seven.

During 2022, our Board of Directors met 6 times. Each of our directors attended at least 75% of the meetings of the Board and Board committees on which they serve. In accordance with our Corporate Governance Guidelines, we expect all director nominees to attend the annual stockholder meeting, but understand there may be exigent circumstances. All director nominees, except John C. Gerspach, Jr., attended the 2022 virtual annual meeting of stockholders.

Our Board presently has four standing committees, consisting of the Audit Committee, Compensation & Human Capital Committee, Nominating & Corporate Governance Committee and Risk Committee. Our Board has adopted a written charter for each committee, which sets forth their respective roles and responsibilities. The charters for each of these committees, as well as our Corporate Governance Guidelines and our Codes of Ethics for our senior financial officers, our Board members and our associates, are posted on our website at www.breadfinancial.com.

Our Board has determined that all members of each of our standing committees are independent and fulfill the requirements applicable to each committee on which they serve. In addition, the Board has determined that all members of the Audit Committee are financially literate and each of Mr. Ballou and Mr. Gerspach possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and are Audit Committee financial experts within the meaning of applicable SEC rules.

4	Bread Financial | 2023 Proxy Statement

2022 Members

Roger H. Ballou

John C. Gerspach, Jr. (Chair)

Timothy J. Theriault

Independent/
Financially Literate

Each member is independent
and financially literate.

Audit Committee
Financial Experts

Mr. Ballou and Mr. Gerspach

Roles and Responsibilities

The Audit Committee’s primary roles and responsibilities include:

• assisting our Board in fulfilling its oversight responsibilities by reviewing the integrity of our consolidated financial statements; our compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; and the performance of both our internal audit department and the independent registered public accounting firm

• preparing the Audit Committee report included in this proxy statement

• reviewing our consolidated financial statements and related disclosures to be included in filings with the SEC

• appointing, compensating, and overseeing our independent registered public accounting firm

• approving audit and permissible non-audit services to be performed by our independent registered public accounting firm

• reviewing and approving related party transactions

• reviewing the audit practices, guidelines and policies of our bank subsidiaries

• reviewing certain business and client contracts of the Company and our bank subsidiaries, as well as proposed acquisition or divesture, merger, outsourcing or similar agreements exceeding certain thresholds

• establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

• providing risk oversight as set forth under the caption “Board’s Role in Risk Oversight” below

Bread Financial | 2023 Proxy Statement	5

2022 Members

Karin J. Kimbrough*

Laurie A. Tucker

Sharen J. Turney (Chair)

Independent

Each member is independent

*  Ms. Kimbrough is not standing for re-election and will not serve on the committee following the annual meeting. Assuming our director nominees are elected, Roger H. Ballou will take Ms. Kimbrough’s seat on the committee after the annual meeting.

Roles and Responsibilities

The Compensation & Human Capital Committee’s primary roles and responsibilities include:

• overseeing matters relating to executive compensation and our benefit plans, as well as strategies and policies related to human capital management

• annually reviewing the compensation levels of our executive officers

• approving all compensation for our non-CEO executive officers, and, together with the other independent directors, approving the compensation of our CEO

• determining target levels of incentive compensation and corresponding performance objectives for our non-CEO executive officers, and recommending such matters to the Board with respect to our CEO

• reviewing and approving our compensation philosophy, programs and plans for associates

• reviewing and approving our succession plan for key executive officers

• periodically reviewing director compensation practices and recommending appropriate revisions to the Board of Directors

• administering certain matters with respect to our equity-based compensation plans

• reviewing disclosure related to human capital management and executive and director compensation in our proxy statements and discussing the Compensation Discussion and Analysis annually with management

• reviewing management’s human capital management strategies, including initiatives, policies and practices related to recruiting, retention and career development and associate engagement and effectiveness

• reviewing our associate DE&I initiatives, policies and practices

• preparing the Compensation & Human Capital Committee report included in this proxy statement

• providing risk oversight as set forth under the caption “Board’s Role in Risk Oversight” below

Compensation & Human Capital Committee Interlocks and Insider Participation

No member of the Compensation & Human Capital Committee is or has ever been one of our officers or other associates. No interlocking relationship exists between our executive officers or the members of our Compensation & Human Capital Committee and the board of directors or compensation committee of any other company.

6	Bread Financial | 2023 Proxy Statement

2022 Members Rajesh Natarajan Laurie A. Tucker (Chair) Sharen J. Turney Independent Each member is independent

Roles and Responsibilities

The Nominating & Corporate Governance Committee’s primary roles and responsibilities include:

• identifying qualified Board members

• recommending to the Board the director nominees for the next annual stockholder meeting (or to fill vacancies), the composition of Board committees, the Board chair and the chair for each Board committee

• developing criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders

• reviewing with the Board the desired experience, mix of skills and other qualities, including diversity of race/ethnicity and gender, to assure appropriate composition of the Board, taking into account the current directors and the specific needs of our Company and the Board

• reviewing and monitoring the size and composition of the Board and its committees

• reviewing our Corporate Governance Guidelines to ensure they reflect best practices and recommending proposed changes to the Board

• administering and leading the Board in its annual self-assessment performance review of the Board and its committees

• monitoring compliance with our Code of Ethics and related ethics complaints

• overseeing our ESG and sustainability strategies and receiving reports and advising management on ESG and sustainability strategies, policies, guidelines and practices

• overseeing our initiatives, programs, practices and formal reporting related to ESG matters, including those related to environmental sustainability, climate change, human rights, social impact and other related matters

• providing risk oversight as set forth under the caption “Board’s Role in Risk Oversight” below

Bread Financial | 2023 Proxy Statement	7

2022 Members

John C. Gerspach, Jr.

Karin J. Kimbrough*

Rajesh Natarajan

Timothy J. Theriault (Chair)

Independent

Each member is independent

*  Ms. Kimbrough is not standing for re-election and will not serve on the committee following the annual meeting

Roles and Responsibilities

The Risk Committee’s primary roles and responsibilities include:

• assisting our Board in fulfilling its oversight responsibilities with respect to our Enterprise Risk Management Framework, including our policies, guidelines and practices related to credit, market, liquidity, strategic, reputational, operational and other identified risks; our capital management risks; and the performance of our risk management function, including of our Chief Risk Officer

• overseeing our risk assessment and enterprise risk management governance

• reviewing and recommending to the Board for approval our Enterprise Risk Management Framework and Enterprise Risk Appetite Statements

• reviewing and assessing our operation within such framework and our established risk appetite

• reviewing and assessing the alignment of our strategy and capital plans with our risk appetite statements

• reviewing and discussing with our Chief Risk Officer each of our bank subsidiaries’ risk assessment and risk management governance, practices, guidelines and policies, as well as related processes and methodologies

• monitoring risk management-related regulatory developments and reviewing and overseeing our compliance with applicable laws and regulations

• providing risk oversight as set forth under the caption “Board’s Role in Risk Oversight” below

Executive Sessions

We regularly conclude our Board meetings with executive sessions. In most instances, either the Board chair or the CEO leads the Board in a director-only executive session. After the CEO leaves the meeting, the Board chair then leads the non-management members of the Board in an executive session. Each committee meeting may also conclude, at the election of such committee members, with an executive session. At the conclusion of each quarterly meeting of the Audit Committee, Mr. Gerspach, the committee chair, typically leads an executive session during which the Chief Financial Officer, the Vice President of Global Audit and representatives of the independent registered public accounting firm may each meet separately with the committee. The Risk Committee may also elect to meet in executive session, and at quarterly meetings typically meets with the Chief Risk Officer in executive session apart from management. The Compensation & Human Capital Committee meets in executive session to discuss compensation matters regarding the CEO. The Board and each of its standing committees meet in executive session to review and discuss the results of their respective annual self-assessments.

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Annual Board and Committee Evaluations

REVIEW OF PROCESS Our Nominating & Corporate Governance Committee annually examines our evaluation process, determining the appropriate format, approach and questions to ensure process effectiveness	▶

QUESTIONNAIRE

Directors provide
written responses
to the Board and committee evaluations on an anonymous, unattributed basis, assessing performance and effectiveness and identifying areas for improvement

		▶	SUMMARY OF RESULTS The General Counsel provides summarized results to the Board and each committee. The results are discussed with the full Board and each committee during executive sessions	▶	FOLLOW UP Evaluation results that require follow up or identify areas for improvement are considered and implemented, as appropriate

Our Board conducts an annual evaluation of the Board and its committees, which is administered and overseen by the Nominating & Corporate Governance Committee. As part of the Board evaluation, each director completes a written questionnaire on an anonymous, unattributed basis that is designed to assess the Board’s performance and to solicit feedback for improving Board effectiveness. Directors consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of skills, experience, diversity and backgrounds represented on the Board. In addition, each Board committee conducts a similar evaluation to assess committee performance and effectiveness, the results of which are reviewed by the respective committees in executive session and reported to the Board. The Board meets in executive session to discuss the evaluation results, including input received from the committees. Following such discussion, the Board takes action, either directly or with the assistance of management, to implement changes as appropriate to address feedback and any areas of concern identified in the evaluation process.

Feedback Incorporated

Over the past few years, feedback from the Board evaluation process has led to, among other things:

•	an annual dedicated Board meeting focused on the Company’s strategy

•	Board refreshment and changes in Board composition

•	new directors with expertise in areas critical to our business strategy and operations

•	reduced to zero the waivers granted with respect to our director retirement policy

•	outside presentations on emerging risks, industry trends, competitive environment and other topics of interest
•	enhancements to our director onboarding and education program

•	improvements in materials and information provided to the Board

•	diversification of the location of Board meetings

•	more frequent updates and additional information provided on our bank subsidiaries

•	additional time allocated for discussions

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Director Selection Process

Identification, Evaluation and Selection of Candidates for Nomination to the Board of Directors

The Nominating & Corporate Governance Committee is responsible for reviewing with the Board the qualifications for Board membership and for identifying, assessing and recommending qualified candidates for the Board’s consideration. The committee developed and maintains a skills matrix that is based on the Company’s strategic plan and is reviewed and updated on a regular basis. The skills matrix assists the committee in its consideration of directors to ensure the Board has the appropriate balance of experience, skills and attributes. The committee evaluates candidates against the skills matrix when determining whether to recommend candidates for initial election to the Board and when determining whether to recommend existing directors for re-election. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining relevant new skills, experience or perspective.

There are no firm prerequisites to qualify as a candidate for our Board of Directors, but we seek a diverse group of candidates who possess the requisite background, knowledge, experience, expertise and time, as well as, where appropriate, diversity with respect to race/ethnicity and gender, that would strengthen and increase the diversity, skills and qualifications of our Board. The committee also considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee or other particular expertise. We seek director candidates who have the time to make a significant contribution to our Board, to our Company and to our stockholders. Each member of our Board is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the Board and the Board committees on which they serve and to spend the time needed to prepare for meetings.

When determining the slate of directors, the committee considers current Board members as well as candidates identified through other methods, which may include recommendations from stockholders, our senior executives or Board members, research, including subscription-based portal resources that contain search tools to identify specific skill sets, diversity and relationships of potential candidates to the Company, and third-party search firms. Regardless of the method by which new candidates are identified, the Board has committed to ensuring that every pool from which Board nominees are chosen includes women and underrepresented minority candidates. The committee will consider all candidates identified through the methods described above, and will evaluate each of them, including incumbent directors and candidates recommended by stockholders, based on the same criteria. After completing a thorough evaluation of the candidates, the committee recommends qualified candidates to our Board for review and approval. After careful consideration, the Board will determine the director nominees to recommend to our stockholders for election or re-election at our annual stockholder meeting.

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Board Refreshment

Our Board has maintained an active and successful Board refreshment process, nominating 5 new directors in the last 5 years, increasing the Board’s diversity and providing it with a strong mix of experience, skills and backgrounds.

Board Refreshment Process

Evaluate current Board composition, update skills matrix and identify qualities sought

▼

Identify candidates through recommendations from stockholders, database searches, management, directors and/or third-party search firms

▼

Assess pool of candidates with incumbents to balance continuity, knowledge, skills, experience, qualities and perspectives.

▼

Nominating & Corporate Governance Committee conducts full evaluations, interviews favorable candidates and recommends full slate to the Board

▼

Board may appoint nominees directly as well as recommend nominees to stockholders for election at an annual meeting

▼

5 NEW DIRECTORS NOMINATED TO THE BOARD IN THE LAST 5 YEARS

Board Diversity

64 yrs

AVERAGE AGE OF DIRECTOR NOMINEES

28.5%
OF DIRECTOR NOMINEES ARE WOMEN

7 yrs

AVERAGE TENURE OF DIRECTOR NOMINEES

14%
OF DIRECTOR NOMINEES ARE RACIALLY DIVERSE

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Stockholder Recommendations and Nominations of Director Candidates

In addition to the methods for identifying director candidates described above, our stockholders may recommend or nominate one or more persons for election to our Board of Directors in accordance with the requirements discussed below.

Stockholder Recommendations. Stockholders who wish to recommend a prospective nominee for our Nominating & Corporate Governance Committee to consider for election to our Board may notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. Recommendations should be addressed to: Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

Stockholder Nominations. Stockholders may nominate one or more persons for election to our Board at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. For additional information on the process and deadlines for director nominations by stockholders, see

“Additional Information – What is the deadline for submitting proposals, including director nominations, for our 2024 annual meeting” below.

Section 3.4 of our bylaws sets forth an advance notice procedure for director nominations that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present at an annual meeting. Such nominations will not be included in the proxy statement and form of proxy distributed by our Board of Directors.

Further, Section 3.5 of our bylaws provides proxy access rights that permit eligible stockholders to nominate persons for election to our Board in our proxy statement. These proxy access rights permit any stockholder, or group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements set forth in our bylaws.

Director Succession and Retirement Policy

Director succession planning is also a focus of the Nominating & Corporate Governance Committee with an emphasis on striking a balance between board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history. Our Corporate Governance Guidelines provide for a mandatory retirement age of 75, but allow directors turning 75 to complete their term. Our guidelines also allow our Board of Directors to nominate for re-election a director who has surpassed the age of 75 if it is in the best interests of the Company and its stockholders. The average age of our director nominees standing for election at this year’s annual meeting of stockholders is 64, and no nominee is near the mandatory retirement age at this time.

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Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, maintains responsibility for the oversight of risk management, while our management is responsible for the day-to-day resolution of risks our Company faces. Our Board exercises this oversight both directly and indirectly through its four standing committees, each of which is delegated responsibility for risks within their respective areas of oversight. Our Board receives reports from each of the committees regarding topics discussed at committee meetings, including the areas of risk they oversee. On at least an annual basis, our Board reviews our long-term strategic plans, including discussion of strategic, operational and competitive risks.

The chart below provides an overview of the allocation of risk management responsibilities among each of the Board committees.

Committees	Primary Areas of Risk Oversight

Risk Committee

• provides oversight on our enterprise risk management framework, including significant enterprise risk management-related strategies, guidelines, policies and risk limits

• evaluates risk information provided by our Chief Risk Officer and reports to the Board those material risks that might adversely affect the achievement of our strategic, financial, compliance, operational and enterprise objectives

• reviews and assesses whether we are operating in accordance with our established risk appetite and assesses the alignment of our strategy and capital plans with our risk appetite statements

• meets with senior executives and receives reports on risk topics, including, regulatory examination reports, information technology, cybersecurity and physical security, privacy compliance, disaster recovery plans and procedures, operational risk, fraud management, human capital management, capital, liquidity and funding and data quality

• provides oversight on the Company’s compliance with applicable laws and regulations

• reviews risk assessment and risk management governance and practices at our bank subsidiaries

Audit Committee

• provides oversight on risks relating to the Company’s consolidated financial statements, financial reporting and accounting processes and controls

• reviews with management matters related to the effectiveness of the Company’s operational risk management control environment and the status of corrective actions

• together with the Risk Committee, reviews the Company’s major financial risk exposures and management’s response to monitor and control such exposures, including financial risks relating to litigation or other legal, regulatory or compliance matters and technology, cybersecurity, physical security and data privacy

• together with the Risk Committee, reviews key guidelines and policies governing the Company’s significant processes for risk assessment and risk management

Compensation & Human Capital Committee

• provides oversight on risks related to compensation matters, including the design of our compensation programs to ensure they align the interests of participants with those of our stockholders and provide safeguards against and do not promote excessive risk-taking by program participants

• provides oversight on risks related to human capital management, including recruiting, retention and career development, DE&I and management succession planning

Nominating & Corporate Governance Committee

• provides oversight on risks related to corporate governance, including governance matters that could impact the Company’s performance or reputation or that are of concern to stockholders, including board composition, diversity and refreshment, corporate ethics and corporate culture

• provides oversight on risks related to ESG and sustainability issues, including environmental sustainability, climate change, human rights, social impact and other related matters

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Board Oversight of Data Privacy and Information Security, Including Cybersecurity

Protecting and respecting the privacy of our clients’ and customers’ personal information and maintaining the security of our systems and networks are priorities at Bread Financial. Our Board of Directors is committed to ensuring that the Company continues to maintain effective privacy and security controls and protections in order to maintain the trust of our clients and customers in an evolving environment. The Risk Committee has primary responsibility for overseeing the Company’s risk management program relating to data privacy and cybersecurity. To this end, the Board and Risk Committee receive at least quarterly updates on both data privacy and cybersecurity matters. These reports focus on, among other things, the evolving threat environment, vulnerability assessments, specific cyber incidents and management’s efforts to stay current and comply with applicable privacy regulations and monitor, detect and prevent cyber threats to the Company.

Data Privacy

Based upon the NIST Privacy Framework, our privacy program drives our commitment to the responsible collection, use and sharing of personal information, and we balance our product development activities with a commitment to transparency, fairness and non-discrimination. We designed our multi-layered information security and data privacy programs and practices to ensure the security and responsible use of the information and data our stakeholders entrust to us. Our associates receive annual privacy awareness training addressing relevant topics from best practices to more role-based topics. Our programs leverage third-party assessments and advice regarding best practices from consultants, peer companies and advisors. We closely monitor and track proposed privacy legislative and regulatory changes as well as industry-related trends and adjust the program accordingly as the privacy landscape evolves.

Information Security, including Cybersecurity

Based upon the NIST Cybersecurity Framework, our information security program deploys a defense-in-depth strategy to ensure that security is an integral and integrated part of our technology investment. We leverage multiple industry solutions to provide data protections with automated controls and ongoing penetration testing of both the internal and external environment. We partner across the lines of defense and with outside parties to continually evaluate our program effectiveness due to the ever-changing threat landscape and to assure alignment with regulatory guidance. An essential component of our program is using current trends to train our associates on a continuous basis. We conduct tabletop exercises with various subject matter experts across the Company on a regular cadence to walk through cybersecurity incidents and continue to improve our internal processes, several of which are facilitated by an independent third party. Additionally, we provide in-depth all-associate training on an annual basis, additional targeted role-based training, general awareness training and continuous phishing simulation and awareness testing based on real-life scenarios. We maintain an active network of collaboration with law enforcement, industry groups, Information Sharing and Analysis Centers, and peers in the areas of threat intelligence, response and detection, and program best practices. We continuously assess the risks and threats through our cyber defense team around the clock and dynamically adjust our program and investments as required.

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Management Oversight of Risk

Our management is responsible for the day-to-day handling of risks our Company faces and implementing and supervising risk management processes and policies. We have a comprehensive Enterprise Risk Management (ERM) program that is designed to ensure that all significant risks are identified, measured, monitored and addressed. Our ERM program reflects our risk appetite, governance, culture and reporting. We manage enterprise risk using our Board-approved Enterprise Risk Management Framework, which includes board-level oversight, risk management committees, and a dedicated risk management team led by our Chief Risk Officer. Our Chief Risk Officer is responsible for establishing and implementing standards for the identification, management, measurement, monitoring and reporting of risk on an enterprise-wide basis. The Chief Risk Officer regularly reports on risk management matters to the Risk Committee as well as the Risk and Compliance Committees of our bank subsidiaries.

We also operate several internal management risk committees to oversee our risks, including a Bank Risk Management Committee and, effective January 2023, an IT Governance Committee at each of our bank subsidiaries. The Bank Risk Management Committees and IT Governance Committees are the highest-level management committees at our bank subsidiaries to oversee risks and are responsible for risk governance, risk oversight and making recommendations on the risk appetite for our bank subsidiaries and their affiliates. Each of our internal management risk committees provides risk governance, risk oversight and monitoring for their respective risk category(ies) of responsibility. Each committee reviews key risk exposures, trends and significant compliance matters and provides guidance on steps to monitor, control and escalate significant risks.

Director Independence

We have adopted general standards for determining director independence that are consistent with the NYSE listing standards. For a director to be deemed independent, the Board of Directors must affirmatively determine that the director has no material relationship with us or our subsidiaries, affiliates or any member of our senior management or his or her affiliates. Our Board annually reviews the independence of its non-employee directors. In making this determination, the Board considers relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our company, our subsidiaries, affiliates and senior management, on the other hand. For relationships not covered by certain bright-line criteria set forth in the NYSE listing standards, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the Board of Directors. Directors have an affirmative obligation to inform our Board of any material changes in their circumstances or relationships that may impact their designation as “independent.” Additional independence requirements established by the SEC and the NYSE apply to members of the Audit Committee and Compensation & Human Capital Committee.

Our Board undertook a review of director independence and considered transactions and relationships between each of the director nominees and the Company (including our subsidiaries, affiliates and senior management). Among other things, the Board considers whether directors serve as officers or directors of other companies with which the Company engages in business or has some other form of relationship. Ms. Turney serves as a director of Academy Sports and Outdoors, Inc., which is one of our business clients. Our Board determined that this relationship does not constitute a material relationship that would impair the independence of Ms. Turney. As a result of its director independence review, the Board of Directors affirmatively determined that none of Ballou, Gerspach, Natarajan, Theriault, Tucker or Turney has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and the listing standards of the NYSE.

Bread Financial | 2023 Proxy Statement	15

Certain Relationships and Related Party Transactions

Since the beginning of the last fiscal year, the Company has not entered into any transactions, nor are there any proposed transactions, in which the Company was, or is to be, a participant and in which any related person had or is expected to have a direct or indirect material interest.

Our Board of Directors has adopted a written Related Party Transactions Policy, which prohibits us from entering into any “related party transaction” unless the Audit Committee approves such transaction in accordance with the guidelines set forth in the policy, or the transaction is approved by a majority of disinterested directors of the Company. In approving any related party transaction, the Audit Committee must determine that the transaction is beneficial to the Company and the terms of the related party transaction are fair to the Company.

Our Related Party Transactions Policy defines a “related party” to include directors, director nominees, executive officers, five percent or greater stockholders of the Company or an immediate family member of any of these persons. A “related party transaction” includes any transaction or series of related transactions in which: (1) the Company, or any of its subsidiaries, is a participant, (2) the aggregate amount exceeds $120,000 and (3) the related party has or will have a direct or indirect material interest.

Our Related Party Transactions Policy deems the following transactions to be pre-approved and does not require further review:

(1)	compensation of directors that has been approved in accordance with the Compensation & Human Capital Committee charter;

(2)	employment and compensation of an executive officer that has been approved in accordance with the Compensation & Human Capital Committee charter;
(3)

a transaction in which the interest of the related party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis;

(4)	transactions involving certain indemnification payments and payments under directors and officers liability insurance policies;

(5)	a transaction in which the rates or charges involved therein are determined by competitive bids;

(6)	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

(7)	certain company charitable contributions.

At each Audit Committee meeting, management recommends any related party transactions, if applicable, to be entered into by the Company. After review, the Audit Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management is required to update the Audit Committee as to any material change to those approved transactions. If management becomes aware of an existing related party transaction that has not been pre-approved by the Audit Committee, management must promptly notify the chair of the Audit Committee and the Audit Committee will review and determine whether to ratify such transaction. The Audit Committee establishes such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

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Stockholder Engagement

Stockholder engagement remains an important part of our corporate governance practices and is essential to our ongoing business transformation.

Our Board and management value the insights, opinions and feedback of our stockholders. In addition to regularly engaging in dialogue with stockholders through quarterly earnings calls, investor meetings and conferences and other communication channels, we also proactively engage with our stockholders throughout the year to discuss matters relevant to our business. This engagement allows us to provide visibility and transparency into our business and share our perspectives on issues that are important to our stockholders and to better understand their views and expectations and answer any questions they may have. Stockholder interactions most frequently involve our CEO, CFO and/or investor relations team, but other members of management, including our General Counsel and executive compensation team, as well as the Chairman of our Board, also met with our stockholders in 2022. Our Board receives updates throughout the year from our investor relations team and management on our stockholder engagement and feedback received from stockholders and investors. We use the information and viewpoints gathered in our discussions with stockholders to help inform our priorities and strategies in the relevant areas.

2022 Engagement

We continued to increase our stockholder engagement in 2022, demonstrating our ongoing commitment to transparency and our desire to engage in two-way dialogue with our investors.

Contacted investors representing approximately 80% of our common stock	Investors representing approximately 57% of our common stock responded and engaged	Key Topics Discussed • business strategy and outlook • risk management • ESG • corporate governance • data privacy and security • executive compensation

Bread Financial | 2023 Proxy Statement	17

Actions Taken in 2022

As we focused on our continued business transformation, improving our stockholder outreach and our responsiveness to stockholder feedback, we took the following actions in 2022:

•	rebranded from Alliance Data Systems to Bread Financial (NYSE: BFH) to highlight our ongoing business transformation and streamlined business model

•

enhanced our disclosures to increase our transparency, including aligning our financial reporting closer to our peers, making it easier for investors to compare, and provided additional disclosures, including payment rate trends and more granularity on our business drivers

•	proactively reached out to each of our top 20 stockholders to obtain feedback on various items, particularly our ESG strategy and Corporate Governance

•	enhanced our Board-approved ESG strategy

•	attended 9 industry conferences to engage stockholders

•	held 10 non-deal roadshows to extend access to management

•

made improvements to our executive compensation program, practices and disclosures, certain of which are described under “Compensation Discussion and Analysis – Compensation Principles and Governance – Say-on-Pay” below.

Communications with the Board of Directors

Our Board of Directors has adopted a process for stockholders and other interested parties to communicate with the Board or any individual director. Stockholders and other interested parties may send communications to the Board or any individual director in care of Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. All communications will be compiled and submitted to the Board or the individual directors on a periodic basis. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening, or otherwise inappropriate communications.

Stockholders and other interested parties may also submit questions or comments to the Board through our Ethics Office by email at CorporateEthics@breadfinancial.com or, on an anonymous basis if desired, through the Ethics Helpline at (877) 217-6218 or www.breadfinancial.ethicspoint.com. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the Audit Committee and handled in accordance with our procedures with respect to such matters.

Code of Ethics

We have adopted a Code of Ethics that applies to our associates, officers and directors, and provides an overview of policies and procedures and guidance for behaving ethically and responsibly. In addition, we have adopted a Code of Ethics for Senior Financial Officers and a Code of Ethics for Board Members, which are intended to supplement the Code of Ethics. Each of these Codes of Ethics is posted on our website at www.breadfinancial.com. A copy of each is also available upon written request directed to Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of our Code of Ethics, if any, by posting such information on our website.

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Political Contributions and Activity

Engagement in political, legislative and regulatory processes can be important to the success of the Company. The Company works to educate government officials and impact legislative and regulatory matters (at the federal and state levels) on issues important to the best interests of the Company and its associates, customers, and clients. This effort often involves working with industry partners and outside consultants and, at times, engaging directly with government officials and their staffs. The Company has adopted a Political Contributions and Activity Policy that sets forth the ways by which the Company and its associates may participate in political, legislative and regulatory processes. All

Company political contributions and activities comply

with applicable laws, and we disclose our contributions publicly as required by law.

Eligible associates may also voluntarily participate in the political process by supporting the Company’s non-partisan political action committee (PAC), which is governed by comprehensive federal regulations that require the filing of reports with the Federal Election Commission among other reporting and disclosure requirements. Our General Counsel provides oversight for the Company’s political engagements. For further information, please see our Political Contributions and Activity Policy, available on our website at www.breadfinancial.com.

Director Orientation and Education

We have a director orientation program that familiarizes new directors with our business, and includes presentations by senior management on several areas, including director duties, applicable securities laws, as well as our policies, key associates, strategic plans, financial reporting, Code of Ethics and auditing processes. All directors are invited to attend the orientation presentations. In addition, our directors are assigned certain of our associate training courses relating to, among other topics, our Code of Ethics, information security, privacy, insider trading and regulatory compliance.

For ongoing director education, outside experts are periodically invited to present to the Board on various topics of interest relevant to the business to help enhance our directors’ knowledge and keep them current on corporate and other developments relevant to their work as directors. Board members are also regularly informed of upcoming director education courses and encouraged to attend such courses as they deem appropriate.

Management Succession Planning

Our Board recognizes the importance of effective executive leadership and annually reviews the Company’s program for talent and management succession planning with the CEO. Our CEO meets with his direct reports annually to review potential successors and development plans for key executive positions. Our CEO then meets with our Board in executive session to discuss and provide recommendations relating to potential successors for key executive positions. Our Board regularly conducts a talent review that includes reviewing the Company’s leadership pipeline and succession plans for key executive positions.

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Trading in Company Securities

We have insider trading policies that prohibit our directors, executive officers and associates from engaging in hedging transactions with respect to Bread Financial securities. We further prohibit our directors, executive officers and other senior executives and individuals who have access to material non-public information about the Company (covered persons) from trading in puts or calls or engaging in short sales with respect to Bread Financial securities and from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. These covered persons are also subject to other trading restrictions, including the ability to trade in Company securities only during designated trading windows and the requirement to pre-clear with the General Counsel’s office all transactions in Company securities, including entering into any Rule 10b5-1 trading plans.

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Commitment to Sustainability

Our Board of Directors is committed to sustainability, including integrating ESG principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term financial and reputational goals. Management’s approach to sustainability focuses on ethics and integrity, risk management and compliance and business continuity. As our business has matured over the years, our culture of caring and doing the right thing has deliberately evolved into a principled, stakeholder-driven focus, serving as the underpinnings of our sustainability strategy. We hold ourselves accountable to our stakeholders and to the pillars of our strategy, while also aligning with respected global frameworks. Our mission is to challenge the status quo in financial services solutions by delivering simple, smart products backed by a seamless experience to our customers and partner base.

ESG Highlights

AS OF DECEMBER 31, 2022		AS OF DECEMBER 31, 2022
~67%	of our total workforce is female	~47%	of our total workforce are minorities

RENEWABLE ENERGY		FLEXIBLE WORK ENVIRONMENT
100%	renewable energy sourced at our headquarters in Columbus, Ohio in 2022	~95%	of our total workforce continues to successfully work from home, either fully remote or hybrid

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ESG Oversight

ESG Board Oversight

In alignment with the broader transformation of our business, we revamped our ESG strategy in 2021. Our Executive Leadership Team (XLT) and Board recognized the importance of embedding environmental and social priorities within our business operations and approved an enhanced and modernized ESG strategy intended to drive additional progress on initiatives that promote sustainability, DE&I and increased transparency in our disclosures.

In 2022, we continued to build a strong foundation for accelerating our positive impact on our stakeholders through education and awareness of our ESG strategy, deeper engagement across our enterprise to embed ESG principles into every part of our business, and setting realistic baselines and targets for measuring and managing our efforts. Further, as part of the Board’s annual strategic offsite, outside experts presented a workshop on ESG best practices for boards, covering such topics as: reporting and disclosure; investor expectations; oversight of climate risks and disclosure; and managing the intersection of ESG risks, opportunities and company strategy.

Our Board of Directors is responsible for overseeing the successful implementation of our ESG strategy and receives at least biannual updates on key ESG topics. Our Nominating & Corporate Governance Committee provides oversight on our ESG and sustainability strategies and consults with management on related initiatives, policies, guidelines, programs and practices. Our Compensation & Human Capital Committee provides oversight on human capital management strategies and also reviews our DE&I initiatives, policies and practices on a quarterly basis. Our Compensation & Human Capital Committee, along with our Board of Directors, receives regular updates from senior management and third-party consultants on human capital trends and developments, and other key human capital matters that drive our ongoing success and performance.

Against this backdrop, we have engaged an extensive audience of internal, enterprise-wide leadership, subject matter experts and external stakeholders, and completed our third materiality assessment. Our analysis of ESG topics included alignment with the Task Force for Climate-related Financial Disclosures (TCFD). We drew upon the subject matter expertise of colleagues throughout our organization to collect and organize content related to climate-related risks and opportunities that we face. These activities informed our updated ESG strategy and sustainability priorities. The five tenets of our ESG strategy include:

1.	Managing Our Business Responsibly: Integrate ESG issues into our overall governance, risk management, business strategy and priorities

2.	Empowering Customers: Empower customers through inclusive, responsible access to a diverse mix of financial solutions

3.	Engaging Our Associates: Promote an inclusive, engaged culture that empowers associates through opportunities to grow, develop and lead

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4.	Protecting Our Planet: Accelerate our actions and investments to address the impact of climate change while driving resource efficiency

5.	Creating Possibilities for Our Communities: Make bold, strategic investments that empower our communities and create possibilities

Managing Our Business Responsibly

ESG Governance

We believe that strong governance related to ethics and integrity, risk management & compliance and business continuity supports the long-term success of our Company, building trust and credibility with our stakeholders. We have a long history of excellence in corporate governance and compliance practices, including an emphasis on accountability and authenticity in-line with our values. In 2022, we developed our ESG Framework, which will help us optimize opportunities to make positive environmental, social, and governance impacts, while advancing long-term financial and reputational goals. Our ESG Framework covers:

•	Roles, Responsibilities, and Accountability

•	ESG Management
•	ESG Assessment

•	Internal and External Reporting

Our strong ESG governance is reflected in many of our policies and practices, including our Corporate Governance Guidelines, Codes of Ethics for our associates, Board members and senior financial officers, Environmental Policy Statement, Human Rights Statement and Supplier Code of Conduct. Our Code of Ethics outlines the values and principles we agree to embody, maintain and protect, and provides guidance to help us make sound decisions and perform our duties ethically and responsibly. If unethical conduct is suspected, we encourage associates to speak up and report it through a variety of channels, including Bread Financial’s Ethics Helpline, which is operated by an independent third-party and available 24/7 to all stakeholders.

In 2022, we invested in enhanced technology tools to begin incorporating ESG risks into our enterprise risk management (ERM) program, and our risk assessment and audit process. Our robust risk management program ensures we are maintaining strict control of data security to safeguard the privacy of our customers and brand partners and complying with all applicable laws and regulations governing our business. Our risk management teams coordinate with subject matter experts throughout the business to identify, monitor and mitigate material risks. These teams maintain disciplined testing programs and provide regular updates to the Board. We leverage the latest encryption configurations and cybersecurity technologies on our systems, devices and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.

Empowering Customers

Customers

Bread Financial creates opportunities for our customers through digitally-enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Our digital offerings and market-leading payment, lending and saving solutions are relevant across generational segments and provide flexibility to meet consumers’

evolving payment needs. Our strategy is rooted in driving best-in-class experiences and building trust through choices that offer ease to customers, to both meet them where they are and provide solutions to help them on their financial journeys. Creating a seamless, secure and valued-added customer experience is critical to our success.

Bread Financial | 2023 Proxy Statement	23

We are committed to investing in the financial health and wellbeing of all our stakeholders, and we believe that the success of our customers is a shared responsibility. Examples of our financial wellbeing initiatives in 2022 include:

•	Expanded our product suite and direct-to-consumer offerings

•	Enhanced customer self-service options

•	Invested $125+ million in incremental marketing, technology and digital and product innovation

•	Renewed our focus on improving consumer financial wellness

Based on customer feedback, in 2022, we formalized a cross-functional working group to identify, prioritize and implement opportunities to improve the end-to-end customer experience when making a payment across our servicing channels. The team identified and made improvements to our digital channels, EasyPay solution, and interactive voice response (IVR) to improve customer clarity and payment success in their channel of choice.

We were certified as a Center of Excellence by BenchmarkPortal for the quality of our customer service operations for the 17th time since 2003. BenchmarkPortal awards this designation to customer service contact centers that rank in the top 10% of those surveyed, demonstrating superior performance on both cost- and quality-related metrics compared with industry peers.

We consistently monitor and gather real-time customer insights and feedback across customer journeys to ensure our services match our standards. We leverage these insights to better understand, anticipate and respond to the needs of both our customers and associates. Our goal is to consistently create personalized and effortless experiences across all channels.

Engaging our Associates

Associates

As of December 31, 2022, we employed approximately 7,500 associates worldwide, with the majority concentrated in the United States. We prioritize transparency and open communication with our associates, continuously listening and acting on their feedback, including through our annual Associate Survey, more frequent pulse surveys and other communications. We maintain a culture of engagement, working to recognize and reward our associates through various initiatives and recognition platforms that help drive retention.

In 2020, our Chief Executive Officer initiated a formal process to strengthen our commitment to DE&I. Our commitment starts with our goal of championing a culture of DE&I while attracting, retaining and developing a workforce that is unique in background, knowledge, skillset and experience. As of December 31, 2022, approximately 67% of our total workforce and 44% of our senior leaders were female, while approximately 47% of our total workforce and 15% of our senior leaders were minorities, respectively.

Workforce CREATE PATHWAYS FOR HIRING AND PROMOTIONS THAT MAP TO MARKET AVAILABILITY	Workplace PROMOTE AN INCLUSIVE, ENGAGED CULTURE THAT EMPOWERS ASSOCIATES THROUGH OPPORTUNITIES TO LEARN AND GROW.

Marketplace INFUSE DE&I INTO OUR GROWTH STRATEGY, PRODUCT DELIVERY, CUSTOMER EXPERIENCE AND SUPPLY CHAIN.	Community BUILD STRATEGIC PARTNERSHIPS THAT EMPOWER OUR COMMUNITIES AND ADVANCE BUSINESS PRIORITIES.

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Actions supporting our commitment to DE&I included the establishment of a formal DE&I strategy, with aligned priorities that extend beyond our workplace, to include our brand partners, customers, suppliers and the community. We continued to expand our foundational training around conscious inclusion for all associates and leaders, and in the second half of 2022, we engaged associates through surveys, focus groups and numerous listening sessions. Our entire executive leadership team underwent unconscious bias awareness training, and new tools were introduced in our recruiting and hiring practices to further improve our processes in this area. A few notable accolades include:

•	In 2022, selected for the fourth consecutive year for the Bloomberg Gender-Equality Index, which distinguishes companies committed to transparency in gender reporting and advancing women’s equality

•	Named to Forbes’ 2022 America’s Best Employers for Diversity list
•	Newsweek’s Most Responsible Companies

•	American Banker’s FinTech Breakthrough Awards – Best Consumer Payments Platform

•	Most Influential Women in Payments – Val Greer, Chief Commercial Officer

In 2022, we enhanced our Supplier Diversity program to ensure that diverse suppliers are considered in every RFP issued by our Global Sourcing team. We broadened our efforts to identify certified diverse suppliers by collaborating with community groups and other external organizations. We are also working with Bread Financial’s Business Resource Groups (BRGs) to promote the Supplier Diversity program inside the company in the interest of extending to other external audiences. To further embed DE&I throughout our organization, we created the DE&I Leadership Series, a development program providing company leaders with in-depth trainings on diversity, equity, and inclusion topics, which will be rolled out in 2023.

Associate wellbeing remained a top priority in 2022, and we continued to provide numerous existing and new resources, including mental health and counselling, financial education and wellness courses, a variety of online fitness and meditation classes, a fitness cost reimbursement program and other benefits to promote overall wellbeing.

We encourage our associates to prioritize their health through LivingWell – our award-winning, holistic well-being program that offers simple, inclusive, no to low-cost solutions that empower associates to eat smart, move more, focus on self-care, and live well at work. We offer a competitive assortment of innovative wellness programming and resources to assist associates wherever they are on their wellness journey.

Bread Financial proudly supports a host of associate resource groups that provide our colleagues with an authentic DE&I experience. Associate-led groups are empowered to develop and lead initiatives aligned with our ESG strategy. We have eight chartered BRGs that celebrate distinct dimensions of diversity and help cultivate a culture of inclusion. Our Environmental Committee focuses on environmental education, sustainability, and conservation best practices, and our Community Engagement committee activates our annual giving campaigns and volunteer initiatives.

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Protecting the Planet

Environment

We have a role to play in protecting and preserving our planet, and we are committed to addressing environmental risks by adopting sustainable practices throughout our business, including identifying and assessing financial risks associated with climate change. As such, work is underway to identify and integrate low-carbon solutions into product and service offerings while reducing our environmental impacts through resource efficiency.

Our approach to environmental management includes measures to reduce the waste we send to landfills, cultivating a more sustainable supply chain, and reducing our greenhouse gas emissions. We also continuously seek innovative ways to boost efficiency, such as utilizing renewable energy sources and high-efficiency electrical equipment, including LED and motion detector lighting and high-efficiency HVAC units.

We measure our GHG emissions (Scopes 1, 2, and 3) across our company. We completed our 11th inventory in 2022 and used the results to report to CDP. We also partnered with a third party to evaluate ways to reduce GHG emissions through the procurement of low carbon, renewable plastic material for our credit card products. We continued to employ recycling bins for aluminum, plastic and paper in our Company’s physical offices; we recycle toner cartridges and electronics equipment; and we created Earth Day- inspired campaigns to incentivize our associates to be more environmentally conscious. We have made strong gains internally by switching from individual desktop printers to multi-function devices (MFDs), which are shared by multiple users and discourage unnecessary printing. We also have a significant customer-facing paperless initiative underway, with a goal to increase adoption of paperless statements by encouraging cardholders to enroll in digital delivery.

We will continue to engage with suppliers throughout our global value chain to measure and manage environmental impacts in order to conserve resources, reduce costs, and promote ethical sourcing practices. Supplier risk assessments are performed regularly, and we expect our suppliers to adhere to our Supplier Code of Conduct.

Creating Possibilities for Our Communities

Community

At Bread Financial, community-centric values are woven into our company and culture. We’re committed to making bold, strategic investments that strengthen our communities, foster independence, and create opportunities for our associates to engage through volunteerism and supported giving. We work hard to align our community initiatives with our business priorities in a way that will be good for society and good for our business. Notable 2022 highlights include:

•	$9.0 million total community investment

•	Aligned our community giving strategy to business goals

•	$1.5 million gift to Junior Achievement of Central Ohio

•	$325,000 gift to The Nature Conservancy and The Nature Conservancy India

•	Committed $10 million over ten years to the Utah Housing Preservation Fund

•	Associates donated more than $918K to non-profits through Operation Feed and the 2022 Giving Campaign

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Our Board and executive leadership team believe we have the responsibility and resources to enable positive change in building a more sustainable, resilient future for all those we serve. The Office of Sustainability staff works together with our associate-driven Sustainability & Community Relations Committee and our BRGs to activate our non-profit partnerships, coordinate and plan volunteer opportunities, and execute internal fundraising campaigns.

We define success in terms of our ongoing efforts to reduce inequalities through quality education, addressing food insecurities, good health and well-being, and empowering individuals in low to moderate income communities. Our charitable giving efforts include foodbanks, Nationwide Children’s Hospital, The Nature Conservancy, MyPossibilities, and Junior Achievement. As part of those efforts, in 2021, Bread Financial joined the Jump$tart Coalition, which includes more than 100 like-minded, national organizations that work collectively and collaboratively to move financial literacy forward, particularly among preschool through college-aged students.

We provide our associates with volunteer opportunities and encourage them to give back, which helps us advance one of our core values, to “Pay it Forward” in the communities where we live and do business. We provide a generous matching gifts benefit and a “dollars-for-doers” program, each of which create opportunities for our associates to give back in their own way. To be more equitable and respond to our associates’ interest in volunteering, we instituted a new policy in 2022 offering our non-exempt workforce up to 8 hours of paid volunteer time off.

Our commitment to our communities has always been core to our culture and values. Going forward, we will continue to empower our communities through bold, strategic investments that create opportunity by reducing barriers to self-sufficiency.

We routinely engage with our stockholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website: https://investor.breadfinancial.com/sustainability/

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Proposal 1: Election of Directors

Our Nominating & Corporate Governance Committee evaluated and recommended to our Board of Directors, and our Board has nominated, the following seven individuals, Ralph J. Andretta, Roger H. Ballou, John C. Gerspach, Jr., Rajesh Natarajan, Timothy J. Theriault, Laurie A. Tucker and Sharen J. Turney, for election as a director, each to hold office for a term of one year until the annual meeting of stockholders in 2024 and until his or her respective successor is duly elected and qualified. Each of the director nominees currently serves on our Board of Directors.

As previously disclosed, Karin J. Kimbrough, who currently serves as a member of the Board of Directors and the Compensation & Human Capital Committee and Risk Committee, will not to stand for re-election at our 2023 annual meeting, at which time her term as a director and committee member will expire. Ms. Kimbrough’s decision not to stand for re-election is due to her other professional obligations and not due to any disagreement with the Company on any matter. We are grateful for Ms. Kimbrough’s commitment and service to the Company and the Board of Directors during her tenure.

The Nominating & Corporate Governance Committee and the Board of Directors determined that each nominee brings a strong and unique background and set of skills to our Board of Directors, enhancing, as a whole, our Board’s competence and experience in a variety of areas, including executive management and board service, internal controls and corporate governance, financial and accounting acumen, digital technology, data security and privacy, an understanding of industries in which we operate, including financial institutions and related risk management and regulatory compliance, as well as risk assessment and management. Specifically, in nominating these seven directors for election at our 2023 annual meeting of stockholders, consideration was given to such directors’ past service on our Board of Directors and its committees, as applicable, and the information illustrated in our skills matrix and discussed in each of such directors’ individual biographies set forth below. Our Board of Directors recommends that our stockholders vote in favor of each of these director nominees.

The Board of Directors recommends that stockholders vote FOR the election of each of the seven director nominees.

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Skills Matrix and Description of Director Knowledge, Skills and Experience:

The matrix below provides information regarding our nominees’ knowledge, skills and experience that are most relevant in light of our Company’s business, long-term strategies and risks. Additional description regarding each of these categories is available in the key following this matrix. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous other competencies not identified below. The fact that a nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Demographic information regarding our nominees, including diversity, is also included in the matrix.

	KNOWLEDGE, SKILLS & EXPERIENCE	ANDRETTA	BALLOU	GERSPACH	NATARAJAN	THERIAULT	TUCKER	TURNEY
	Accounting/Auditing/Risk Management	●	●	●	●	●	●	●
	Business Operations	●	●	●	●	●	●	●
	CEO/Executive Leadership	●	●	●	●	●	●	●
	Corporate Governance/Ethics		●			●	●	●
	Corporate Finance/Capital Management	●	●	●
	Financial Expertise/Literacy	●	●	●	●	●	●	●
	Human Capital/Compensation	●	●		●	●	●	●
	Independence		●	●	●	●	●	●
	Information Technology/Cybersecurity/Privacy	●	●		●	●	●
	International Operations	●	●	●	●	●	●	●
	Mergers & Acquisitions	●	●	●
	Other Public Company Board Experience		●		●	●	●	●
Relevant Industry Experience	Banking/Financial Services	●	●	●	●	●
	Business Services	●	●	●	●	●	●	●
	Data Processing				●	●
	e-Commerce/Digital	●			●	●	●	●
	Loyalty/Marketing	●	●				●	●
	Regulated Industry	●	●	●	●	●
	Retail	●				●	●	●
DEMOGRAPHICS
RACE/ETHNICITY (per the U.S. Census)
African American/Black
American Indian/Alaska Native
	Asian				●
Native Hawaiian/Pacific Islander
	White	●	●	●		●	●	●
Other
GENDER
	Male	●	●	●	●	●
	Female						●	●
	AGE (as of May 16, 2023)	62	72	69	53	62	66	66
	BOARD TENURE (years served as of May 16, 2023)	3	22	3	3	6	8	4
	OTHER PUBLIC BOARDS (serving on as of March 31, 2023)	0	1	0	0	0	1	2

Bread Financial | 2023 Proxy Statement	29

ACCOUNTING / AUDITING /
RISK MANAGEMENT

As a public company, our complex accounting and financial reporting functions are subject to a rigorous program of controls and procedures and our Board plays an important role in oversight of our robust audit and enterprise risk management organizations. Directors with experience in these areas are critical to evaluating and providing effective oversight of our consolidated financial statements and financial reporting and our management of the risks inherent in our business operations.

CORPORATE FINANCE / CAPITAL MANAGEMENT

Our corporate finance activities include debt financing transactions, debt and equity market transactions and stock repurchase programs. We allocate capital in various ways to run our operations, grow our business and return value to stockholders. Director experience in these areas is important for effective oversight of our Company’s financial affairs and capital planning and management.

BUSINESS OPERATIONS

Our business is complex, employing approximately 7,500 associates worldwide and using sophisticated technologies to provide tech-forward payment, lending and saving solutions. Directors with “hands-on” experience developing and implementing operating plans and business strategies at companies with similarly sophisticated business operations have a practical understanding of how such organizations operate in increasingly sophisticated and disruptive competitive environments.

FINANCIAL EXPERTISE / LITERACY

Our business involves complex financial transactions, accounting and reporting requirements. Directors with an understanding of finance and financial reporting processes are able to effectively monitor and assess our operating and strategic performance and ensure accurate financial reporting and robust controls. Substantially all of our nominees are financially literate and two of our nominees satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange listing standards.

CEO / EXECUTIVE LEADERSHIP

Executive leaders have an understanding of organizations and the drivers of individual and team growth and development. Directors with experience serving as a CEO or senior executive enhance the Board’s perspective of our organization’s operations and challenges.

HUMAN CAPITAL / COMPENSATION

The success of our enterprise depends in part on our ability to attract, retain and develop top leaders and a high-performing workforce in markets that are highly competitive for available talent. Directors who have board-level experience with public company executive compensation and broad-based incentive planning, or who have managed or overseen the human resources/compensation function at an operating company help position our Company for success in these areas.

CORPORATE GOVERNANCE / ETHICS

We are an ethics-driven organization, and our Board – and in particular the Nominating & Corporate Governance Committee – provides a foundation for and oversight of our integrity-based culture. Our Board’s good governance practices and our Company’s focus on ESG matters and sustainability benefit from directors who are well-informed with respect to today’s dynamic governance and ethics environment and who have experience serving on the nominating & corporate governance or comparable committees of other boards.

INDEPENDENCE

Independent directors are uniquely situated to provide unbiased oversight of our management and to work with our senior leaders to develop our Company’s strategic plans. Our Board currently consists of, and if all of the director nominees are elected at the annual meeting, will continue to consist exclusively of independent directors, other than the CEO. All directors currently serving on the Board’s standing committees are independent, and if all of the director nominees are elected at the annual meeting, each of those committees will continue to be populated exclusively by independent directors.

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INFORMATION TECHNOLOGY / CYBERSECURITY / PRIVACY

Our tech-forward business depends on the effective use of complex information technology systems, the safeguarding of data from cybersecurity risks and the protection and use of consumer data in accordance with applicable privacy regulations and good stewardship practices. Directors with experience implementing or overseeing sophisticated technology and technology strategies, the management and mitigation of cybersecurity and information technology risks and compliance with privacy regulations help ensure proper risk management and oversight of these important drivers of our business.

MERGERS & ACQUISITIONS

We have historically made acquisitions and dispositions and may continue to do so in the future. Board members with experience in material M&A transactions enhance the decision-making underlying strategic M&A activities and ensure informed oversight of the processes attendant to completing complex transactions.

INTERNATIONAL OPERATIONS

While our business operations are currently primarily operated in the United States, we have associates and offices in countries located outside of the United States, principally in India, and may expand international operations at some point in the future. The quality of our Board’s oversight and strategic guidance is enhanced by directors whose understanding of diverse business environments, economic conditions and cultures has been informed by service as a director or senior leader at one or more companies with international operations.

OTHER PUBLIC COMPANY BOARD EXPERIENCE

Public companies must comply with a variety of complex accounting, disclosure and other compliance obligations, and public company boards have significant oversight and other duties. Directors with experience serving on the boards and board committees of other public companies understand public company reporting responsibilities, corporate governance trends and practices and other issues commonly faced by public companies, and have insight into board operations, board/management relations, agenda setting, succession planning and other board duties and activities. Our Corporate Governance Guidelines include limits on the number of other public company boards and audit committees on which our directors may serve.

RELEVANT INDUSTRY EXPERIENCE

Our Nominating & Corporate Governance Committee uses a skills matrix to identify the diverse skills and experience our Board needs to address the dynamic environment in which we operate our business. Directors with experience in industries in which we or our customers operate provide us with a better understanding of the challenges and opportunities facing our business

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2023 Director Nominees and Proposed Committee Memberships:

Committee Membership

Name	Independent	Audit	Compensation & HC	N&CG	Risk

Ralph J. Andretta

Roger H. Ballou (Chair)	●	●	●

John C. Gerspach, Jr.	●	Chair			●

Rajesh Natarajan	●			●	●

Timothy J. Theriault	●	●			Chair

Laurie A. Tucker	●		●	Chair

Sharen J. Turney	●		Chair	●

AGE 62 DIRECTOR SINCE 2020 COMMITTEES: None	Ralph J. Andretta PRESIDENT | CEO, BREAD FINANCIAL HOLDINGS, INC.

Experience and Qualifications

• President and Chief Executive Officer of Bread Financial since February 2020

• Managing Director and Head of US Cards for Citigroup from 2011 to November 2019; and prior to that, he held positions in charge of loyalty, co-brand and product development

• Global affinity and international card executive at Bank of America from 2010 to 2011

• Served 18 years with American Express prior to 2010

• Member of Nationwide Children’s Hospital Board of Trustees from 2020 to present

• Member of Women’s Sports Foundation Board of Trustees from January 2023 to present

• Bachelor’s degree in accounting and finance from Siena College

Skills
• Mr. Andretta’s role as our current Chief Executive Officer provides a link to the Company’s management and a unique level of insight into the Company’s operations

• His financial, capital allocation and global operations experience together with his expertise in the banking and financial services, data and loyalty/marketing industries add important and relevant diversity to the Board’s overall mix of skills

• Our Board of Directors believes Mr. Andretta is well-qualified for re-election as a Director

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AGE 72 DIRECTOR SINCE 2001 CHAIR OF THE BOARD SINCE 2020 COMMITTEES: Audit Compensation & Human Capital (beginning after the annual meeting, if elected)	Roger H. Ballou FORMER CEO AND DIRECTOR OF CDI CORPORATION

Experience and Qualifications

• Chief Executive Officer and a Director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, from October 2001 until January 2011

• Self-employed consultant from October 2000 to October 2001, and since 2012

• Chairman and Chief Executive Officer of Global Vacation Group, Inc. from April 1998 to September 2000

• Senior advisor for Thayer Capital Partners from September 1997 to April 1998

• From April 1995 to August 1997, he served as Vice Chairman and Chief Marketing Officer, then as President and Chief Operating Officer, of Alamo Rent-a-Car, Inc.

• Bachelor’s degree from the Wharton School of the University of Pennsylvania

• MBA from the Tuck School of Business at Dartmouth

Skills

• Mr. Ballou’s qualifications include executive and/or board-level experience in the banking, financial services, business services, data and marketing industries and information technology, financial, global operations and M&A expertise and service on public company boards, including as a member or chair of public company Audit, Compensation, Nominating and Corporate Governance, Risk and Executive Committees

• Our Board of Directors values Mr. Ballou’s significant executive and public company Board experience as well as his Audit Committee financial expertise which, together with his global operations, banking and other relevant industry experience, strengthen and diversify the Board’s mix of skills, and the Board believes Mr. Ballou is well-qualified for re-election as a Director

Other Current Public Directorships • Univest Financial Corporation • Chair of the Compensation Committee • Member of the Audit Committee, Risk Committee and Executive Committee

Other Public Directorships in the Past Five Years

• RCM Technologies, Inc.

• Lead Independent Director

• Member of the Audit Committee and Nominating & Corporate Governance Committee

• Loyalty Ventures Inc.

• Chairman of the Board

• Member of the Compensation Committee and Corporate Governance and Nominating Committee

Bread Financial | 2023 Proxy Statement	33

AGE 69 DIRECTOR SINCE 2020 COMMITTEES: Audit (Chair) Risk	John C. Gerspach, Jr. FORMER CFO OF CITIGROUP, INC.

Experience and Qualifications

• Self-employed consultant since March 2022

• Chief Financial Officer of Citigroup, Inc. from 2009 to 2019 and was employed by Citigroup, Inc. in various capacities of increasing experience and responsibilities since 1990

• Chief Financial Officer of Penn Central Industries Group from 1986 to 1990

• Comptroller of the Defense Contracting Group at ITT Corporation from 1980 to 1986

• Served in various roles with Arthur Andersen & Company at the beginning of his career

• Member of the Financial Accounting Standards Advisory Council (FASAC) from 2010 to 2013

• Bachelor’s degree in accountancy from the University of Notre Dame

• Certified Public Accountant in the State of New York from 1977 to 2019.

Skills

• Mr. Gerspach’s qualifications include executive-level experience in the banking and financial services industry for a global corporation, including roles in audit, accounting, risk management and international operations

• Our Board of Directors believes Mr. Gerspach’s expertise, particularly with respect to banking, financial, audit, risk management and global operations, will benefit our business and the Board’s overall mix of skills, making him well-qualified for re-election as a Director

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AGE 53 DIRECTOR SINCE 2020 COMMITTEES: Nominating & Corporate Governance Risk	Rajesh Natarajan CHIEF PRODUCT AND STRATEGY OFFICER OF GLOBALIZATION PARTNERS

Experience and Qualifications

• Chief Product and Strategy Officer of Globalization Partners since March 2022

• Executive Vice President of Products and Engineering of RingCentral, Inc. from December 2020 to December 2021

• Executive Vice President and Chief Product and Technology Officer of Ancestry.com from February 2017 to November 2020

• Served in senior leadership positions with increasing responsibility in the areas of technology and product development at Intuit, Inc. from 2014 to 2017, including as Senior Vice President and Chief Information Security and Fraud Officer

• Served in senior leadership positions with increasing responsibility in the areas of technology and product development at PayPal Holdings, Inc. from 2006 to 2014, including as Vice President, Platform Engineering and Operations

• Served in various management positions with increasing responsibility in the area of technology from 1995 to 2006 with Sabre Holdings Corporation, including as an early member of the development team that founded Travelocity.com

• Bachelor’s degree in mechanical engineering from Jawaharlal Nehru Technology University in India

• Master’s degree in industrial engineering from Clemson University

Skills
• Mr. Natarajan’s qualifications include executive experience in roles requiring expertise in information technology, cybersecurity, engineering, operations and product development.

• Our Board of Directors believes Mr. Natarajan’s expertise, particularly with respect to business operations, technology development, information technology and cybersecurity, will benefit our business and the Board’s overall mix of skills, making him well-qualified for re-election as a Director.

Other Current Public Directorships • HealthEquity, Inc. • Member of the Cybersecurity and Technology Committee and Audit and Risk Committee

Bread Financial | 2023 Proxy Statement	35

AGE 62 DIRECTOR SINCE 2016 COMMITTEES: Audit Risk (Chair)	Timothy J. Theriault FORMER EVP, GLOBAL CIO AND ADVISOR TO CEO OF WALGREENS BOOTS ALLIANCE, INC.

Experience and Qualifications

• Advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc. from June 2015 until November 2016

• Executive Vice President and Global Chief Information Officer of Walgreens Boots Alliance, Inc. from July 2014 to June 2015

• Served in senior leadership positions with increasing responsibility at Walgreen Co. from October 2009 to July 2014, including as Senior Vice President and Chief Information, Innovation and Improvement Officer

• Served in various executive and management positions with increasing responsibility in the area of information technology with Northern Trust Corporation from May 1991 to October 2009 and July 1982 to October 1989.

• Director of End User Computing and Advanced Technologies for S. C. Johnson & Son, Inc., from October 1989 to May 1991

• Current Director and a member of the Financial & Investment Committee and Compliance Committee of Wellmark Blue Cross and Blue Shield

• Former lead Director of the Depository Trust Clearing Corporation

• Bachelor’s degree from Illinois State University

• Completed the Harvard Business School advanced management program

Skills

• Mr. Theriault brings significant expertise in information technology and cybersecurity to our Board

• Together with his financial sophistication, banking, global operations, risk management and compensation experience gained as a senior executive in the financial services, health care and retail industries and service on public company Boards, including as a member of public company Audit and Compensation Committees, Mr. Theriault’s expertise and experience broaden the Board’s skill set and enhance its ability to understand and oversee risk, including those associated with information technology, cybersecurity and bank regulatory matters

• The Board of Directors believes Mr. Theriault is well-qualified for re-election as a Director

Other Public Directorships in Past Five Years • Vitamin Shoppe, Inc.

36	Bread Financial | 2023 Proxy Statement

AGE 66 DIRECTOR SINCE 2015 COMMITTEES: Compensation & Human Capital Nominating & Corporate Governance (Chair)	Laurie A. Tucker FOUNDER AND CHIEF STRATEGY OFFICER OF CALADE PARTNERS LLC

Experience and Qualifications

• Founder and Chief Strategy Officer for marketing consultancy firm, Calade Partners LLC since January 2014

• Senior Vice President-Corporate Marketing of FedEx Services, Inc., a subsidiary of FedEx Corporation, a public company engaged in transportation, e-commerce and business services, from 2000 to 2013 and was employed by FedEx in various capacities of increasing experience and responsibilities since 1978

• Bachelor’s degree and an MBA from the University of Memphis

Skills

• Ms. Tucker’s qualifications include financial and compensation expertise, global operations experience and strong leadership skills developed as a public company Board member, including as a member of public company Audit, Compensation and Nominating and Corporate Governance Committees, and as a senior executive serving in various roles at a large multinational public company

• These credentials, together with her expertise and experience in e-commerce, retail, technology, customer service and corporate marketing, add significant value to the Board of Directors and make Ms. Tucker a well-qualified candidate for re-election as a Director

Other Current Public Directorships • Forward Air Corporation • Chair of the Corporate Governance and Nominating Committee • Member of the Executive Committee

Bread Financial | 2023 Proxy Statement	37

AGE 66 DIRECTOR SINCE 2019 COMMITTEES: Compensation & Human Capital (Chair) Nominating & Corporate Governance	Sharen J. Turney FORMER CEO OF VICTORIA’S SECRET

Experience and Qualifications

• Chief Executive Officer of Russia-based jeans brand Gloria Jeans from November 2018 until November 2019

• Director of Sweden-based designer sock and underwear brand Happy Socks AB from January 2018 until November 2019

• President and Chief Executive Officer of Victoria’s Secret, a division of publicly-traded national retailer L Brands, Inc., from July 2006 until February 2016

• President and Chief Executive Officer of Victoria’s Secret Direct, the brand’s catalogue and e-commerce arm, from May 2000 until July 2006

• Served for 10 years in various executive roles including President and Chief Executive Officer of Neiman Marcus Direct, the direct marketing division of luxury brand retailer Neiman Marcus Group

• Served as an advisor to several retailers and technology companies

• Director of FULLBEAUTY Brands from July 2016 to September 2018

• Director of Nationwide Children’s Hospital, Inc., including as Chairman of the Board of its Research Institute, from 2012 to 2018

• Formerly served on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania

• Director of the University of Oklahoma Foundation, where she serves as the Chair of the Audit Committee and a member of the Investment Committee

• Bachelor’s degree from the University of Oklahoma

Skills

• Ms. Turney’s qualifications include executive and/or Board-level experience in the retail industry, including as an executive officer of a Fortune 500 fashion retailer, loyalty, marketing and digital/e-commerce expertise, global operations experience, service on public company Boards, including as a member of public company Compensation and Nominating and Corporate Governance Committees, financial expertise and executive leadership at companies operating in industries relevant to our business

• Our Board of Directors believes Ms. Turney’s expertise, particularly with respect to her retail and digital/e-commerce marketing experience, will benefit our business and enhance our understanding of our customers’ businesses, making her well-qualified for re-election as a Director

Other Current Public Directorships

• Paycom Software, Inc.

• Member of the Compensation Committee and Nominating & Corporate Governance Committee

• Academy Sports and Outdoors, Inc.

• Member of the Compensation Committee and Nominating & Corporate Governance Committee

Other Public Directorships in the Past Five Years • M/I Homes, Inc.

38	Bread Financial | 2023 Proxy Statement

Role of Proxies in Election of Directors

The persons named as your proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a majority of the votes cast, at the meeting or by proxy. This means that the seven nominees will be elected if they receive more “For” votes than “Against” votes. In accordance with Section 3.3.1 of our bylaws, any nominee who is currently serving as a director and does not receive a majority of votes cast shall immediately tender his or her resignation for consideration by our Board of Directors. Our Board of Directors will then evaluate whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors will publicly disclose its decision to accept or reject such resignation and its rationale within 90 days from the date of certification of the director election results.

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Executive Officers

Age: 62	Ralph J. Andretta PRESIDENT | CHIEF EXECUTIVE OFFICER | DIRECTOR
Biographical Information • Mr. Andretta’s biographic information appears under Proposal One: Election of Directors in this proxy statement.

Age: 57	Perry S. Beberman EXECUTIVE VICE PRESIDENT | CHIEF FINANCIAL OFFICER

Biographical Information

• Joined Bread Financial as Executive Vice President and Chief Financial Officer in July 2021.

• Served in various leadership roles with increasing responsibility at Bank of America from 2005 to June 2021, including as Senior Vice President and Finance Executive of Bank of America’s consumer and wealth management lending products from October 2019 to June 2021.

• Joined Bank of America following its acquisition of MBNA in 2005, where he had spent more than 17 years in leadership roles with increasing responsibility.

• Director of Ronald McDonald House of Delaware, where he serves as the Chair and a member of the Executive Committee, Finance Committee, Governance Committee and Advisory Committee.

• Director of Reach Riverside Corp., where he serves as the Chair of the Finance Committee.

• Holds a Bachelor’s degree in business administration and an MBA from the University of Delaware.

40	Bread Financial | 2023 Proxy Statement

Age: 58	Valerie E. Greer EXECUTIVE VICE PRESIDENT | CHIEF COMMERCIAL OFFICER

Biographical Information

• Joined Bread Financial as Executive Vice President and Chief Commercial Officer in June 2020.

• Before joining Bread Financial, led the U.S. cards co-brand business at Citigroup, where Ms. Greer worked from September 2011 to April 2020.

• Served as the General Manager, Partnerships for JPMorgan Chase from 2006 to 2011.

• Served in senior leadership positions with increasing responsibility at HSBC from 1994 to 2006, including as the Executive Director of HSBC’s private label business from 2003 to 2006.

• Director of Ruling Our eXperiences, Inc., a girls not-for-profit organization where she serves as a member of the Development Committee.

• Holds a Bachelor’s degree from University of Manitoba and an MBA from the Kellogg School of Management at Northwestern University.

Age: 49	Tammy M. McConnaughey EXECUTIVE VICE PRESIDENT, OPERATIONS AND CREDIT RISK

Biographical Information

• Has served as Executive Vice President, Operations and Credit Risk of Bread Financial since January 2021; originally joined the Company in 1992.

• Prior to her current role, Ms. McConnaughey served in increasingly senior leadership positions over her thirty-year tenure with the Company across collections, customer care and credit risk, most recently as Senior Vice President of Operations and Credit Risk.

• Director of Mid-Ohio Food Collective, a not-for-profit organization.

• Holds a Bachelor’s degree in business from Mount Vernon Nazarene University.

Bread Financial | 2023 Proxy Statement	41

Age: 61	Joseph L. Motes III EXECUTIVE VICE PRESIDENT | CHIEF ADMINISTRATIVE OFFICER | GENERAL COUNSEL | SECRETARY

Biographical Information

• Has served as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Bread Financial since June 2019; originally joined the Company as General Counsel and Secretary in July 2015.

• Before joining Bread Financial, Mr. Motes was a partner at Akin, Gump, Strauss, Hauer & Feld, LLP, where he worked for nearly 20 years and was the lead relationship partner for the Company.

• Holds a Bachelor’s degree in geology from Trinity University and a J.D. from Southern Methodist University Dedman School of Law, where he served as Editor-in-Chief of the SMU Law Review.

Age: 50	J. Bryan Campbell SENIOR VICE PRESIDENT | CHIEF ACCOUNTING OFFICER

Biographical Information

• Joined Bread Financial as Senior Vice President and Chief Accounting Officer in November 2021.

• Came to Bread Financial from American Express Company, where he served as Vice President of Finance within the Controllership leadership team from February 2017 to November 2021, Vice President of Finance – Head of External Reporting from March 2015 to February 2017, and in other roles of increasing responsibility from August 2007 to March 2015.

• Served as Assistant Controller at General Electric Company from 2006 to 2007.

• Held various strategic and finance roles at Credit Suisse, Deloitte and KPMG from 1995 to 2006.

• Holds a Bachelor’s degree in accounting and finance from the University of Colorado at Boulder and is a Certified Public Accountant in the state of Colorado.

42	Bread Financial | 2023 Proxy Statement

Compensation & Human Capital Committee Report

The Compensation & Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation & Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the members of the Compensation & Human Capital Committee.

Karin J. Kimbrough (current committee member; not standing for re-election)

Laurie A. Tucker

Sharen J. Turney, Chair

Bread Financial | 2023 Proxy Statement	43

Compensation Discussion & Analysis

Named Executive Officers

This Compensation Discussion and Analysis (CD&A) describes the material compensation elements for each of Bread Financial’s named executive officers (NEOs) and provides an overview of the compensation policies and practices applicable to our NEOs.

Ralph Andretta President and CEO	Perry Beberman Executive VP, Chief Financial Officer	Valerie Greer Executive VP, Chief Commercial Officer	Tammy McConnaughey Executive VP, Operations and Credit Risk	Joseph Motes Executive VP, Chief Administrative Officer, General Counsel and Secretary

44	Bread Financial | 2023 Proxy Statement

2022 Company Highlights

Despite the headwinds of a volatile macroeconomic environment, 2022 was another successful transformational year for the Company. Our key 2022 accomplishments included the following:

•	We achieved our 2022 financial targets and delivered solid performance across key financial metrics, including:

•	Delivering average loans of $17.8 billion, an increase of 13% year-over-year;

•	Generating revenues of $3.8 billion, an increase of 17% year-over-year;

•	Generating positive operating leverage of 2%; and

•	Delivering net income of $223 million, a decrease of 72% year-over-year, but delivering pretax pre-provision earnings (PPNR) of $1.9 billion, an increase of 19% year-over-year. PPNR is a non-GAAP financial measure; see the reconciliation included in Appendix A.

•	Throughout the year, we strengthened our financial resilience through improvement in capital positioning and debt reduction.

•	We increased our credit loss absorption capacity through higher loan loss reserves.

•	We grew retail direct-to-consumer deposits on our Bread Savings platform to $5.5 billion, a 72% increase year-over-year.

•	We rebranded from Alliance Data to Bread Financial, reflecting the culmination of a multi-year business transformation strategy to become a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions.
•	We had another strong year of business development, including:

•	the addition of significant new brand partners, including iconic brands such as AAA and the National Football League; and

•	the renewal of key existing brand partnerships, including Ulta and Victoria’s Secret, securing approximately 85% of our loans through 2025.

•	We expanded our product suite and direct-to-consumer offerings, through the launch of our Bread Cashback™ American Express® card and other Bread Pay and Bread Savings products.

•	We invested more than $125 million in incremental technology modernization, digital advancement, marketing and product innovation, as well as completing the conversion of our core processing services to Fiserv.

•	In recent years, we have strengthened our risk and control environment, particularly in the areas of enterprise risk management, cybersecurity and capital planning.

•	As of December 31, 2022, we maintained a strong balance sheet and had $0.9 billion in liquidity at parent, consisting of cash on hand and availability under our revolving credit facility, and our subsidiary banks, on a combined basis, had approximately $3.8 billion in cash on hand and $3.3 billion in equity.

•	We made significant progress integrating ESG into our enterprise risk management program, including the development of an ESG risk framework.

Bread Financial | 2023 Proxy Statement	45

2022 Compensation Highlights

We believe that our executive compensation programs appropriately balance risk and financial results, reward our NEOs for performance and promote our overall compensation objectives. We seek to structure our compensation programs to encourage our executives to deliver strong results over the short-term while making decisions that create sustained value for our stockholders over the long-term. As illustrated below, the total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation that is tied to performance, with 85% of our CEO’s total pay at risk and 77% of our other NEOs’ average total pay at risk. The 2022 performance-based component of our CEO’s and our other NEOs’ comprised 61% and 60%, respectively, of such executive officers’ total direct compensation

2022 CEO PAY MIX(1)	2022 AVERAGE NAMED EXECUTIVE PAY MIX(1)

(1)	These pay mix charts exclude amounts listed in the column titled “All Other Compensation” in the Summary Compensation Table included in this proxy statement.

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Below are certain of the key decisions and enhancements that we made in 2022 that we believe demonstrate the continued and increasing alignment of our executive compensation programs with the interests of our stockholders and our long-term financial objectives:

•	Adopted a single unified scorecard for our annual incentive compensation (AIC) program, reflecting the Company’s multi-year business transformation into a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions within a single operating segment.

•	Included rigorous performance metrics in the AIC scorecard, which functioned as designed. Notably, challenges experienced in connection with the outsourcing of our core processing services resulted in a significant reduction in the overall payout percentage that would otherwise have been achieved on our 2022 AIC scorecard, demonstrating the direct connection between successful execution of business initiatives and executive compensation.

•	Our CEO’s total compensation, as reported in the Summary Compensation Table, and the “compensation actually paid” (CAP), as defined under the SEC rules, to our CEO decreased in the last two consecutive years, with our CEO’s CAP decreasing by approximately 68% in 2022 from the prior year period, which is reflective of our common stock’s underperformance against our peer group.

•	Further integrated ESG into our AIC program, with many of our scorecard metrics tied to our broader

ESG priorities, including Environmental (advancing our paperless initiatives by increasing Active Digital Users), Social (through our Associate Engagement, Opportunity Index, DE&I, Turnover, Service Levels and Customer Complaints metrics) and Governance (through our ERM metrics and supervisory ratings modifier).

•	For the second consecutive year, 60% of our NEOs’ long-term equity incentive compensation awards were performance-based restricted stock units (PBRSUs), with the remaining 40% time-based restricted stock units (TBRSUs), emphasizing the performance component of our NEO’s long-term equity incentive compensation.

•	The ROE goals we established for our 2022 PBRSUs were more challenging than the ROE goals (from continuing operations) that we set in our 2021 grants, despite the macroeconomic headwinds we faced in 2022.

•	No individual discretionary adjustments were made to the compensation of our NEOs.

•	We do not have any employment, severance or change in control agreements with continuing benefits with any of our NEOs.

For additional actions we have taken to improve our compensation programs, practices and disclosures, see “– Say-on-Pay” below on page 50.

Bread Financial | 2023 Proxy Statement	47

Compensation Principles and Governance

We consider our executive compensation program integral to our ability to grow and improve our business. Our executive compensation program is structured at competitive levels and is designed to reward executive officers when the Company achieves above industry-average performance, and to significantly reduce rewards for performance below expectations. We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of pre-established financial and non-financial objectives that support our business strategy, with a mix that balances short- and long-term goals.

The Compensation & Human Capital Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term incentives to avoid overweighting short-term objectives. The goals of our executive compensation program are to properly incentivize and reward our executives for performance and to allow us to attract, retain and motivate the highest level of executive talent to guide our business and successfully execute our strategy.

The primary principles of our compensation program are described below:

PRINCIPLES OF OUR COMPENSATION PROGRAM

Pay for Performance	The key principle of our compensation philosophy is pay for performance. We measure performance against challenging annual and long-term goals aligned with our key business priorities.

Delivery of Long-Term Stockholder Value	We reward performance that meets or exceeds goals that the Compensation & Human Capital Committee establishes with the objective of increasing stockholder value over time and driving long-term strategic outcomes, including our ESG efforts.

Motivate and Retain Key Talent	It is essential that we attract, retain and motivate the highest level of executive talent to guide our business and successfully execute our long-term strategy, and we design our executive compensation program to do so.

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Key Compensation Policies and Practices

Our compensation programs, practices and policies are reviewed and evaluated on an ongoing basis to address evolving best practices and changing regulatory requirements. We list below some of the more significant best practices we have adopted and the practices we have avoided.

What We Do	What We Don’t Do

PERFORMANCE-BASED PAY

We emphasize pay for performance. For 2022, executive compensation included both non-equity and long-term equity components tied to financial and non-financial performance.

ROBUST GOAL-SETTING

We set challenging goals that align with Company strategy.

CLAWBACK PROVISIONS

Our equity incentive plans include provisions that allow us to “clawback” executive incentive compensation in certain circumstances.

DOUBLE-TRIGGER CHANGE IN CONTROL

We use double trigger acceleration provisions upon a change in control in our equity incentive plans and related equity award agreements.

SIGNIFICANT STOCK OWNERSHIP

Our directors and executive officers have significant stock ownership guidelines.

BALANCED COMPENSATION STRUCTURE

We utilize a balanced approach to compensation, combining fixed and variable, short-term and long-term, and cash and equity components.

INDEPENDENT COMPENSATION COMMITTEE

Each member of our Compensation & Human Capital Committee meets the independence requirements under SEC rules and NYSE listing standards.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation & Human Capital Committee engages an independent compensation consultant.

NO EMPLOYMENT, SEVERANCE OR CHANGE IN CONTROL AGREEMENTS

We do not have employment, severance or change in control agreements with our executive officers.

NO TAX GROSS-UP PROVISIONS

We do not enter into excise tax gross-up arrangements with any of our executive officers.

NO EXCESSIVE PERQUISITES

We provide only limited perquisites to our executive officers.

NO SPECULATIVE TRADING

Our directors and executive officers are prohibited from trading in puts or calls or engaging in short sales with respect to our securities.

NO EXCESSIVE RISK-TAKING

We regularly review our compensation program to ensure that the program does not promote unnecessary or excessive risk-taking.

NO PLEDGING OF OUR SECURITIES

Our directors and executive officers are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

NO HEDGING OF OUR SECURITIES

Our directors, executive officers and associates are prohibited from engaging in hedging transactions with respect to our securities.

NO DIVIDENDS ON RSUs UNLESS VESTED

We do not pay dividends or dividend equivalent rights on RSUs granted to directors or executive officers unless they vest.

Bread Financial | 2023 Proxy Statement	49

Say-on-Pay

At our 2022 annual meeting of stockholders, we received approximately 83% approval for the “say-on-pay” advisory vote on the compensation of our NEOs. In 2022, we engaged in proactive outreach efforts with investors representing approximately 80% of our common stock, and holders of approximately 57% of our common stock responded and engaged with us on various matters, including executive compensation. For more information on our engagement efforts and feedback received through these stockholder conversations, please see “Corporate Governance – Stockholder Engagement”.

In recent years, in response to feedback received from our stockholders and their advisors, the Compensation & Human Capital Committee has made significant improvements to our executive compensation program, practices and disclosures. The changes aim to enhance our performance-driven compensation structure, further align our executive compensation practices with best practices and principles and enhance the transparency of our disclosures, which changes include the following:

•	Enhanced Disclosure of Our AIC Balanced Scorecard. We have provided an enhanced disclosure regarding our AIC awards, including additional detail regarding our 2022 AIC balanced scorecard, our performance against the metrics and targets approved in advance by the Compensation & Human Capital Committee for the scorecard and the rationale for choosing the specified metrics included in the scorecard. See “—2022 Balanced Scorecard Targets and Results.”
•	Enhanced Disclosure of PBRSU Performance Goals and Targets. We have included an enhanced disclosure regarding the goals and targets set by the Compensation & Human Capital Committee with respect to PBRSUs granted to our CEO and other NEOs in 2022 for the 2022-2024 performance period. See “—2022-2024 LTIC Awards Granted in 2022.”

•	Enhanced Disclosure of Compensation Committee Decision Processes. We have enhanced the description of the committee processes for considering our performance throughout the year and determining the level and pay mix associated with the year-end incentive and equity awards granted to our CEO and other NEOs. See “—Compensation Programs” and “—Compensation Determination Process.”

•	Updated Our Peer Group. In September 2022, the Compensation & Human Capital Committee made changes to our peer group used to determine the level and components of our NEO compensation in consideration of our current size and focus on financial services sector following the transformative events of recent years.

The Compensation & Human Capital Committee will continue to consider the long-term interests of the Company and our stockholders when making decisions regarding our compensation program and outcome of future say-on-pay votes. We currently provide stockholders an annual “say-on-pay” advisory vote on the compensation of our NEOs, and we intend to continue doing so on an annual basis, subject to our stockholders’ votes on Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

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Compensation Programs

Overview of 2022 NEO Compensation Program Elements

The following is an overview of the 2022 compensation program elements for our NEOs. We use each component of compensation to satisfy one or more of our compensation objectives. The Compensation & Human Capital Committee places a significant portion of the overall target compensation for our executive officers “at risk,” without encouraging excessive or unnecessary risk-taking.

	Form of Payment	Performance Period	Performance Criteria	Objectives	For More Information

Base Salary	Cash; Fixed	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Compensates for day-to-day performance • Attract, retain and reward NEOs with competitive fixed pay • Reflects experience and job scope	Page 52

Annual Incentive Compensation (AIC)	Cash; Performance-Based	One Year	Balanced Scorecard Results, Adjusted Upwards or Downwards by Strategic Modifiers

• Balanced Scorecards incorporate range of Stockholder, Associate and Customer Performance Metrics

• Rewards successful completion of annual, pre-established strategic goals, both financial and non-financial, including ESG

Page 52

Long-Term Incentive Compensation (LTIC)	60% Performance-Based RSUs	Three-Year Cliff Vesting	Return on Equity (ROE)	• Aligns incentives with stockholder interests and long-term financial objectives • Intended to satisfy long-term retention objectives	Page 60
	40% Time-Based RSUs	Vests Ratably Over Three-Year Period	Time-Based RSUs, subject to continued employment	• Rewards creation of long-term value • Provides opportunity for stock ownership, which attracts and motivates our NEOs and promotes retention	Page 60

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Base Salary

While a meaningful portion of our NEOs’ compensation is contingent upon meeting specified performance targets, we pay our NEOs a base salary as fixed compensation for their time, efforts and commitments throughout the year. To aid in attracting and retaining qualified executive officers, the Compensation & Human Capital Committee seeks to keep base salary competitive by considering, among other factors, the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at our proxy peer group; internal pay equity; the expertise of the individual; and the competitiveness in the market for the executive officer’s services. The committee reviews base salaries at least annually.

In January 2022, the Compensation & Human Capital Committee, with its independent compensation consultant, reviewed the base salaries of our NEOs for fiscal year 2022. The committee considered the various factors set forth above, together with a competitive assessment of the Company executive compensation against the Company’s peers and other industry data prepared by the independent compensation consultant, and approved increases in base salary for 2022 of 10% for Mr. Andretta, 5% for Mr. Beberman, 3% for Ms. Greer, 14.5% for Ms. McConnaughey and 5% for Mr. Motes. With respect to Mr. Andretta, the 10% increase in base salary was intended to bring Mr. Andretta’s base salary from between the 25th and 50th percentile, relative to peer data, to slightly above the 50th percentile. With respect to Ms. McConnaughey, the committee approved a larger relative increase in base salary primarily for internal pay equity. These changes in base salary became effective in January 2022.

BASE SALARY (ANNUALIZED RATE)

Named Executive Officer	2022	2021	% Change

Ralph J. Andretta	1,155,000	1,050,000	10.0%

Perry S. Beberman	630,000	600,000	5.0%

Valerie E. Greer	640,000	620,000	3.0%

Tammy M. McConnaughey	630,000	550,000	14.5%

Joseph L. Motes III	630,000	600,000	5.0%

Annual Incentive Compensation (AIC)

AIC is the annual cash-denominated performance-based component of executive compensation designed to provide an incentive to our NEOs and other executive officers to contribute to our annual growth and profitability objectives and to retain such executive officers. The Compensation & Human Capital Committee focuses on matching rewards with results and encourages executive officers to make significant contributions toward our financial results by providing a basic reward for reaching threshold expectations, plus an upside for reaching our aspirational goals. Our formulaic AIC program is structured to reflect specific and measurable financial and non-financial goals (including ESG-related matters), which are approved by the Compensation &

Human Capital Committee at the beginning of the year and set forth on the Company’s annual balanced scorecard.

For 2022, the Compensation & Human Capital Committee adopted a single balanced scorecard for our AIC program. In prior years, when the Company had a number of different reporting segments, we utilized multiple scorecards in our AIC program. The transition in 2022 to a single unified scorecard was reflective of the Company’s multi-year business transformation into a more focused tech-forward payment, lending and savings solutions provider with a single operating segment.

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HOW AIC AWARDS ARE CALCULATED

Below is a description of the manner in which the Compensation & Human Capital Committee calculates the amount of the AIC payout, if any, for each of our NEOs:

During fiscal year 2022, each of our NEOs was eligible to earn an AIC award. Each NEO’s target AIC award was expressed as a percentage of his or her base salary, reflecting peer and industry data and practice, internal equity among executive officers, and the intended value and mix of target total direct compensation. After the end of the fiscal year, the Compensation & Human

Capital Committee determined the amount of each NEO’s AIC award based upon the Company’s achievement against pre-determined goals, as set forth in the Company’s 2022 balanced scorecard and as modified by the four strategic modifiers that were adopted as part of the 2022 AIC program. For 2022, the Compensation & Human Capital Committee elected to increase the maximum payout for the AIC program, following a review of peer data indicating that 82% of peers had maximum payouts of 200% or above for their AIC programs. Our 2022 balanced scorecard provided for a maximum payout opportunity of 200% of the target AIC amount for each NEO, and each of the four strategic modifiers could either increase or decrease the total payout percentage by 5%, for a maximum adjustment of 20%, upwards or downwards.

The Compensation & Human Capital Committee established threshold, target and maximum goal levels, with threshold equating to a 50% payout level, target equating to a 100% payout level, and maximum equating to a 200% payout level. Threshold refers to the minimum acceptable level of performance that will result in payout, target is the desired level of performance, and maximum is the level of performance that will result in a maximum payment, which cannot be exceeded (except on account of achievement of the strategic modifiers discussed below). Results are interpolated for performance between threshold and target, and between target and maximum. Because the metric goals are evenly distributed between threshold, target and maximum, while metric funding is set at 50% for threshold, 100% for target and 200% for maximum, this means that performance above target results in a steeper funding curve, driving motivation.

The score for each individual metric is then multiplied by the weighting assigned to that metric (see “—2022 Balanced Scorecard Targets and Results” below), and the weighted scores for all metrics are added together to determine the total scorecard results.

Establishing a maximum payout amount under our AIC plan deters excessive risk-taking, while having an equitable payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

Bread Financial | 2023 Proxy Statement	53

2022 BALANCED SCORECARD DESIGN

Our 2022 balanced scorecard encompassed a selection of both financial and non-financial metrics important to all stakeholders, including metrics relating to our Stockholders, Customers and Associates. The scorecard consists of rigorous, quantitative performance metrics that were pre-established early in the year in these three categories (Stockholders, Customers, Associates). The Compensation & Human Capital Committee then reviewed progress against each metric throughout the year and evaluated achievement of the metrics in January 2023. The scorecard metrics were established by reference to our corporate strategy, which is designed to deliver superior performance, and in turn create value for our stockholders and benefit our customers, associates and the communities in which we operate. The financial metrics selected for 2022 were designed to incentivize strong financial results and align our NEOs’ interests with the interests of our stockholders, while the inclusion of non-financial metrics allowed us to also prioritize initiatives of significance in value-creation, including in the areas of risk, control and regulatory matters, ESG-related matters, customer and client relationships and human capital management. The goals were designed to be challenging and were expected to incentivize our NEOs to advance our strategic and operational priorities, in the face of uncertain macroeconomic indicators.

Below is a description of the scorecard metrics selected by the Compensation & Human Capital Committee for 2022, along with detail regarding the rationale for each metric’s inclusion in the 2022 scorecard:

	Metric	Measurement of Metric	Why Metric is Important

Shareholder (60%)	Average Loans	Average total amount of our credit card and other loans during 2022, including any loans classified as held-for-sale.	Important indicator of the Company’s growth and ability to generate new loans and accounts.
	Net Credit Loss (NCL)	Total net principal credit losses for the calendar year 2022.	Focuses management on quality underwriting, credit risk management and successful collection and recovery efforts.
	Pretax Pre-provision Earnings (PPNR)(1)	PPNR is calculated by increasing/decreasing Income from continuing operations before income taxes by the net provision/release in Provision for credit losses. PPNR is a non-GAAP financial measure and is reconciled to the most directly comparable GAAP measure included in our consolidated audited financial statements in Appendix A.	Measures our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. When used in concert with credit-related metrics like Net Credit Loss, PPNR provides additional clarity in understanding our results and trends. It is a key measure to track core earnings over time to demonstrate sustainable, profitable growth. Accordingly, PPNR is weighted at 3x other financial metrics within “Shareholder” category.
	Operating Leverage(1)	The calendar year-over-year change in total revenue net, less the calendar year-over-year change in non-interest expense.	Measures discipline around deployment of resources and expense control in relation to revenue growth, efficiency and value creation. It is an important indicator of profitable growth.
	ERM -% of Self-Identified Issues	An issue is considered self-identified when sourced through one of various channels within the Company’s Enterprise Risk Management (ERM) program.	Measures the success of our ERM program in proactively identifying and reporting potential issues impacting our risk tolerances. Strong governance and proactive risk management are guiding principles of our company’s strategy.
	ERM - Timely Remediation of Issues	Measured based on the number of days between the opening of the applicable issues and remediation.	Measures the success of our Enterprise Risk Management program in efficiently remediating issues that impact our risk tolerances. Strong governance and proactive risk management are guiding principles of our company’s strategy.

54	Bread Financial | 2023 Proxy Statement

	Metric	Measurement of Metric	Why Metric is Important

Customer (25%)	Service Level Agreements (SLAs)	The percent of monthly telephone service levels achieved when compared to our contractual client agreements for calendar year 2022.	Our industry is highly competitive, and one of the factors upon which we compete is the level of service that we provide to our customers. Our partnership agreements with brand partners generally require that we commit to certain service levels, and we believe that the extent to which we comply with these standards drives customer satisfaction and our ability to retain brand partners and drive new business.
	Active Digital User Rate	Calculated based on digital users receiving a billing statement divided by active billing accounts over a specified period.	Increasing our active digital user rate is a key part of our ESG paperless initiatives. In addition, encouraging customers to use our digital platforms allows us to better service our customers and drives significant cost savings.
	Customer Experience - Complaints	Annualized complaints as a percent of average active accounts for 2022.	It is a business imperative that our customers have positive experiences in the touch points they have with us. Our customers (and brand partners) have many options available to them, and if we are unable to provide consistently positive experiences, we may be unable to effectively compete.

Associate (15%)	Associate Engagement

Composite score on the three “Engaged Outcome” sections of the Company’s Annual Associate Survey, measuring:

• Career Confidence: Overall, I believe my career goals can be met at this company.

• Motivation: This company motivates me to contribute more than is required by my work.

• Advocacy: I would recommend this company to people I know as a great place to work.

We take a holistic approach to our associates’ experiences, recognizing that an engaged workforce drives our long-term growth and sustainability. This metric seeks to measure associate engagement, by looking at the extent to which associates have confidence in the business, are motivated to go above and beyond in their roles, and serve as advocates for our brand.
	Opportunity Index	Measured based on promotions, lateral moves and internal cross-functional hires.	A priority for our management team is to develop and execute human capital-intensive strategies to ensure our workforce readiness, growth and advancement, with the goal of furthering our associates’ unique career journeys and developmental needs. Internal movement and promoting from within are also core to retaining top talent.
	DE&I	Measurement based on minority associate population’s promotions and lateral moves.	One of our key DE&I priorities is to create pathways for hiring and promotion of diverse candidate that map to market availability. Diverse workforces bring different perspectives, which help to create high performing teams, driving our business forward.
	Turnover	Measured based on total organization turnover	To deliver an exceptional experience to our customers and advance our key business priorities, it is crucial that we retain a high-quality, tenured workforce.

(1)

At the time of the committee’s approval of the 2022 Balanced Scorecard, the committee pre-approved certain adjustments that would impact the calculation of PPNR and Operating Leverage metrics. These adjustments are discussed below under “2022 Balanced Scorecard Targets and Results.”

In addition, for the 2022 AIC program, the committee created four “strategic modifiers” to the scorecard, which were based on four strategic business initiatives for the Company in 2022. These strategic modifiers were:

•

Successfully launching our branded Bread CashbackTM American Express® Credit Card, which is our new direct-to-consumer, general purpose cashback credit card. The committee chose this modifier because this open-network card is an important new product for us to capture incremental spend and build and retain customer relationships.

•	Achieving supervisory ratings from our regulators at levels specified in advance by our Compensation & Human Capital Committee.

Bread Financial | 2023 Proxy Statement	55

•	Successfully launching our new Bread Financial corporate brand, which was a significant cross-functional undertaking that marked another key step in our business transformation.

•	Successfully outsourcing our core processing services, a transformational milestone in our technology modernization plan.

Each of the strategic modifiers was to be measured by the committee on a pass/fail basis and modify the total scorecard result by either +5% or -5% (for aggregate impact of up to +/-20%). A description of the factors that the committee considered in evaluating the success of each modifier, and the Company’s final results on the modifiers, are included below under “—2022 Balanced Scorecard Targets and Results.”

2022 BALANCED SCORECARD TARGETS AND RESULTS

Below is detail regarding the threshold, target and maximum performance targets for each metric in our 2022 balanced scorecard, which were pre-established in early 2022, as well as the scorecard results:

	Measure	Threshold	Target	Maximum	Total Scorecard Weight	Annual Results	Score	Weighted Score
Shareholder (60%)	Average Loans	$16,986	$17,987	$18,987	9%	$17,768	89.05%	8.01%
	Net Credit Loss (NCL)	$1,006	$931	$856	9%	$968	75.26%	6.77%
	Pretax Pre-provision Earnings (PPNR)(1)	$1,680	$1,867	$2,053	27%	$1,968	154.44%	41.70%
	Operating Leverage(1)	0.00%	3.97%	7.94%	9%	5.31%	133.72%	12.04%
	ERM - % of Self-Identified Issues	65%	75%	85%	3%	82.5%	175.10%	5.25%
	ERM - Timely Remediation of Issues	85%	90%	95%	3%	89.4%	94.00%	2.82%
Customer (25%)	Service Level Agreements (SLAs)	83%	88%	93%	8.33%	78.22%	0.00%	0.00%
	Active Digital User Rate	61.79%	62.96%	64.13%	8.33%	61.89%	54.27%	4.52%
	Customer Experience - Complaints	0.86%	0.80%	0.74%	8.33%	0.820%	85.34%	7.11%
Associate (15%)	Associate Engagement	66%	71%	76%	3.75%	75.94%	198.80%	7.46%
	Opportunity Index	45%	50%	55%	3.75%	56.50%	200.00%	7.50%
	DE&I	64.50%	67.50%	70.50%	3.75%	84.00%	200.00%	7.50%
	Turnover	27.20%	24.20%	21.20%	3.75%	23.10%	136.67%	5.13%

(1)Results impacted by certain pre-approved adjustments; see discussion below for additional details.							Scorecard Result	115.81%

Strategic Modifiers
Modifier Description	Measure	Impact to IC Funding Score	Scorecard Result + Strategic Modifiers = 125.81%
Launch of Proprietary Card	Pass	+5%
Supervisory Ratings	Pass	+5%
Launch of New Corporate Brand	Pass	+5%

Outsourcing Core Processing Functions	Fail	-5%

Grand Total: +10%

56	Bread Financial | 2023 Proxy Statement

As shown above, the Company’s results on the 2022 balanced scorecard (before applying the strategic modifiers) yielded a payout percentage of 115.81%. On the Shareholder metrics, the Company’s performance was generally strong, especially on PPNR, Operating Leverage and Enterprise Risk Management: Self-Identified Issues. For 2022, PPNR increased 19% year-over-year, reflecting our management team’s continued focus on delivering quality growth. This PPNR result exceeded the Company’s target goal, yielding a score of 154.44% on the balanced scorecard. Operating Leverage and Enterprise Risk Management: Self-Identified Issues also significantly exceeded target, earning scores of 133.72% and 175.10%, respectively. As shown above, each of the other Shareholder metrics scored between threshold and target. The results of PPNR and Operating Leverage were impacted by certain adjustments made by the committee, which are described in more detail below.

The Company’s weakest performance on the 2022 scorecard was within the Customer metrics. The Company failed to achieve threshold performance on its SLA metric, which was primarily a result of missing pre-defined customer service levels due to service interruptions experienced in connection with the outsourcing of our core processing services, resulting in a 0% score on that metric. On Active Digital User Rate and Customer Experience – Complaints, the Company exceeded threshold on each metric, but failed to achieve target, resulting in scores of 54.27% and 85.34%, respectively. These results were also negatively impacted by the outsourcing of our core processing services that we completed in 2022, during which time many of our customers experienced outages and interruptions in our call center operations and online customer service platforms, resulting in customer complaints, negative social media postings and other adverse impacts.

In the Associate metrics on the scorecard, the Company’s performance was very strong in 2022, which we believe is reflective of our NEOs’ commitment to promoting a diverse, inclusive and engaged workforce that drives our long-term growth and sustainability. On both Opportunity Index and DE&I, the Company exceeded the maximum target, resulting in 200% scores on those metrics. The Company’s score on Associate Engagement fell just short of maximum performance, yielding a score of 198.80%. Performance on the Turnover metric was also strong, exceeding target and earning a score of 136.67% on the scorecard. Additional detail regarding our human capital strategies, as well as our broader ESG and sustainability efforts, can be found in the “Commitment to Sustainability” section included elsewhere in this proxy statement.

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With respect to the strategic modifiers, below is a summary of the goals that the committee considered in evaluating the Company’s execution on each of the strategic modifiers, as well as the Company’s actual results on the initiatives and the scores assigned by the committee:

Strategic Modifier	Goals for Measuring Success	Outcome	Score

Launch of Proprietary Card

• Execute on time in coordination with American Express and media plan

• Achieve pro forma targets in new accounts, sales and average customer spend

• Support brand transformation efforts with external stakeholders

• Card launched on schedule in April 2022 with no major service issues

• Smooth deployment of first national advertising campaign

• Performance on new accounts, sales and average customer spend all exceeded 2022 forecasts

• Launch was well received by equity analysts, adding a critical component to our external brand transformation story

Pass (+5%)

Achievement of Specified Supervisory Ratings

• This modifier was based on our achievement of certain supervisory ratings from our regulators, with the targeted ratings established in advance by our Compensation & Human Capital Committee

• The supervisory ratings that we receive from our regulators are considered “confidential supervisory information,” which is owned by the applicable regulatory agency; as such, we are not permitted to publicly disclose specific detail regarding the ratings in this proxy statement or otherwise

		• The targeted supervisory ratings were achieved in 2022	Pass (+5%)

Launch of New Corporate Brand

• Execute rebrand on time and within budget

• Develop and launch of national omni-channel integrated media plan across our brand partners and direct-to-consumer

• Positive stakeholder receptivity and impact

• Quality execution internally, across digital properties, and externally to market

• Launched across 27 platforms supported by extensive PR outreach, brand ambassador and influencer content delivering over 1.3B paid and 20.5B earned media impressions

• Positive reception across all key audiences: customer, client and investment community. Brand health results achieved ‘good’ brand benchmark within first six months

Pass (+5%)

Outsourcing Core Processing Function	• Execute conversion on time and on budget • Minimal disruption to partners and customers • Platform stability with limited defects

• Executed on-time, although remediation costs resulted in project being over-budget

• Periods of partner and customer disruption occurred, resulting in remediation actions

• Platform stability under acceptable levels for a period of time; stability currently at acceptable levels

Fail (-5%)

In total, three passing scores and one failing score on the strategic modifiers resulted in a 10% net increase to the 2022 balanced scorecard, yielding a total payout percentage of 125.81%.

As referenced above, two of the metrics in the 2022 balanced scorecard (PPNR and Operating Leverage) were impacted by certain adjustments that were approved by the committee. When the scorecard was adopted in early 2022, the committee pre-approved the following adjustments to the calculation of the Company’s PPNR and Operating Leverage results: (i) portfolio gain on sale would not be included; (ii) any incentive-compensation expense accrued based on exceeding 100% of target, or released for not achieving 100% of target, would not be included; and (iii) any impacts of monetization of the Company equity interest in Loyalty Ventures Inc. (LVI) (gain / loss, costs, interest expense, etc.) would not be included. Of these pre-approved adjustments, the incentive-compensation expense adjustment and LVI adjustment resulted in increases to PPNR and Operating Leverage on the 2022 balanced scorecard. The committee considered the incentive-compensation adjustment ($16.2 million) to be appropriate because the Company’s NEOs and other associates would not be disadvantaged

58	Bread Financial | 2023 Proxy Statement

for having successfully exceeded incentive compensation targets (nor would such persons benefit from having failed to achieve such targets). The committee considered the LVI adjustment ($44.4 million), which was based on the write-down in value of the Company’s equity method investment in LVI, to be appropriate because the Company’s NEOs and other associates would not be disadvantaged (or conversely, benefit from) movements downwards or upwards in LVI’s stock price, which are beyond the Company’s control. The incentive-compensation adjustment and LVI adjustment increased the total AIC payout percentage on the 2022 scorecard by approximately 4.5% and 9.5%, respectively. There were no adjustments to the scorecard on account of portfolio gain on sale, as there were no portfolio sales completed in 2022.

In addition, the Compensation & Human Capital Committee approved an adjustment ($13.9 million) relating to legal, consulting and claims administration fees and expenses paid in 2022 in connection with the Company’s 2019 sale of its former Epsilon segment to Publicis Groupe S.A. Under the terms of the agreement governing that transaction, the Company agreed to indemnify Publicis and its affiliates against any losses related to a United States Department of Justice (DOJ) investigation, which later led to a deferred prosecution agreement between Epsilon and the DOJ. The Company continues to have residual indemnification obligations relating to this matter, which the committee believed were appropriate to adjust for in calculating PPNR and Operating Leverage, considering the timeframe (2019 and prior) from which these obligations arose. This Epsilon/DOJ adjustment increased the total AIC payout percentage on the 2022 scorecard by approximately 3.9%.

SUMMARY OF 2022 PERFORMANCE-BASED AIC PAYMENTS

The following table sets forth a summary of the AIC payments for the 2022 performance year, calculated using the final payout percentage of 125.81% from the 2022 balanced scorecard. These AIC payments are also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

	Annual Base Salary ($)	x	Target AIC (%)(1)	=	Target AIC ($)	x	Final Payout Percentage	=	AIC Payment ($)

Ralph J. Andretta	1,155,000		180%		2,079,000		125.81%		2,615,590

Perry S. Beberman	630,000		150%		945,000		125.81%		1,188,905

Valerie E. Greer	640,000		150%		960,000		125.81%		1,207,776

Tammy M. McConnaughey	630,000		150%		945,000		125.81%		1,188,905

Joseph L. Motes III	630,000		150%		945,000		125.81%		1,188,905

(1)

For fiscal year 2022, the Compensation & Human Capital Committee, following review of a competitive assessment of peer benchmarking data prepared by its independent compensation consultant, approved increases in target AIC for Mr. Andretta from 160% to 180%, for Ms. McConnaughey from 100% to 150%, and for Mr. Motes from 125% to 150%. The Compensation & Human Capital Committee reviews this data at the beginning of each year in setting target AIC percentages for our NEOs for the upcoming year.

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DISCRETIONARY ADJUSTMENTS

Our CEO may recommend to the Compensation & Human Capital Committee adjustments with respect to the individual AIC payout of our NEOs (other than with respect to CEO’s own payment amount). The committee may adjust the AIC payout of the executive officers other than the CEO, and the Board of Directors may adjust the CEO’s AIC payout, as well as that of any other executive officer. For fiscal year 2022, no discretionary adjustments were requested or made for any of our NEOs.

Long-Term Equity Incentive Compensation (LTIC)

We grant long-term equity incentive awards to align the interests of our NEOs and other executive officers with those of our stockholders and foster a focus on long-term results, as well as to encourage retention. In granting these awards, the Compensation & Human Capital Committee may establish such restrictions, performance measures and targets as it deems appropriate. Awards of performance-based LTIC pay out solely upon attainment of a threshold level of pre-determined performance targets, as well as continued employment of the executive officer.

In determining the size of long-term equity incentive awards, the committee generally considers, among other factors, the value of total direct compensation for comparable positions at our proxy peer group,

Company and individual performance against strategic plans, the number and value of LTIC awards previously granted, the allocation of overall equity awards attributed to our executive officers relative to all equity awards and the relative proportion of long-term incentives within the total direct compensation mix.

In 2022, we granted LTIC awards to our senior management and executive officers, including our NEOs, pursuant to our 2020 Omnibus Incentive Plan. As permitted by the plan, the Board of Directors has delegated its authority under the plan to the Compensation & Human Capital Committee, except for purposes of awards to the CEO.

2022 LTIC PLAN DESIGN

In 2022, for the second consecutive fiscal year, the Compensation & Human Capital Committee, and the Board of Directors with respect to the CEO, structured our LTIC plan for our NEOs to consist of 60% performance-based restricted stock units (PBRSUs) and 40% time-based restricted stock units (TBRSUs), the features of which are summarized in the table below:

Element	Key Metrics	Features

Performance-Based Restricted Stock Units (60% of Award)	• Pre-determined annual ROE targets over 3-year period (0-150% achievement) • Annual ROE achievement averaged at end of 3-year term	• 3-year cliff vesting period (FY 2022-2024) • Payout tied to performance and stock price • Annual ROE targets, established at the time of grant by the committee

Time-Based Restricted Stock Units (40% of Award)	• Vest ratably over 3-year period	• Units encourage long-term retention and align NEOs interests with stockholders

After taking into consideration the long-term incentive practices in the marketplace, we believe that an equity mix of PBRSUs and TBRSUs provides a conservative and balanced approach. The portion granted in TBRSUs is intended to provide not only some stability in our equity program and increase retention, but also to promote direct alignment with stockholders through our executives’ stock holdings. The portion granted in PBRSUs, whose vesting criteria are tied to our financial performance, is intended to focus and incentivize our executives to deliver exceptional performance.

60	Bread Financial | 2023 Proxy Statement

The PBRSUs are subject to an annual return on equity (ROE) metric with threshold, target and maximum goals for each of 2022, 2023 and 2024. For the ROE metric, threshold, target and maximum goals from 50% to 150% achievement are to be calculated on a scale interpolated between the fixed threshold, target and maximum goal amounts, with a maximum payout of 150% of target.

After consideration of market practices and consultation with our independent compensation consultant, the Compensation & Human Capital committee continued to use ROE as the performance metric for our PBRSU grants in 2022. ROE is a valuable performance metric because:

•	it directly reflects the return generated by the company on our stockholders’ investment

•	it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry and among our peers

•	achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring an appropriate balance between achieving the highest return on invested capital and managing risk

•	using ROE as a performance metric aligns the interests of our NEOs with those of our stockholders, because sustaining a high ROE is a primary driver of strong earnings growth and long-term value

We average the annual ROE results at the end of the three-year performance period so that ROE results relative to the goals are not disproportionately impacted by unforeseeable market factors outside the NEOs’ control over a multi-year period. This approach provides a performance and retention incentive over the long term with three-year cliff vesting. For 2022, the Compensation & Human Capital Committee removed the rTSR modifier that was included in the 2021 PBRSU grants. In doing so, the committee recognized (i) the significant market volatility in an uncertain macroeconomic environment, especially in the consumer lending sector, and (ii) that, while great progress has been made, the Company is still in a transformational phase relative to many of its peers. Recognizing these and other factors, the committee acted to ensure that the long-term equity grants fully incentivized long-term behavior and growth and appropriate management of risk and return.

In the event threshold performance is not achieved in one or more fiscal years, the total payout could be less than 50% and as low as 0%. To the extent earned, these PBRSUs will vest in February 2025, provided that the executive is employed by us on the vesting date. The high proportion of performance-based awards reflects our pay-for-performance philosophy and aligns our NEOs’ interests with those of our stockholders. The Compensation & Human Capital Committee believes the combined annual ROE over three years for the PBRSUs can be characterized as challenging to achieve, but attainable with the application of significant skill and effort on the part of our executive officers.

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FY 2022 TO FY 2024 PERFORMANCE SHARE PLAN DESIGN

The payout for the PBRSUs will be determined when the full measurement can occur, after December 31, 2024. For all grants, the recipient must be employed by us at the time of vesting to receive the stock. The 45-day average fair market value of the Company’s common stock as quoted on the NYSE as of the date of grant is utilized as the basis for determining the specific number of either PBRSUs or TBRSUs to be granted.

The Compensation & Human Capital Committee will continue to review our compensation plans to support our current and long-term business strategy, to continue to align pay with stockholder interests and sustain good governance practices.

2022-2024 LTIC AWARDS GRANTED DURING 2022

In February 2022, the following LTIC grants (the 2022-2024 LTIC Awards) were made to our NEOs, with 60% of the total target award in the form of PBRSUs and the remaining 40% in TBRSUs:

Name	2022-2024 LTIC Target Grant Value ($)	PBRSUs Granted (in shares)(1)	TBRSUs Granted (in shares)(1)

Ralph J. Andretta	4,620,000	40,105	26,737

Perry S. Beberman	1,525,000	13,239	8,826

Valerie E. Greer	1,155,000	10,027	6,685

Tammy M. McConnaughey	1,050,000	9,115	6,077

Joseph L. Motes III	1,155,000	10,027	6,685

(1)

The target numbers of RSUs were determined by dividing the total grant value of the award by the 45-day average fair market value of the Company’s common stock as quoted on the NYSE as of the date of grant.

62	Bread Financial | 2023 Proxy Statement

In January 2023, the Compensation & Human Capital Committee confirmed our 2022 ROE result of 30.7%, which was determined after adjusting for certain items that we believe were not representative of our continuing performance, as they were non-recurring or had no cash impact, and could distort our longer-term operating trends, namely provision build, the Company’s write down of its LVI equity method investment in 2022, costs and expenses associated with the Epsilon/DOJ matter described above, and normalizing adjustment assuming a constant TCE/TA ratio had been in place. The Compensation & Human Capital Committee determined that the final 2022 ROE result (as adjusted) of 30.7% exceeded the maximum goal for fiscal year 2022 of 27.7% (continuing operations) for the 2022-2024 PBRSUs.

The 2022 ROE results discussed above also apply to the second portion of the 2021-2023 PBRSUs previously awarded to our NEOs in February 2021, as illustrated below.

(1)

When established in February 2021, the ROE goals for the 2021-2023 PBRSUS included the Company’s former LoyaltyOne segment, which was subsequently spun off into a standalone company in November 2021. For purposes of measuring performance on the 2021-2023 PBRSUs in 2022, both the ROE goals and actual ROE results are based on the ROE from the Company’s continuing operations, excluding the Company’s former LoyaltyOne segment.

(2)	3-year relative TSR modifier (+/-20%) applied at end of 3-year term for the 2021-2023 PBRSUs.

(3)	The final payout for these PBRSUs will be determined after conclusion of the full three-year measurement period.

Compensation Determination Process

Role of the Compensation & Human Capital Committee

The Compensation & Human Capital Committee reviews and approves the compensation for our non-CEO executive officers from the time of their hire or promotion to such roles, and, together with the other independent directors, approves the compensation of our CEO. The Compensation & Human Capital Committee typically sets the total direct compensation for our executive officers near the beginning of each year. This timing allows us to consider the performance of the Company and each executive officer in the prior year, as well as expectations for the upcoming year.

AIC and LTIC targets and scales are established and grants are awarded as early as practicable in the year, contingent upon the availability of the prior year’s financial results, to maximize the time period over which the applicable performance incentives apply. Material changes to pay levels for executive officers are typically made only upon a significant change in job responsibilities.

The Compensation & Human Capital Committee, or with respect to the CEO, the Board of Directors, approved compensation levels in early 2022 for those executive officers previously identified and for each newly-hired

Bread Financial | 2023 Proxy Statement	63

executive officer at the time of their hiring or shortly thereafter. For all of our associates, our philosophy continues to be to compensate all associates on a competitive basis with a mid-market target for all skilled positions in all geographic locations based on relevant peer or industry group data. Some amounts may be higher or lower based on factors such as skill levels, performance, seniority, workload, span of control, retention considerations and institutional knowledge. For additional information on the process for establishing compensation, see “—Compensation Programs” above and “—Competitive Considerations” below.

Role of the Chief Executive Officer

Typically, our CEO makes compensation recommendations to the Compensation & Human Capital Committee with respect to our non-CEO executive officers. The committee may accept or adjust the CEO’s recommendations in its sole discretion and also makes a recommendation regarding the CEO’s compensation to the full Board of Directors. The CEO does not make any recommendations to the Compensation & Human Capital Committee or to the Board of Directors relating to performance measures, targets or similar items that affect CEO compensation. Moreover, the CEO is recused from discussions of CEO compensation during Board of Directors and Compensation & Human Capital Committee meetings.

Role of the Compensation Consultant

The Compensation & Human Capital Committee directly engages Meridian Compensation Partners, LLC (Meridian), as its external executive compensation consultant for its industry knowledge and experience in advising on executive compensation matters. The committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian. In particular, Meridian assisted the Compensation & Human Capital Committee in 2022 with competitive market analysis, peer assessment, and consultation and review of compensation policies and practices.

Competitive Considerations

In determining appropriate levels of compensation, the Compensation & Human Capital Committee considers the competitive market for talent and compensation levels provided by comparable companies to minimize significant differences that could negatively impact our ability to attract and retain skilled executive officers. As referenced above, the committee engaged Meridian to, among other things, assist with competitive market analysis and peer assessment. For conducting market review, Meridian formed and surveyed two data sets, both of which were approved by the committee: a general industry group and a proxy peer group. The general industry group encompasses companies of similar size based on revenue. The proxy peer group consists of public companies that are currently monitored as competitors, for business and talent, or are in similar industries and have similar revenue or market capitalization.

PROXY PEER GROUP

Meridian reviewed the compensation practices for the proxy peer group set forth below with whom we compete for business and talent. This approach provides us with a balanced perspective, reflecting industry, performance and company size considerations as they affect executive pay. Meridian collected, analyzed and presented comprehensive market data, including base salary and target short- and long-term incentive amounts, for each of our executive officers, including our then current NEOs, from both published proxy data and Equilar’s Executive Compensation Survey. As of December 31, 2022, the companies included in our 2022 peer group had a median peer revenue of $8.3 billion (based on Standard & Poor’s Capital IQ data) over the prior 12 months and a median market capitalization of $20.2 billion, as compared to Bread Financial’s revenue of $3.8 billion and market capitalization of $1.9 billion.

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For fiscal year 2022, the companies comprising our proxy peer group included:

• Ally Financial Inc.	• Fifth Third Bancorp	• PayPal Holdings, Inc.*
• Capital One Financial Corporation	• Huntington Bancshares Incorporated	• Regions Financial Corporation
• Citizens Financial Group, Inc.	• KeyCorp	• SVB Financial Group*
• Comerica Incorporated	• M&T Bank Corporation*	• Synchrony Financial
• Discover Financial Services	• Mastercard Incorporated*

*

In September 2022, the Compensation & Human Capital Committee, considering the methodology and factors described above, reviewed the Company’s peer group and elected to make certain changes to the peer group for fiscal year 2023, reflective of the Company’s current size and business focus following the transformative events in recent years. The committee removed M&T Bank Corporation, Mastercard Incorporated, PayPal Holdings, Inc., and SVB Financial Group from the peer group, and added Associated Banc-Corp, Green Dot Corporation, LendingTree, Inc., LendingClub Corporation, OneMain Holdings, Inc. and SoFi Technologies, Inc.

MARKET REVIEW

Market data provides an important benchmark by indicating what an executive officer could expect to earn at a comparable company and what we might expect to pay if we should have to recruit and compete for outside executive talent. Market data, however, is only one factor that the Compensation & Human Capital Committee considers in assessing the reasonableness of compensation provided to our NEOs. The committee also considers other relevant factors, including an NEO’s experience, breadth of knowledge, talent supply and demand that may be industry or application specific, cost constraints, internal compensation equity considerations, Company performance, individual performance, expected future contributions, prior compensation and retention risk for each NEO.

When conducting the market review, the Compensation & Human Capital Committee reviews each component of compensation in relation to certain percentiles of both the proxy peer group and the general industry group surveyed. Generally, the committee targets at the 50th percentile each component of our NEOs total direct compensation (base salary plus target AIC plus target LTIC). However, the committee may set any element of an NEO’s total direct compensation above or below the 50th percentile based on factors such as an NEO’s skill level, performance, seniority, workload, span of control, retention considerations and institutional knowledge. We believe compensation provided to our NEOs, vis-à-vis the proxy peer group and the general industry group companies surveyed, is appropriate given the success of our NEOs in guiding the Company through a significant transformation period that has positioned the Company for long-term growth and success. Actual performance above or below each of the established targets for our AIC and LTIC programs may result in actual compensation that may be higher or lower than the target percentiles. A discussion of the results of our executive compensation programs can be found above under the heading “—Compensation Programs.”.

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Compensation Policies and Practices

Assessment of Risk in Compensation Program Design

The Compensation & Human Capital Committee reviewed the design of our compensation program for both our executive officers and other officers and key contributors who receive performance-based compensation and assessed the potential for our compensation program to encourage excessive risk-taking. The committee considered the following characteristics of our compensation program, among others:

•	a balance of both short- and long-term performance-based incentive compensation;

•	a balance within equity incentive compensation of both TBRSUs and PBRSUs;

•	the use of multiple performance metrics in incentive compensation, utilizing a mix of financial and non-financial objectives;

•	the definition of performance metrics at the beginning of the performance period, which may include adjustments for one-time or other pre-determined events;

•	inclusion of maximum payout limitations under our omnibus incentive plans;

•	stock ownership guidelines applicable to certain key executives;

•	standardized equity grant and forfeiture procedures;

•	ability of the Compensation & Human Capital Committee to apply discretion in determining payouts for incentive compensation; and

•	clawback provisions contained in various executive compensation plans and agreements. In light of the SEC’s adoption of final clawback rules in October 2022, we expect our clawback policy to change in order to comply with final stock exchange listing standards, once effective.

As a result of this review, the Compensation & Human Capital Committee believes that the design of our compensation program provides multiple, effective safeguards against, and does not promote, unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Prohibitions on Hedging and Pledging of Our Securities

Our insider trading policies prohibit directors, executive officers and associates, together with certain of their family members and controlled entities, from engaging in hedging transactions with respect to our securities. These prohibited transactions include the use of financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in market value of such person’s holdings in our equity securities. Furthermore, our insider trading policies prohibit directors, executive officers and designated associates, together with certain of their family members and controlled entities, from (i) trading in puts, calls or other derivative securities; (ii) engaging in short sales with respect to our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities as collateral for a loan. These policies help to ensure that the interests of our directors, executive officers and associates remain aligned with those of our other stockholders.

66	Bread Financial | 2023 Proxy Statement

Clawback Provisions

Pursuant to Company policy, and under our 2022 Omnibus Incentive Plan, 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and 2010 Omnibus Incentive Plan, if our consolidated financial statements are required to be restated due to errors, omissions, fraud or misconduct, the Compensation & Human Capital Committee may direct the Company to recover all or a portion of any cash or equity incentive award or any past or future compensation from any participant or former participant with respect to any fiscal year of the Company for which financial results are negatively affected by such restatement. Such recoveries will be limited to those participants or former participants who had knowledge or reasonably should have had knowledge of such errors, omissions, fraud or misconduct and failed to take reasonable steps to bring it to the attention of the appropriate individuals, or who personally and knowingly engaged in practices that materially contributed to the restatement. Further, under our 2022 Omnibus Incentive Plan, 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and 2010 Omnibus Incentive Plan, the Compensation & Human Capital Committee has the authority to cancel or require repayment of an award in the event a participant or former participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with us. In light of the SEC’s adoption of final clawback rules in October 2022, we expect our clawback policy to change in order to comply with final stock exchange listing standards, once effective.

Alignment with Stockholders

We believe that our executive officers should maintain a significant position in our common stock so that their interests are aligned with those of our stockholders. Our stock ownership guidelines require our executive officers to maintain an investment position in our common stock equal to a multiple of his or her base salary. With compliance measured from the date of hire or promotion, the stock ownership guidelines include shares owned outright and 70% of unvested TBRSUs. Further, until compliance is achieved, executive officers must hold at least 50% of net shares acquired at vesting and are restricted from selling below the compliance threshold thereafter. While no burn-in period is provided prior to measuring compliance, the Board of Directors expects executives to reach the prescribed thresholds within five years.

As of March 31, 2023, all current NEOs are in compliance with the holding requirements outlined above.

Perquisites

With limited exceptions, the Compensation & Human Capital Committee’s policy is to provide personal benefits and perquisites to our NEOs that are substantially similar to those offered to our other associates at or above the level of vice president. The personal benefits and perquisites that may be available to our NEOs in addition to those available to our other associates include the opportunity to elect and receive at no cost enhanced life insurance and an annual physical. For additional information about the perquisites given to our NEOs in 2022, see the Fiscal Year 2022 All Other Compensation table included above in this proxy statement.

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Reasonability of Compensation

In determining appropriate compensation levels during the course of 2022, the Compensation & Human Capital Committee reviewed all forms of executive compensation, including base salary, AIC, LTIC awards, ratios of vested to unvested equity previously granted to our executive officers, realizable amounts from equity previously granted to our executive officers, the Company’s contributions to the Bread Financial 401(k) Plan and Executive Deferred Compensation Plan and the value of any perquisites received for the 2022 performance year. Following review of these factors and other applicable factors and known information, such as the market data provided by Meridian and the Company’s accomplishments in 2022, including those under “—2022 Company Highlights,” the Compensation & Human Capital Committee, and the Board of Directors with respect to the CEO, have each determined that the total 2022 compensation paid to our executive officers was reasonable and not excessive. For 2022, the committee, with the assistance of Meridian, targeted the 50th percentile of both our proxy peer group and the general industry group surveyed for each of base salary, target total cash compensation (base salary plus target AIC) and target total direct compensation (base salary plus target AIC plus target LTIC) for all NEOs.

Other Plans or Agreements Governing Executive Compensation

Change in Control—Impact on Outstanding Equity

Under our equity incentive plans, the Compensation & Human Capital Committee, as the plan administrator, may accelerate vesting of stock options and restricted stock or restricted stock units in the event of a change in control. Further, if a participant’s employment or other service is terminated by the Company or other surviving entity without cause or the participant resigns for good reason within 12 months after a change in control, all restrictions on any awards held by the participant will lapse and the awards will be immediately and fully vested. Further, stock options will be exercisable until the earlier of the end of the option term or the end of the one year period following such event.

Executive Deferred Compensation Plan

We maintain an Executive Deferred Compensation Plan, which permits our executive officers and certain other highly compensated associates to defer up to 50% of their base salary and incentive compensation (as defined in the Executive Deferred Compensation Plan) on a pre-tax basis. Deferrals under the Executive Deferred Compensation Plan are unfunded and subject to the claims of our creditors. Each participant in the Executive Deferred Compensation Plan is 100%

vested in their account, and account balances accrue interest at a rate established and adjusted periodically by the Compensation & Human Capital Committee. For additional information relating to our NEOs’ participation in the Executive Deferred Compensation Plan, please see the Fiscal Year 2022 Nonqualified Deferred Compensation table under “Director and Executive Officer Compensation” below.

Bread Financial 401(k) Plan

The Bread Financial 401(k) Plan is a defined contribution plan that is qualified under Internal Revenue Code (IRC) Section 401(k). Eligible associates can participate in the Bread Financial 401(k) Plan immediately upon joining the Company. The Bread Financial 401(k) Plan covers eligible U.S. associates of the Company and all of its U.S. subsidiaries. In 2022, the Company matched dollar-for-dollar up to five percent of an associate’s eligible compensation. All Company matching contributions are immediately vested. Effective January 1, 2023, the Company enhanced its plan design to help associates maximize their retirement savings. Under the new plan design, the Company will deposit a contribution equal to three percent of an associate’s eligible compensation into their 401(k) plan on an annual basis, and will match 50 cents for every dollar an associate contributes up to six percent of an associate’s eligible compensation. The Company’s three percent contribution vests immediately, but associates must work at the company for three years before the matching contribution vests.

68	Bread Financial | 2023 Proxy Statement

Director and Executive Officer Compensation

Summary Compensation Table

The following tables and accompanying narratives set forth the compensation paid to our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Ralph J. Andretta President and Chief Executive Officer	2022	1,138,846	–	4,840,698	–	2,615,590	–	99,548	8,694,682
	2021	1,045,385	135,000	7,900,354	–	2,063,040	–	35,459	11,179,238
	2020	913,846	4,547,834	5,313,281	–	1,485,000	–	40,027	12,299,988

Perry S. Beberman EVP and Chief Financial Officer	2022	625,385	–	1,597,947	–	1,188,905	–	39,320	3,451,557
	2021	297,692	600,000	1,304,665	–	1,002,600	–	431	3,205,388

Valerie E. Greer EVP and Chief Commercial Officer	2022	636,923	–	1,210,283	–	1,207,776	–	52,069	3,107,051
	2021	618,462	43,638	2,069,298	–	1,156,362	–	36,913	3,924,673
	2020	309,231	346,000	888,559	–	900,000	–	7,175	2,450,965

Tammy M. McConnaughey EVP, Operations & Credit Risk	2022	617,692	–	1,100,204	–	1,188,905	56,387	43,787	3,006,975
	2021	541,495	42,180	1,881,141	–	732,820	47,783	41,908	3,287,327
	2020	452,886	60,570	882,592	–	439,430	32,846	46,635	1,914,959

Joseph L. Motes III EVP, Chief Administrative Officer, General Counsel and Secretary	2022	625,384	–	1,210,283	–	1,188,905	–	53,294	3,077,866
	2021	592,308	29,000	2,422,007	–	921,000	–	45,623	4,009,938
	2020	519,231	50,000	834,801	–	500,000	–	49,575	1,953,607

(1)

This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. See the Fiscal Year 2022 Nonqualified Deferred Compensation table below for additional information. In 2022, $30,885 of salary was deferred by Ms. McConnaughey; in 2021, $27,075 was deferred by Ms. McConnaughey; in 2020, $22,644 was deferred by Ms. McConnaughey.

(2)

Amounts in this column represent discretionary payments to executive officers in recognition of their efforts, as approved by the Compensation & Human Capital Committee, and with regard to the CEO, by the Board of Directors. See “Compensation Discussion and Analysis–Compensation Programs–Annual Incentive Compensation (AIC)–Discretionary Adjustments.” No such discretionary payments were made for fiscal year 2022.

(3)

Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC 718, which for 2022 represents the closing market price of our common stock of $72.42 per share on the grant date of February 15, 2022. These amounts may not correspond to the actual value that will be realized by the NEOs. The amounts for the PBRSUs were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. For these amounts, see the Fiscal Year 2022 Grants of Plan-Based Awards table below. The following are the values of the PBRSUs as of the grant date assuming attainment of the maximum level of performance, as required by SEC guidance: Mr. Andretta,

Bread Financial | 2023 Proxy Statement	69

$4,356,642; Mr. Beberman, $1,089,269; Ms. Greer, $1,089,269; Ms. McConnaughey, $990,199; and Mr. Motes, $1,438,188. For additional information on how we account for long-term incentive compensation, see Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Awards included in the Stock Awards and Option Awards columns were granted pursuant to the 2020 Omnibus Incentive Plan.

(4)

This column reflects the amounts paid to each NEO in February 2023, 2022 and 2021 representing amounts earned for 2022, 2021 and 2020 performance. For the 2022 performance year, these amounts are the actual amounts earned under the awards described in the Fiscal Year 2022 Grants of Plan-Based Awards table below. These payout amounts were computed in accordance with pre-determined formulas for the calculation of performance-based AIC under applicable balanced scorecards and weightings, all as set forth under “Compensation Discussion and Analysis–Compensation Programs–Annual Incentive Compensation (AIC).”

(5)

This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan, which amounts are not paid or deferred until February of the following year. In 2022, $116,250 was deferred by Ms. McConnaughey from non-equity incentive compensation earned in 2021.

(6)

Amounts in this column consist entirely of above-market earnings on compensation deferred pursuant to the Executive Deferred Compensation Plan. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 9.0% annual interest rate credited by the Company on account balances during 2022.

(7)	See the Fiscal Year 2022 All Other Compensation table below for further information regarding amounts included in this column.

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Fiscal Year 2022 All Other Compensation

Name	Registrant Contributions to 401(k) or Other Retirement Savings Plans ($)	Registrant Contributions to Deferred Compensation Plans ($)	Life Insurance Premiums ($)	Medical and Dental Insurance Premiums ($)	Disability Insurance Premiums ($)	Other(1) ($)	Perquisites and Personal Benefits ($)

Ralph J. Andretta			53	19,334	981	55,929	23,251	(2)

Perry S. Beberman	15,250		53	19,334	981	3,156	546	(3)

Valerie E. Greer	15,250		53	17,366	981	17,838	581	(4)

Tammy M. McConnaughey	15,250		53	19,334	981	7,750	419	(5)

Joseph L. Motes III	15,250		53	19,334	981	9,246	8,430	(6)

(1)	The amounts listed represent cash paid for dividend equivalent rights on restricted stock units that vested in 2022.

(2)

This amount represents $10,536 paid in supplemental life insurance premiums, $12,001 paid in executive financial planning services, and $714 paid in individual supplemental disability premiums which went into effect 12/1/2022 (1/12th of annual premium).

(3)	This amount represents $546 paid in individual supplemental disability premiums which went into effect 12/1/2022 (1/12th of annual premium).

(4)	This amount represents $581 paid in individual supplemental disability insurance premiums which went into effect 12/1/2022 (1/12th of annual premium).

(5)	This amount represents $419 paid in individual supplemental disability insurance premiums which went into effect 12/1/2022 (1/12th of annual premium).

(6)

This amount represents $7,836 paid in supplemental life insurance premiums, and $594 paid in individual supplemental disability insurance premiums which went into effect 12/1/2022 (1/12th of annual premium).

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Fiscal Year 2022 Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our NEOs in 2022, including performance-based non-equity incentive compensation awards and restricted stock unit awards. For a discussion of the material terms of these awards, see “Compensation Discussion and Analysis – Compensation Programs” above.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Equity Awards Granted in 2022 ($)(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ralph J. Andretta	Performance- Based AIC		623,700	2,079,000	4,573,800

	PBRSUs(3)	2/15/2022				20,053	40,105	60,158				2,904,404

	TBRSUs(4)	2/15/2022							26,737			1,936,294

Perry S. Beberman	Performance- Based AIC		283,500	945,000	2,079,000

	PBRSUs(3)	2/15/2022				6,620	13,239	19,859				958,768

	TBRSUs(4)	2/15/2022							8,826			639,179

Valerie E. Greer	Performance- Based AIC		288,000	960,000	2,112,000

	PBRSUs(3)	2/15/2022				5,014	10,027	15,041				726,155

	TBRSUs(4)	2/15/2022							6,685			484,128

Tammy M. McConnaughey	Performance- Based AIC		283,500	945,000	2,079,000

	PBRSUs(3)	2/15/2022				4,558	9,115	13,673				660,108

	TBRSUs(4)	2/15/2022							6,077			440,096

Joseph L. Motes III	Performance- Based AIC		283,500	945,000	2,079,000

	PBRSUs(3)	2/15/2022				5,014	10,027	15,041				726,155

	TBRSUs(4)	2/15/2022							6,685			484,128

(1)

The actual payout amounts of these 2022 performance-based AIC awards have already been determined and were paid in February 2023, and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The threshold amounts assume that threshold performance is achieved (50% payout amount), but that none of the four strategic modifiers are achieved (minus 20%), resulting in a 30% payout amount. The maximum amounts assume maximum performance is achieved (200%), and further that all of the four strategic modifiers are achieved (plus 20%), resulting in a 220% payout amount.

(2)

Full grant date fair value of equity awards granted in 2022 is computed in accordance with ASC 718 and reflects the total amount of the award to be spread over the applicable vesting period. The amount recognized for financial reporting purposes under ASC 718 of the target awards granted is included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table included above.

(3)

These share amounts represent the potential payouts for the PBRSUs granted as part of our 2022-2024 LTIC Awards. These PBRSUs will cliff-vest in February 2025 to the extent earned and subject to continued employment. The share amounts in the “Threshold” column represent the achievement of threshold ROE goals over the performance period. The share amounts in the “Maximum” column represent the achievement of maximum ROE goals over the performance period. If threshold performance is not achieved in one or more fiscal years, the potential payout could be as low as 0%.

(4)

These amounts reflect TBRSUs granted as part of our 2022-2024 LTIC Awards. Of these TBRSUs, 33% vested on 2/15/23, 33% will vest on 2/15/24, and the remaining 34% will vest on 2/18/25, subject to continued employment by the applicable NEO on such dates.

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Fiscal Year 2022 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of restricted stock units by our NEOs. This table includes unvested restricted stock units. Each equity award is shown separately for each NEO, with the corresponding vesting schedule for each award in the footnotes following this table.

	Stock Awards

Name	Number Of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Ralph J. Andretta	75,949	(3)	2,860,239

	1,616	(4)	60,859

	7,275	(5)	273,977

				59,214	(6)	2,229,999

				60,158	(7)	2,265,550

Perry S. Beberman	16,454	(8)	619,658

				5,435	(9)	204,682

				19,859	(10)	747,890

Valerie E. Greer	26,242	(11)	988,274

				15,510	(12)	584,107

				15,041	(13)	566,444

Tammy M. McConnaughey	17,267	(14)	650,275

				14,100	(15)	531,006

				13,673	(16)	514,925

Joseph L. Motes III	22,108	(17)	832,587

	363	(18)	13,671

				15,510	(19)	584,107

				15,041	(20)	566,444

(1)

Market values of the RSU awards shown in this table are based on the closing market price of our common stock as of December 30, 2022, which was $37.66, and assumes the satisfaction of the applicable vesting conditions.

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(2)

Based on SEC guidance, the number of shares and payout values represent the maximum number of shares the executive may receive under the PBRSUs granted since ROE performance as measured through the first two years of the 2021-2023 PBRSUs and through the first year of the 2022-2024 PBRSUs exceeded maximum levels. The actual number of shares an executive receives under a PBRSU is dependent on the Company’s performance over the applicable three-year performance period and will not be determined under after the end of the performance period.

(3)

Of these TBRSUs, 8,823 units vested on 2/15/23, 21,712 units vested on 2/16/23, 5,129 units vested on 2/18/23, 8,823 units are scheduled to vest on 2/15/24, 22,371 units are scheduled to vest on 2/16/24 and 9,091 units are scheduled to vest on 2/18/25.

(4)	PBRSUs subject only to additional time-based restrictions. On 2/18/23, based on having previously achieved performance metrics for 2020, 1,616 units vested.

(5)	PBRSUs subject only to additional time-based restrictions. On 2/18/23, based on having previously achieved performance metrics for 2020, 7,275 units vested.

(6)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/16/24.

(7)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/18/25.

(8)

Of these TBRSUs, 2,912 units vested on 2/15/23, 3,758 units are scheduled to vest on 7/17/23, 2,913 units are scheduled to vest on 2/15/24, 3,870 units are scheduled to vest on 7/15/24 and 3,001 units are scheduled to vest on 2/18/25.

(9)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 7/15/24.

(10)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/18/25.

(11)

Of these TBRSUs, 2,206 units vested on 2/15/23, 5,689 units vested on 2/16/23, 8,009 units are scheduled to vest on 7/17/23, 2,206 units are scheduled to vest on 2/15/24, 5,859 units are scheduled to vest on 2/16/24 and 2,273 units are scheduled to vest on 2/18/25.

(12)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/16/24.

(13)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/18/25.

(14)

Of these TBRSUs, 2,005 units vested on 2/15/23, 5,171 units vested on 2/16/23, 693 units vested on 2/18/23, 2,005 units are scheduled to vest on 2/15/24, 5,326 units are scheduled to vest on 2/16/24 and 2,067 units are scheduled to vest on 2/18/25.

(15)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/16/24.

(16)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/18/25.

(17)

Of these TBRSUs, 2,206 units vested on 2/15/23, 7,240 units vested on 2/16/23, 726 units vested on 2/18/23, 2,206 units are scheduled to vest on 2/15/24, 7,457 units are scheduled to vest on 2/16/24 and 2,273 units are scheduled to vest on 2/18/25.

(18)	PBRSUs subject only to additional time-based restrictions. On 2/18/23, based on having previously achieved performance metrics for 2020, 363 units vested.

(19)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/16/24.

(20)

3-year cliff-vesting PBRSUs, which are subject to adjustment up or down based on predetermined performance measures at the time of vesting. To the extent earned, and following any such adjustment, these PBRSUs will vest on 2/18/25.

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Fiscal Year 2022 Option Exercises and Stock Vested

The following table provides information on stock option exercises and restricted stock units vested during 2022:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Ralph J. Andretta	44,147	(1)	3,154,232

Perry S. Beberman	3,757	(2)	149,679

Valerie E. Greer	13,461	(3)	721,877

Tammy M. McConnaughey	6,315	(4)	455,933

Joseph L. Motes III	8,582	(5)	619,627

(1)	Of the 44,147 shares acquired by Mr. Andretta on vesting, 20,024 shares were withheld to pay withholding taxes.

(2)	Of the 3,757 shares acquired by Mr. Beberman on vesting, 1,634 shares were withheld to pay withholding taxes.

(3)	Of the 13,461 shares acquired by Ms. Greer on vesting, 5,719 shares were withheld to pay withholding taxes.

(4)	Of the 6,315 shares acquired by Ms. McConnaughey on vesting, 2,248 shares were withheld to pay withholding taxes.

(5)	Of the 8,582 shares acquired by Mr. Motes on vesting, 3,278 shares were withheld to pay withholding taxes.

All values in this table reflect gross amounts before payment of any applicable withholding tax and broker commissions. The value realized on vesting is calculated by multiplying the number of shares vested by the average of the high and low prices of our common stock on the NYSE during the trading hours on the date of vesting.

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Fiscal Year 2022 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of our NEOs in 2022, including contributions by each NEO and by the Company and earnings on contributions credited during 2022:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Ralph J. Andretta	–	–	–	–	–

Perry S. Beberman	–	–	–	–	–

Valerie E. Greer	–	–	–	–	–

Tammy M. McConnaughey	147,135	–	76,110	–	952,917

Joseph L. Motes III	–	–	–	–	–

(1)

In 2022, the following amount was deferred from salary: $30,885 by Ms. McConnaughey. In 2022, the following amounts were deferred from 2022 Incentive Compensation for 2021 Performance: $116,250 by Ms. McConnaughey

(2)

The amounts in this column include all interest accrued on contributions under the Executive Deferred Compensation Plan. The above-market portion of such earnings, as defined by the SEC, is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table included above.

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Potential Payments upon Termination or Change in Control

The information below shows estimated payouts to our NEOs in the event of a termination of employment following a change in control, assuming such termination occurred as of December 31, 2022. In accordance with rules prescribed by the SEC, the amounts included with respect to equity awards have been calculated using the closing price of our common stock on December 30, 2022, which was $37.66. A change in control, however, did not occur on December 31, 2022, and our NEOs were not terminated on that date.

While the information below provides an estimate of the payments that may be made to NEOs, actual payments upon termination can only be determined at the time of such NEO’s actual termination. The information below includes only those benefits, if any, that are enhanced or increased as a result of the event of termination and do not include benefits that the NEO is entitled to receive regardless of the termination, including (1) any base salary earned but not yet paid; (2) amounts contributed to or accrued and earned under broad-based employee benefit plans or deferred compensation plans; and (3) basic continuation of medical, dental, life and disability benefits.

We do not have any employment, severance or other change in control agreements with continuing benefits with any of our NEOs.

Pursuant to our long-term equity grant agreements, in the event of a change in control, if the Compensation & Human Capital Committee fails to exercise its discretion to accelerate the award or fails to provide for the award’s assumption, substitution or other continuation, or in any event, if the executive is terminated within 12 months after a change in control, such awards would automatically vest, resulting in a payout of $6,192,095, $1,254,681, $1,613,279, $1,755,295 and $1,347,550, respectively, to each of Messrs. Andretta, Beberman and Motes and Mses. Greer and McConnaughey assuming target payouts of 100% and that such event occurred on December 31, 2022.

All unvested shares of restricted stock or restricted stock units granted to such NEO will be forfeited upon termination of employment for any reason other than where such NEO’s employment or other service is terminated by the Company or other surviving entity without cause or the NEO resigns for good reason within 12 months after a change in control, in which case all restrictions on any awards held by such NEO will lapse and the awards will be immediately and fully vested. Notwithstanding the foregoing, the Compensation & Human Capital Committee may exercise its discretion to accelerate the vesting of any restricted stock units granted to the NEO upon that NEO’s termination of employment for any reason other than for cause, subject to any restrictions in the Omnibus Incentive Plan under which such restricted stock units were granted.

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Equity Compensation Plan Information – Outstanding Grants and Securities Available for Future Issuance

As of December 31, 2022, as a result of grants made under all of our equity plans, there were outstanding 1,107,663 unvested TBRSUs, 9,254 unvested PBRSUs subject only to remaining time-based restrictions (of which all 9,254 units vested in February 2023), 73,179 unvested PBRSUs that are subject to an ROE performance metric and rTSR modifier, and 82,513 PBRSUs subject to an ROE performance metric. The following table provides information as of December 31, 2022 with respect to shares of our common stock that were issued under prior plans that have since expired and are still outstanding and shares of our common stock that may be issued under the 2022 Omnibus Incentive Plan or the 2015 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	1,272,609	(1)	N/A	3,708,760	(2)

Equity compensation plans not approved by security holders	None		N/A	None

Total	1,272,609		N/A	3,708,760

(1)	Includes 9,254 PBRSUs which were only subject to remaining time based restrictions and vested in Feb 2023.

(2)	Includes 768,551 shares available for future issuance under 2015 Employee Stock Purchase Plan.

Following certain significant corporate events, unusual and non-recurring corporate events or changes in applicable laws, regulations or accounting principles, the Compensation & Human Capital Committee has the authority, subject to certain restrictions set forth in the respective plan documents, under each of the 2022 Omnibus Incentive Plan, 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan, and 2010 Omnibus Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the committee feels are appropriate. Further, the committee may reduce payout amounts under performance-based awards if, in the discretion of the committee, such a reduction is appropriate. The Compensation & Human Capital Committee may not, however, increase the payout amount for any such performance-based award. In addition, these plans do not permit stock options to be “repriced” at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a “repricing.”

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Director Compensation

The Compensation & Human Capital Committee annually reviews and approves the form and amount of Board compensation for non-employee directors. Members of our Board of Directors who are also officers or associates of our Company, currently only Mr. Andretta, do not receive compensation for their services as a director. The committee considers the comprehensive market data collected and analyzed by Meridian as a benchmark for competitive pay. Meridian utilized the same peer group as was used to evaluate executive compensation. In considering and determining director compensation, the committee reviews each element of director compensation. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the Board and any Board committee. Non-employee director compensation typically includes an annual cash retainer, special cash meeting fees, if any, and annual equity awards consisting of restricted stock units. The annual equity awards are paid at the beginning of the director’s service year and the cash retainers are paid quarterly in advance, in July, October, January and April of each year, with any special cash meeting fees paid in the quarter following the quarter in which the meeting fees were incurred.

Cash Retainers and Meeting Fees

For the 2022-2023 service term, which began in May 2022 and ends in May 2023, director compensation consists of the following elements:

Board Fees(1)

Cash Retainer	95,000

Board Chair Supplemental	150,000

Committee Fees(1)

Audit Committee Chair Supplemental	40,000

Audit Committee Member	20,000

Compensation & Human Capital Committee Chair Supplemental	30,000

Compensation & Human Capital Committee Member	10,000

Nominating & Corporate Governance Committee Chair Supplemental	30,000

Nominating & Corporate Governance Committee Member	10,000

Risk Committee Chair Supplemental	30,000

Risk Committee Member	6,000

Special Meeting Fees(2)

Board of Directors	1,500

Committee Meeting Chair Supplemental	1,500

Committee Meeting Members	1,000

(1)	Paid in quarterly installments in advance.

(2)	Special meeting fees are only paid in periods of unusually high meeting activity beyond specified thresholds; special fees were triggered in 2022.

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Annual Equity Award

For the 2022-2023 service term of the Board of Directors, non-employee directors received an annual equity award of $140,000 in the form of TBRSUs, which will vest on the earlier of (1) June 15, 2032 or (2) termination of the director’s service on our Board of Directors, but in any case no earlier than June 15, 2023. In addition to our stock ownership guidelines for our directors and executive officers, we have also built stock ownership restrictions into the grants of equity made to the non-employee directors since 2008, with each grant of restricted stock units containing restrictions that lapse on the earlier of 10 years from the date of grant or termination of the director’s service on our Board of Directors. For additional information on our stock ownership guidelines, see “–Director Stock Ownership Guidelines” below.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Roger H. Ballou(2)	271,000	120,787	–	–	36,843	–	428,630

John C. Gerspach, Jr.(3)	–	220,991	–	–	–	–	220,991

Karin J. Kimbrough(4)	90,188	139,198	–	–	659	–	230,045

Rajesh Natarajan(5)	83,250	120,787	–	–	–	–	204,037

Timothy J. Theriault(6)	223,500	120,787	–	–	–	–	344,287

Laurie A. Tucker(7)	67,500	165,572	–	–	–	–	233,072

Sharen J. Turney(8)	135,000	120,787	–	–	5,699	–	261,486

(1)

Ralph J. Andretta is not included in this table because he is an executive officer and thus receives no compensation for his service as a director. The compensation received by Mr. Andretta as an executive officer of the Company is shown in the Summary Compensation Table included above.

(2)	Mr. Ballou elected to defer $67,750 of his cash fees pursuant to our Non-Employee Director Deferred Compensation Plan. As of December 31, 2022, Mr. Ballou held 12,562 restricted stock units.

(3)

As of December 31, 2022, Mr. Gerspach held 14,218 restricted stock units. Mr. Gerspach elected to receive 100% of his meeting fees paid in 2022 for the 2021-2022 service term as well as 100% of his cash retainers for the 2022-2023 service term in the form of equity in lieu of cash with standard vesting restrictions.

(4)

As previously disclosed, Ms. Kimbrough notified us on February 23, 2023 that she will not stand for re-election at this year’s annual meeting and will cease serving on the Board of Directors effective as of that date. Ms. Kimbrough elected to defer $20,813 of her cash fees pursuant to our Non-Employee Director Deferred Compensation Plan. As of December 31, 2022, Ms. Kimbrough held 4,506 restricted stock units. Ms. Kimbrough elected to receive 25% of her cash retainers for the 2022-2023 service term in the form of equity in lieu of cash with standard vesting restrictions.

(5)	As of December 31, 2022, Mr. Natarajan held 8,597 restricted stock units.

(6)

Mr. Theriault’s cash fees include $72,500 in director fees paid to Mr. Theriault in 2022 for his service on the Board of Directors of each of our subsidiary banks, Comenity Bank and Comenity Capital Bank. As of December 31, 2022, Mr. Theriault held 10,539 restricted stock units.

(7)

As of December 31, 2022, Ms. Tucker held 16,647 restricted stock units. Ms. Tucker elected to receive 50% of her meeting fees paid in 2022 for the 2021-2022 service term as well as 50% of her cash retainers for the 2022-2023 service term in the form of equity in lieu of cash with standard vesting restrictions.

(8)	Ms. Turney elected to defer $67,500 of her cash fees pursuant to our Non-Employee Director Deferred Compensation Plan. As of December 31, 2022, Ms. Turney held 8,604 restricted stock units.

80	Bread Financial | 2023 Proxy Statement

The amounts reported in the Stock Awards columns in the table above reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC 718, which represents the closing market price of our common stock of (1) $58.30 per share on the grant date of March 15, 2022; (2) $45.58 per share on the grant date of June 15, 2022; (3) $40.40 per share on the grant date of July 15, 2022; and (4) $32.10 per share on the grant date of October 17, 2022 for awards granted to non-employee directors. For additional information on how we account for long-term equity compensation, see Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Awards granted on March 15, 2022 and June 15, 2022 and included in the Stock Awards column were granted pursuant to the 2020 Omnibus Incentive Plan, and awards granted on July 15, 2022 and October 17, 2022 and included in the Stock Awards column were granted pursuant to the 2022 Omnibus Incentive Plan.

Director Stock Ownership Guidelines

Our stock ownership guidelines require our directors to maintain an investment position in our common stock equal to five times his or her annual retainer (unvested RSUs are included in “investment position”). In addition to our stock ownership guidelines, each grant of restricted stock units to our non-employee directors contains restrictions that lapse on the earlier of 10 years from the date of grant or upon termination of the director’s service on our Board of Directors. Given these restrictive terms, our stock ownership guidelines permit these restricted stock units to be included when calculating the investment position for non-employee directors. As of December 31, 2022, among our current non-employee directors, only Mr. Gerspach and Ms. Tucker had holdings that met or exceeded the guidelines, due primarily to the decrease in the Company’s stock price during 2022. In evaluating compliance with these stock ownership guidelines, the committee noted that, had the December 31, 2021 stock price been used, all directors would have had holdings that met or exceeded the guidelines, except for Ms. Kimbrough, who had not yet reached her guideline compliance date.

Non-Employee Director Deferred Compensation Plan

We offer our non-employee directors the option to defer up to 50% of their cash compensation under our Non-Employee Director Deferred Compensation Plan. Any non-employee director is eligible to participate in the Non-Employee Director Deferred Compensation Plan. To be eligible to make contributions, a director must complete and file an enrollment form prior to the beginning of the calendar year in which the director performs the services for which the election is to be effective. Mr. Ballou, Ms. Kimbrough and Ms. Turney elected to make such a deferral in 2022. Participants in the Non-Employee Director Deferred Compensation Plan are always 100% vested in their contributions and related earnings. The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of above-market earnings on compensation deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as described below. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 9.0% annual interest rate credited by the Company on contributions during 2022. This interest rate may be adjusted periodically by the Compensation & Human Capital Committee, which oversees both the Non-Employee Director Deferred Compensation Plan and the Executive Deferred Compensation Plan.

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CEO Pay Ratio

In determining compensation for executive officers and non-executive associates, we consider many relevant factors, including responsibility, skills, experience, and market data. Similar to our use of a compensation consultant for NEO compensation, we conduct an extensive analysis of market pay based on the responsibilities and necessary skills for each position at the Company. We seek to compensate all associates on a competitive basis and target mid-market compensation rates for all positions in all geographic locations.

Our CEO to “median employee” pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In our 2022 proxy statement (for the 2021 fiscal year), we identified the median employee by examining the annual total cash compensation based on payroll records for all individuals, excluding our CEO, who were employed by us on November 8, 2021. We believed (and still believe) the use of annual total cash compensation for all associates is a consistently applied compensation measure because we do not widely distribute annual equity incentive awards to associates. Our calculation of annual total cash compensation included base salary or earnings, bonus and commissions. We included all Company associates (excluding the CEO), whether employed on a full-time, part-time, temporary or seasonal basis, and we annualized the compensation for those associates who were not employed for the full year of 2021. No exclusions or exemptions were utilized. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements, during 2022, we believe it is reasonable to use the median employee identified and reported in our 2022 proxy statement for purposes of calculating the pay ratio disclosure with respect to fiscal year 2022, and that using this median employee will not significantly affect our pay ratio disclosure.

We calculated annual total compensation for such associate using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this proxy statement. The annual total compensation for fiscal year 2022 for our CEO was $8,694,682 and for our median employee was $82,252. The resulting ratio of the compensation for our CEO to the compensation for our median employee in 2022 is approximately 106:1.

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Pay Versus Performance

In accordance with recently adopted SEC disclosure rules, the following disclosure provides information regarding the relationship between the “compensation actually paid” to our Chief Executive Officer and to our other NEOs, and certain financial performance measures over the last three years.
Pay Versus Performance Table
The table below provides information on the compensation for our CEO and the average compensation for our other NEOs, both as reported in the
Summary Compensation Table
and with certain adjustments to reflect the “compensation actually paid” (CAP), as defined under SEC rules, to such individuals, for each of 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group (S&P Financial Composite Index), our Net Income and our PPNR.

Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Comp Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs (2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM)	Company Selected Performance Measure: PPNR ($MM) (4)
					Company Cumulative TSR ($)	Peer Group Cumulative TSR (3) ($)

2022	8,694,682	3,608,463	3,160,862	1,828,189	44.06	118.59	223	1,894

2021	11,179,238	11,252,145	3,531,923	2,936,373	76.51	131.98	801	1,588

2020	12,299,988	10,586,997	2,110,732	1,794,082	67.30	98.09	214	1,567

(1)	Our Chief Executive Officer, Ralph Andretta, served as our Principal Executive Officer for each of 2022, 2021 and 2020. Our other NEOs were as follows:
- For 2022, Perry Beberman, Valerie Greer, Tammy McConnaughey and Joseph Motes;
- For 2021, Perry Beberman, Valerie Greer, Timothy King, Tammy McConnaughey and Joseph Motes; and
- For 2020, Valerie Greer, Timothy King, Charles Horn, Tammy McConnaughey and Joseph Motes.

(2)	Reconciliations of the Summary Compensation Table data to CAP data are included immediately below this table.

(3)
“Peer Group Cumulative TSR” represents the cumulative total stockholder return during each measurement period for the S&P Financial Composite Index, which is the industry index reported in our Annual Report on Form
10-K
for the year ended December 31, 2022. Each amount assumes that $100 was invested on December 31, 2019, and dividends were reinvested for additional shares.

(4)
The Company has identified Pretax
Pre-provision
earnings (PPNR) as the company-selected measure for the pay versus performance disclosure, as we believe it is a key measure to track core earnings over time to demonstrate sustainable, profitable growth, excluding the volatility that can occur within Provision for credit losses. See Appendix A in this proxy statement for a reconciliation of PPNR, a non-GAAP
measure, to the most directly comparable GAAP measure. PPNR is a key metric on our AIC balanced scorecard; see “Compensation Discussion and Analysis—Compensation Programs—Annual Incentive Compensation (AIC)” above.

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To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the
Summary Compensation Table
(SCT) for that year:

	2022 ($)	2021 ($)	2020 ($)

Total Compensation for CEO as reported SCT for the covered year	8,694,682	11,179,238	12,299,988

Deduct pension values reported in SCT for the covered year	0	0	0

Deduct grant date fair value of equity awards reported in SCT for the covered year	4,840,698	7,900,354	5,313,281

Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	0	0	0

Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	2,769,499	7,513,091	3,600,290

Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	0	0	0

Add dividends paid on unvested shares/share units and stock options	55,929	16,232	0

Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	(3,294,818)	74,733	0

Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	223,870	369,204	0

Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	0	0	0

Compensation Actually Paid to CEO	3,608,463	11,252,145	10,586,997

84	Bread Financial | 2023 Proxy Statement

To calculate the amounts in the “Average Compensation Actually Paid to
Non-CEO
NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO
named executive officers for each applicable year, as reported in the SCT for that year:

	2022 ($)	2021 ($)	2020 ($)

Total Compensation for Other NEOs as reported SCT for the covered year	3,160,862	3,531,923	2,110,732

Deduct pension values reported in SCT for the covered year	14,097	15,740	21,481

Deduct grant date fair value of equity awards reported in SCT for the covered year	1,279,679	1,949,282	696,487

Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	0	0	0

Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	732,140	1,416,639	465,530

Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	0	0	0

Add dividends paid on unvested shares/share units and stock options	9,498	5,096	9,791

Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	(736,167)	(15,854)	(53,531)

Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	(44,367)	46,547	(20,473)

Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	0	82,957	0

Compensation Actually Paid to Other NEOs	1,828,189	2,936,373	1,794,082
Tabular List of Financial Performance Measures
The list below identifies (alphabetically) the five most important financial performance measures used by our Compensation & Human Capital Committee to link the “compensation actually paid” to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in our “Compensation Discussion & Analysis” section above:

•	Average Loans

•	Net Credit Losses

•	Operating Leverage

•	Pretax Pre-provision Earnings (PPNR)

•	Return on Equity (ROE)

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Graphical Comparison of Certain Measures
The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	Our cumulative TSR and the S&P Financial Composite Index cumulative TSR;

•	Our Net Income; and

•	Our “Company Selected Metric,” which is PPNR.

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In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide additional detail on the elements of our executive compensation program and our pay-for-performance
compensation philosophy. We believe the Company’s executive compensation programs appropriately reward our CEO and the other NEOs for performance, assist the Company in retaining our key leaders and support long-term value creation for our stockholders.

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Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 23, 2023 (or such other date as set forth below): (1) by each director and nominee for director; (2) by each of our NEOs; (3) by all of our current directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The shares owned by our directors and NEOs are subject to the terms of the individual’s customary brokerage account agreements.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)

Ralph J. Andretta	62,800	*

Roger H. Ballou	14,948	*

Perry S. Beberman	6,786	*

John C. Gerspach, Jr.(2)	16,000	*

Valerie E. Greer	19,280	*

Karin J. Kimbrough	–	*

Tammy M. McConnaughey	23,335	*

Joseph L. Motes III	17,295	*

Rajesh Natarajan	–	*

Timothy J. Theriault	4,000	*

Laurie A. Tucker	4,000	*

Sharen J. Turney	1,725	*

All current directors and executive officers as a group (13 individuals) (3)	172,135	*

BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10055	4,851,523	9.7%

FMR LLC (5) 245 Summer Street Boston, Massachusetts 02210	3,196,747	6.4%

Franklin Mutual Advisers, LLC (6) 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	2,844,541	5.7%

The Vanguard Group, Inc. (7) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,777,098	11.5%

Turtle Creek Asset Management Inc. (8) Scotia Plaza, 40 King Street West, Suite 5100 Toronto, Ontario M5H 3Y2 Canada	4,266,381	8.5%

*	Less than 1%

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(1)

Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, restricted stock units that may vest into shares of common stock within 60 days of March 23, 2023, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 50,118,069 shares of common stock outstanding as of March 23, 2023. Unless otherwise indicated, all amounts exclude shares issuable upon the vesting of restricted stock units that are not vested as of March 23, 2023 or within 60 days of March 23, 2023.

(2)	Includes 6,000 shares held by the Gerspach 2020 GST Exempt Trust.

(3)

Includes 6,000 shares held by the Gerspach 2020 GST Exempt Trust. Mses. Greer, Kimbrough, McConnaughey, Tucker and Turney, and Messrs. Andretta, Ballou, Beberman, Campbell, Gerspach, Motes, Natarajan and Theriault comprise the 13 individuals.

(4)

Based on a Schedule 13G/A filed with the SEC on January 24, 2023, BlackRock, Inc. beneficially owns 4,851,523 shares of common stock, over which it has sole voting power with respect to 4,761,675 of such shares and sole dispositive power with respect to all of such shares, through its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, Blackrock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd.

(5)

Based on a Schedule 13G filed with the SEC on February 9, 2023, each of FMR LLC and Abigail P. Johnson, its chairman and chief executive officer, beneficially owns 3,196,747 shares of common stock over which they have sole dispositive power with respect to all of such shares and over which FMR LLC has sole voting power with respect to 3,182,353 of such shares, in part through subsidiaries of FMR LLC, including Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC.

(6)

Based on a Schedule 13G/A filed with the SEC on January 30, 2023 with respect to an aggregate of 2,844,541 shares of common stock beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC, an indirect wholly owned subsidiary of Franklin Resources, Inc. of which each of Charles B. Johnson and Rupert H. Johnson, Jr. own in excess of 10% of the outstanding common stock and are the principal stockholders, Franklin Mutual Advisers, LLC has sole voting power with respect to 2,835,731shares and sole dispositive power with respect to all of such shares.

(7)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. beneficially owns 5,777,098 shares of common stock, over which it has sole dispositive power with respect to 5,665,138 of such shares; shared voting power with respect to 61,916 of such shares; and shared dispositive power with respect to 111,960 of such shares.

(8)

Based on a Schedule 13G filed with the SEC on February 14, 2023, Turtle Creek Asset Management Inc. beneficially owns 4,266,381 shares of common stock, over which it has sole dispositive power and sole voting power with respect to all of such shares.

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Proposal 2: Advisory Vote on Executive Compensation

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, we are asking that our stockholders approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion related thereto. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the relevant philosophy, policies and practices used in determining such compensation.

As described in detail under the heading “Compensation Discussion and Analysis” above, our executive compensation program is structured at competitive levels and is designed to reward executive officers when the Company achieves above industry-average performance, and to significantly reduce rewards for performance below expectations. We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of pre-established financial and non-financial objectives that support our business strategy, with a mix that balances short- and long-term goals. The Compensation & Human Capital Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term incentives to avoid overweighting short-term objectives, emphasizing the performance component of our NEOs’ annual cash and long-term equity incentive compensation.

The goals of our executive compensation program are to properly incentivize and reward our executives for performance and to allow us to attract, retain and motivate the highest level of executive talent to guide our business and successfully execute our long-term strategy. We encourage stockholders to read the “Compensation Discussion and Analysis” in this proxy statement, which describes our executive compensation programs in detail and the decisions made by the Compensation & Human Capital Committee relating to our NEOs’ 2022 compensation.

We are asking our stockholders to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

This vote is advisory and, as such, is not binding on the Company, the Board of Directors or the Compensation & Human Capital Committee. However, both the Board of Directors and the Compensation & Human Capital Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding NEOs.

The Board of Directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules and regulations of the SEC.

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Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A(a)(2) of the Exchange Act, as amended, our stockholders have the opportunity to indicate how frequently we should seek a non-binding advisory vote on the compensation of our NEOs. In voting on this Proposal Three, stockholders may indicate whether they prefer to have an advisory vote on executive compensation every one year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017, with the majority voting to hold an annual non-binding advisory vote on executive compensation. Our Board of Directors believes that an annual vote is the most appropriate alternative for our company because it allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in each annual meeting proxy statement. In addition, an annual vote is consistent with our policy of seeking frequent input from, and engaging in discussions with, our stockholders on corporate governance matters.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future advisory votes to approve the compensation of our NEOs by selecting one year, two years, or three years. The option that receives the highest number of votes cast will be considered the preferred frequency of the stockholders. For the reasons discussed above, we are asking our stockholders to vote for an advisory vote to approve the compensation for our NEOs every one year.

This vote is advisory and, as such, is not binding on the Company, the Board of Directors or the Compensation & Human Capital Committee. However, both the Board of Directors and the Compensation & Human Capital Committee value the opinion of our stockholders and will consider the outcome of the vote in establishing the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that stockholders vote to hold future advisory votes on executive compensation every ONE YEAR.

The Board of Directors recommends that stockholders vote to hold future advisory votes on executive compensation every ONE YEAR.

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Audit

Committee Report

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the Company’s consolidated financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit department. The Audit Committee appoints, compensates and oversees the work of the independent registered public accounting firm. The Audit Committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent registered public accounting firm, considers the range of audit and non-audit fees, and reviews the adequacy of the Company’s financial reporting process. The Audit Committee met with the independent registered public accounting firm without the presence of any of the other members of the Board of Directors or management and met with the full Board of Directors without the presence of the independent registered public accounting firm to help ensure the independence of the independent registered public accounting firm. The Board of Directors has adopted a written charter for the Audit Committee, posted at www.breadfinancial.com.

The Audit Committee obtained from the independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), a formal written statement describing all relationships between the Company and the independent registered public accounting firm that might bear on the firm’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB), and has discussed, with the independent registered public accounting firm, the firm’s independence. Based on the foregoing, the Audit Committee has satisfied itself that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence. The Audit Committee reviewed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees.” The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The Audit Committee also discussed with management, internal audit and the independent registered public accounting firm the quality and adequacy of the Company’s disclosure controls and procedures. In addition, the Audit Committee reviewed with internal audit the risk-based audit plan, responsibilities, budget and staffing.

The Audit Committee reviewed and discussed with management, internal audit and the independent registered public accounting firm the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee discussed the classification of deficiencies under standards established by the PCAOB. Management determined and the independent registered public accounting firm concluded that no identified deficiency, nor the aggregation of the same, rose to the level of a material weakness based on the independent registered public accounting firm’s judgment.

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements for the year ended December 31, 2022. Management has the responsibility for the preparation of the consolidated financial statements and the reporting process. The independent registered public accounting firm has the responsibility for the examination of the consolidated financial statements and expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent registered public accounting firm as described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.

This report has been furnished by the current members of the Audit Committee.

Roger H. Ballou

John C. Gerspach, Jr., Chair

Timothy J. Theriault

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Proposal 4: Ratification of the Selection of the Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. The Audit Committee has appointed Deloitte as the independent registered public accounting firm for the Company in 2023. Deloitte has served as our independent registered public accounting firm continuously since 1998.

Before reappointing Deloitte as the Company’s independent registered public accounting firm for 2023, the Audit Committee carefully considered Deloitte’s qualifications. This included a review of Deloitte’s performance in prior years, its knowledge of the Company and its operations as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under rules of the SEC with respect to the independence of the independent registered public accounting firm, including the nature and extent of non-audit services. The Audit Committee pre-approved all audit and permissible non-audit services fees for 2021 and 2022. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice and assistance with our securitization program. The Audit Committee has considered whether the provision of these services is compatible with maintaining the registered public accounting firm’s independence and believes the payment of these fees would not prohibit Deloitte from maintaining its independence. In accordance with SEC rules, the lead partner overseeing the Company’s engagement rotates every five years, and the Audit Committee and its Chair are directly involved in Bread Financial’s selection of the lead engagement partner.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2023.

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The Audit Committee believes that, if handled properly, there are numerous benefits of a long-tenured independent registered public accounting firm relationship, including:

•	higher audit quality due to Deloitte’s deep understanding of our business and accounting policies and practices;

•	efficient fee structures due to Deloitte’s industry expertise and familiarity with us; and

•	avoidance of significant costs and disruptions (including board and management time and distractions) that would be associated with retaining a new independent registered public accounting firm.

Nonetheless, the Audit Committee is also aware that a long-tenured independent registered public accounting firm may be believed by some to pose an independence risk. To address these concerns, there are robust safeguards for independence, including:

•	a strong regulatory framework for independence, including limitations on non-audit services and mandatory audit partner rotation requirements for our independent registered public accounting firm;

•	conducting regular private meetings separately with each of Deloitte and our management at the end of each regularly scheduled Audit Committee meeting, as appropriate;

•	oversight of Deloitte that includes regular communication on and evaluation of the quality of the audit and independence of the independent registered public accounting firm;

•	Deloitte’s own internal independence processes and compliance reviews;

•	annual assessment of Deloitte’s qualifications, service quality, sufficiency of resources, quality of communications, independence, working relationship with our management, objectivity, and professional skepticism;

•	interviewing and approving the selection of Deloitte’s new lead engagement partner with each rotation, with a new lead engagement partner possessing significant financial institution expertise beginning in 2021; and

•	considering periodically whether to conduct a search or request for proposal process for a new independent registered public accounting firm.

During fiscal year 2022, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Fees and Services” below. A representative of Deloitte is expected to be present at the 2023 virtual annual meeting of stockholders and will have an opportunity to make a statement if so desired and to answer appropriate questions from stockholders.

In connection with the audit of the 2022 consolidated financial statements, we entered into an engagement letter with Deloitte that set forth the terms by which Deloitte performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte. The Audit Committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte to stockholders for ratification. If stockholders do not ratify the selection, the Audit Committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the Audit Committee may retain Deloitte, notwithstanding the fact that stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

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Fees and Services:

The billed fees for services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2021 and 2022 were as follows:

	2021	2022

Audit Fees(1)	$4,019,795	$3,378,246

Audit-Related Fees(2)	2,028,173	251,440

Tax Fees(3)	282,427	236,826

All Other Fees(4)	65,595	100,685

Total Fees	$6,395,990	$3,967,197

(1)

Consists of fees for the audits of our consolidated financial statements for the years ended December 31, 2021 and 2022, reviews of our interim quarterly consolidated financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act. For 2021, this amount also included fees relating to statutory audits relating to the businesses that were included in the spinoff we completed in 2021.

(2)

Consists of fees primarily related to accounting consultations and other assurance related services. For 2021, this amount also included fees relating to carve out audits and other matters relating to the spinoff we completed in 2021.

(3)	Consists of fees for tax consultation and advice and tax return preparation and review.

(4)	Consists of all other non-audit related fees, including annual subscription licenses.

If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are in favor of Proposal Four, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 will be ratified. Votes marked “For” Proposal Four will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

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Additional Information

Our Board of Directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders to be held on May 16, 2023 at 9:00 a.m. Central Time and any adjournments or postponements of that meeting. The meeting will be held in a virtual format only via webcast at www.proxydocs.com/BFH to provide a safe and accessible experience for our stockholders, associates and directors.

Questions and Answers about the Proxy Process

What is the purpose of holding this meeting?

We are holding the 2023 virtual annual meeting of stockholders to:

•	elect seven directors;

•	hold an advisory vote on executive compensation;

•	hold an advisory vote on the frequency of future advisory votes on executive compensation; and

•	ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

The director nominees, all of whom are currently serving as our directors, have been recommended by our Nominating & Corporate Governance Committee

to serve on our Board of Directors; and our Board has nominated the seven nominees and recommends that our stockholders elect them as directors. The Board also recommends that our stockholders (1) approve, on an advisory basis, the compensation of our NEOs, (2) approve, on an advisory basis, that future advisory votes on our executive compensation be held on an annual basis, and (3) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

Why did I receive these materials?

All of our stockholders as of the close of business on March 23, 2023, the record date, are entitled to vote at our 2023 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date. Our only voting securities are shares of our common stock, of which there were 50,118,069 shares outstanding as of March 23, 2023. Stockholders at the close of business on the record date may examine a list of registered stockholders as of the record date for any purpose germane to the annual meeting during the 10 days prior to the meeting, at our offices in Columbus, Ohio. If you would like to view the stockholder list, please contact our Corporate Secretary, Joseph L. Motes III, at GeneralCounsel@breadfinancial.com, to schedule an appointment.

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Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials or proxy card contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials. Our proxy materials are also available on our Company website at www.breadfinancial.com.

How does the proxy process and stockholder voting operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for election and include information about each of the proposals to be voted on at the annual meeting, as well as other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the virtual stockholder meeting.

By executing a proxy, you authorize the persons named in your proxies to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval for proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting, virtually or by proxy. Voting by proxy ensures we obtain a quorum and complete the stockholder vote. It is important that you attend the meeting virtually or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must adjourn the meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

What does it mean if I receive more than one set of materials?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered stockholder” and other shares through a broker, which we refer to as “beneficial stockholders,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. You need to respond according to the instructions provided in each set of proxy materials to ensure all of the shares you own are properly represented at the annual meeting.

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If I am a beneficial stockholder and own my shares through a broker, how is my vote recorded?

Brokers typically own shares of common stock for many stockholders who are referred to as “beneficial stockholders.” In this situation, the “registered stockholder” on our stock register is the broker or its nominee. The beneficial stockholders do not appear in our stockholder register, and their ownership is often referred to as holding shares in “street name.” Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial stockholders, and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial stockholders to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial stockholders for whom it holds shares. For additional information, please see “How and when do I vote?” below.

How and when do I vote?

Prior to the meeting: Whether or not you expect to attend the 2023 virtual annual meeting of stockholders, we urge you to grant your proxy to vote your shares. You may grant your proxy to vote through the Internet or by telephone by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, by signing and dating each proxy card you received, indicating your voting preference on each proposal, and returning each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own beneficially or in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, will be voted in favor of (1) the seven director nominees; (2) the approval, on an advisory basis, of the compensation of our NEOs; (3) the approval, on an advisory basis, of holding future advisory votes on executive compensation on an annual basis; and (4) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023, all in accordance with the recommendation of our Board of Directors. If you are the beneficial stockholder of shares held in street name through a broker, trustee or nominee, you must follow that nominee’s instructions to vote.

Voting shares held in the BFH Stock Fund portion of the Bread Financial 401(k) Plan: If you hold shares in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on Wednesday May 10, 2023 for the trustee to vote your shares. If you do not provide voting directions by that time, the shares attributable to your account will not be voted. Shares held in the Bread Financial 401(k) Plan cannot be voted during the virtual annual meeting.

During the meeting:

•	Registered Stockholders. Whether or not you have previously submitted your proxy, you may vote your shares if you attend the virtual annual meeting.

•	Beneficial Stockholders. In order to vote your shares at the virtual annual meeting, you will be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the virtual annual meeting.

•	Stockholders through the BFH Stock Fund portion of the Bread Financial 401(k) Plan. You may not vote your shares during the virtual annual meeting.

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Does my vote matter?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, virtually or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2023 virtual annual meeting of stockholders. Shares that are represented at the virtual annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial stockholders or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the virtual annual meeting. If you own shares in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, your shares will not be represented at the virtual annual meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions to the trustee. The inspector of election appointed for the virtual annual meeting will determine the number of shares of our common stock present at the virtual annual meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What vote is required to approve each of the proposals being voted on?

Proposal One – Election of Directors: If a quorum is present, directors are elected by the affirmative vote of a majority of the votes cast, at the meeting or by proxy. The number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee. Stockholders may not cumulate their votes with respect to the election of directors. For purposes of the election of directors, “broker non-votes” and “Abstentions” will not be counted as votes cast “For” or “Against” the proposal and thus will have no effect on the outcome of the election of directors.

Proposal Two – Advisory Vote on Executive Compensation: If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are voted in favor of Proposal Two, the compensation of our NEOs will be approved on an advisory basis. Votes marked “For” Proposal Two will be counted in favor of approval, on an advisory basis, of the compensation of our NEOs. On Proposal Two “broker non-votes” will not be counted as shares entitled to vote for the proposal and thus will have no effect on the outcome of the approval, on an advisory basis, of the compensation of our NEOs. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Two.

Proposal Three – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation: If a quorum is present, the selection of the frequency for future advisory votes on executive compensation will be determined by a plurality of all votes cast, in person or by proxy. This means that the option of every one year, every two years or every three years for Proposal Three that receives the highest number of votes cast will be the frequency for an advisory vote on executive compensation that has been selected by the stockholders. For purposes of the vote on this Proposal Three, “abstentions” and “broker non-votes” will have no effect on the outcome of the selection, on an advisory basis, of the frequency of future advisory votes on executive compensation.

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Proposal Four – Ratification of the Selection of the Independent Registered Public Accounting Firm: If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are voted in favor of Proposal Four, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 will be ratified. Votes marked “For” Proposal Four will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023. An “Abstention” with respect to Proposal Four will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote.

Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Four. Since Proposal Four is considered to be a “routine” proposal, as discussed below, no broker non-votes are expected on this proposal. Except as otherwise directed and except for those proxies representing shares held in the BFH Stock Fund portion of the Bread Financial 401(k) Plan for which no voting preference is indicated, proxies solicited by the Board of Directors will be voted to approve the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a registered stockholder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker as a beneficial stockholder and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal. If you own shares in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements, or affect whether a proposal is approved or rejected.

If I am a beneficial stockholder and do not vote, will my broker vote for me?

If you own your shares through a broker as a beneficial stockholder and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposals One, Two and Three set forth in this proxy statement are not considered to be routine matters and brokers will not be permitted to vote unvoted shares on these three proposals. Proposal Four is a routine matter on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

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Can I revoke my proxy and change my vote?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered stockholder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024; (2) by submitting another valid proxy bearing a later date; or (3) by attending the virtual annual meeting and voting your shares during the meeting. If you are a beneficial stockholder, you may either (1) contact your broker to revoke your proxy or (2) register for, attend and vote your shares during the virtual annual meeting. Please see “Attending the Virtual Annual Meeting” below for more information. If you hold shares in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, you must contact the trustee to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the 2023 annual meeting other than the election of directors; the approval, on an advisory basis, of compensation of our NEOs; the approval, on an advisory basis, of future advisory votes on executive compensation; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023, each as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were properly submitted and not withdrawn. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

If you are a registered stockholder, your vote, as provided by mail, telephone, through the Internet or during the annual meeting, will be returned or delivered directly to Mediant Communications, Inc. (Mediant) for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Mediant on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?

We use Mediant, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and associates may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and associates for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals, including director nominations, for our 2024 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials: If any of our stockholders intends to present a proposal for consideration at the 2024 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be in writing and received by us not later than December 7, 2023. Proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals.

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Requirements for Director Nominations to be Considered for Inclusion in the Company’s Proxy Materials (Proxy Access): Our bylaws provide a proxy access right. Specifically, Section 3.5 of our bylaws permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no sooner than November 7, 2023 and no later than December 7, 2023. Any such notice must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2024.

Requirements for Stockholder Proposals or Director Nominations to Be Presented at the 2024 Annual Meeting: If any of our stockholders intends to present a proposal for consideration at the 2024 annual meeting without inclusion in the proxy statement and form of proxy, notice of such proposal must be in writing and received by our Corporate Secretary no sooner than November 7, 2023 and no later than December 7, 2023.

If any of our stockholders intends to nominate a director for consideration at the 2024 annual meeting without inclusion in the proxy statement and form of proxy, the stockholder must comply with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. In accordance with Section 3.4 of our bylaws, for consideration at our 2024 annual meeting, notice of such nomination must be in writing and received by our Corporate Secretary no sooner than December 18, 2023 and no later than January 17, 2024.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2022, for one year following the annual meeting of stockholders. If you are a beneficial stockholder and a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received. If you are a registered stockholder or if you own shares through the BFH Stock Fund portion of the Bread Financial 401(k) Plan, you may request, without charge, a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received or by written request directed to Joseph L. Motes III, Corporate Secretary, Bread Financial Holdings, Inc., 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

102	Bread Financial | 2023 Proxy Statement

Attending the Virtual Annual Meeting

The 2023 Annual Meeting of Stockholders will be held in a virtual format only via webcast to provide a safe and accessible experience for our stockholders, associates and directors. Our goal for the virtual annual meeting is to enable the largest number of stockholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting.

How to Access, Vote and Participate in the Virtual Annual Meeting for All Stockholders

•	Visit the annual meeting website at www.proxydocs.com/BFH;

•	Register to attend the virtual annual meeting by entering the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials;

•	Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access and attend the virtual annual meeting.

The virtual annual meeting will begin promptly at 9:00 a.m. Central Time. If you have registered to attend the virtual annual meeting, you may begin to log in 15 minutes prior to the start time, using the unique link provided to you in the registration email you received.

We encourage you to access the meeting prior to the start time to provide ample time for the check in.

Technicians will be ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual annual meeting, you may call the technical support number that will be posted in the registration email you received.

Registered stockholders who access the virtual annual meeting using their control number may vote their shares during the virtual annual meeting. Beneficial stockholders who have obtained a legal proxy from their broker, bank or other nominee and submitted a copy in advance of the meeting may also vote their shares during the virtual annual meeting, but shares held in the Bread Financial 401(k) Plan cannot be voted during the meeting.

How Stockholders Can Submit Questions for the Virtual Annual Meeting

Stockholders will have the opportunity to submit questions in advance of and during the annual meeting.

•	In advance of the annual meeting. Stockholders may submit questions in advance of the virtual annual meeting by emailing the question and proof of ownership to investorrelations@breadfinancial.com. The deadline to submit questions in advance is 5:00 p.m. Central Time on May 15, 2023. Proof of ownership includes a copy of one of the following: (i) your proxy card or voting instruction form; (ii) your Computershare account statement or bank or brokerage account statement indicating your ownership of our common stock as of the record date, March 23, 2023; or (iii) the Notice Regarding the Availability of Proxy Materials.

•	During the annual meeting. Stockholders may submit questions during the virtual annual meeting by accessing the annual meeting website as described above. Everyone will have the opportunity to attend the virtual annual meeting. Those who attend the virtual annual meeting as a guest, however, will not be able to submit questions during the meeting.

Questions submitted that are pertinent to the Company and the items being voted on by stockholders during the annual meeting will be read aloud and answered, as time permits and in accordance with meeting procedures and the Rules of Conduct for the Annual Meeting. Questions regarding personal matters, including those related to employment, product or service issues, or related to strategic transactions are not pertinent to meeting matters and, therefore, will not be answered. Substantially similar questions will be grouped, summarized and answered together due to time constraints. Our investor relations or General Counsel’s office will respond to other questions not answered during the annual meeting, as appropriate.

Bread Financial | 2023 Proxy Statement	103

Incorporation by Reference

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation & Human Capital Committee Report” and “Audit Committee Report” shall not be incorporated into any such filings nor shall such information be deemed “filed,” except to the extent that the Company specifically incorporates such information by reference therein. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites, as well as in any other report or document referenced herein, is not part of and is not incorporated by reference into this proxy statement.

Householding of Annual Meeting Materials

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of either our Notice of Internet Availability of Proxy Materials or of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt.

IN ANY EVENT, IF YOU DID NOT RECEIVE AN INDIVIDUAL COPY OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT, WE WILL PROMPTLY SEND A COPY UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO JOSEPH L. MOTES III, CORPORATE SECRETARY, BREAD FINANCIAL HOLDINGS, INC., 7500 DALLAS PARKWAY, SUITE 700, PLANO, TEXAS 75024 OR (214) 494-3000.

Other Matters

Our Board of Directors knows of no matters that are likely to be presented for action at the 2023 annual meeting other than the election of directors; the advisory vote on executive compensation; the advisory vote on the frequency of future advisory votes on executive compensation; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for

2023, each as previously described. If any other matter properly comes before the 2023 annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

104	Bread Financial | 2023 Proxy Statement

Forward-Looking Statements

Certain statements in this proxy statement may constitute forward-looking statements, which involve a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this proxy statement, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, those listed from time to time in reports that we file with the Securities and Exchange Commission, including, but not limited to, our Annual Report on the Form 10-K for the year ended December 31, 2022.

This proxy statement also contains statements regarding environmental, social and governance commitments, goals and metrics. Such statements are not guarantees or promises that such metrics, goals or commitments will be met and are based on current strategy, assumptions, estimates, methodologies, standards and currently available data, which continue to evolve and develop.

Bread Financial | 2023 Proxy Statement	105

Appendix A

Non-GAAP Financial

       Measures Reconciliation

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this Proxy Statement, constitues non-GAAP calculations of similarly titled measures by other companies. In particular. Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net provision/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. We believe the use of PPNR provides additional clarity in understanding our results of operations and trends.

Below is a reconciliation of PPNR to the most directly comparable GAAP measure for the periods indicated:

	Years Ended December 31,

	2022	2021	2020

(Millions)

Pretax pre-provision earnings (PPNR)

Income from continuing operations before income taxes	$300	$1,044	$301

Provision for credit losses	1,594	544	1,266

Pretax pre-provision earnings (PPNR)	$1,894	$1,588	$1,567

Bread Financial | 2023 Proxy Statement	A-1

Bread Financial

3095 Loyalty Circle

Columbus, Ohio 43219

614.729.4000

www.breadfinancial.com

bread financial
P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go • To: www.proxypush.com/BFH
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE    Call 1-866-569-1477
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/BFH
Bread Financial Holdings, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 23, 2023
TIME: Tuesday, May 16, 2023 9:00 AM, Central Time
PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/BFH for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Perry S. Beberman, J. Bryan Campbell and Joseph L. Motes III (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorize(s) them, to vote all the shares of capital stock of Bread Financial Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
Voting shares held in the BFH Stock Fund portion of the Bread Financial 401(k) Plan: If you hold shares in the BFH Stock Fund portion of the Bread Financial 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on Wednesday, May 10, 2023 for the trustee to vote your shares. If you do not provide voting directions by that time, the shares attributable to your account will not be voted. Shares held in the Bread Financial 401(k) Plan cannot be voted during the virtual annual meeting.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Bread Financial Holdings, Inc.
Annual Meeting of Stockholders

Please make your marks like this: X

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ________ Date ________

Signature (if held jointly) ________ Date ________

bread Financial Holdings, Inc.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR all the nominees listed, FOR PROPOSALS 2 and 4, and in favor of “1 YEAR” on Proposal 3.
PROPOSAL YOUR VOTE     BOARD OF DIRECTORS RECOMMENDS
FOR AGAINST ABSTAIN
1.01 Ralph J. Andretta FOR
1.02 Roger H. Ballou FOR
1.03 John C. Gerspach, Jr. FOR
1.04 Rajesh Natarajan    FOR
1.05 Timothy J. Theriault FOR
1.06 Laurie A. Tucker    FOR
1.07 Sharen J. Turney    FOR
2. Advisory Vote to Approve Executive Compensation
FOR AGAINST ABSTAIN
3. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
1YR 2YR 3YR ABSTAIN
1 YEAR
4. Ratification of the Selection of Deloitte & Touche as the Independent Registered Public Accounting firm of Bread Financial Holdings, Inc. for 2023.
FOR AGAINST ABSTAIN
FOR